UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Nasdaq, Inc.

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N Nasdaq 2021 Proxy Statement

Select ESG Awards and Recognition

HRC Corporate Equality Index 2nd Consecutive Year

Dow Jones Sustainability Index 5th Consecutive Year

Bloomberg Gender-Equality Index

Boldest Action of the Year

“Best Companies for Women to Advance”

2020 NET REVENUES

$2.9B IN 2020

April 27, 2021

Dear Shareholders,

The last year was one of the most difficult in recent memory due to the widespread impact of the global pandemic. No one was unaffected, and we express our sincere and heartfelt condolences for those who have lost loved ones or experienced severe disruptions in their lives.

Despite the challenges of 2020, Nasdaq had a strong year, both in terms of our business performance and our commitment to our clients, shareholders, employees, communities and other stakeholders. We could not be prouder of the Company’s resiliency, which is a testament to the diversity of Nasdaq’s business model.

We also celebrate the Company’s history, following its 50th anniversary in February 2021. At the same time, we are firmly focused on building the next generation Nasdaq as a leading technology, analytics and infrastructure provider to capital markets.

Strategic and Business Highlights

The Board continued to work with management in 2020 to adjust and advance the strategic direction of the Company. The Board examined the Company’s progress executing the strategic pivot that was announced in 2017. This shift has accelerated our performance, which is evidenced by our strong 2020 results. Net revenues1 were $2,903 million, an increase of 15% over 2019, Nasdaq’s highest annual growth in the last decade. Revenues in the Solutions segments2 increased 11%, while Market Services revenues increased 21% due to elevated trading volumes. ARR3 was $1,577 million in the fourth quarter of 2020, an increase of 9% from the prior year period, while the Solutions segments’ SaaS revenues increased 11%.

1	Represents revenues less transaction-based expenses.

2	Constitutes revenues from the Market Technology, Investment Intelligence and Corporate Platforms segments.

3

ARR for a given period is the annualized revenue derived from subscription contracts with a defined contract value. This excludes contracts that are not recurring, are one-time in nature, or where the contract value fluctuates based on defined metrics. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

The Company made significant progress in all segments of its business in 2020. Among other things, Nasdaq’s Market Services segment set new highs in U.S. option and European equity trading in 2020. Last year was also the first year Nasdaq’s options exchanges led all exchanges in total volume traded for options.[4] In our Investment Intelligence segment, ETP AUM tracking Nasdaq indexes and derivative product volume tracking Nasdaq indexes each set new quarterly records in the fourth quarter of 2020. The Nasdaq Stock Market welcomed 316 IPOs in 2020 representing $81 billion in capital raised, first amongst U.S. exchanges, including 18 of the top 30 operating company IPOs by capital raised.

To further our ongoing evolution into a leading technology provider and execute on an important aspect of the strategic pivot, Nasdaq acquired Verafin, an industry pioneer in anti-financial crime management solutions. The acquisition, which closed in February 2021, will create a global SaaS leader in the fight against financial crime. Also, as part of our strategy to increase our investment in higher growth opportunities, in March 2020, Nasdaq acquired Solovis, which is broadening the capabilities of Nasdaq’s eVestment business with portfolio analysis and monitoring for institutional investors and consultants.

We also continued to enhance our technology in 2020, including capacity upgrades for our U.S. equities and options markets. Our markets performed extremely well during a year of heightened market volatility and historically high message rates. In addition, our technology preparedness enabled us to transition both our operations and employees seamlessly to a remote work environment during the global pandemic.

As we focus on Nasdaq’s future, we intend to continue our clear and transparent capital strategy. We expect to invest organically to drive disciplined growth, continue to grow our dividend as earnings and free cash flow grow and maintain a leverage profile consistent with an investment grade issuer. In 2020, we increased our dividend from $0.47 per share to $0.49 per share and returned $542 million to our shareholders, consisting of $320 million in dividend payments and $222 million in share repurchases. Nasdaq also delivered a 3-year cumulative TSR[5] of 72.0% for the period ending December 31, 2020.

COVID-19 Response

During the global pandemic, our primary focus was on ensuring the health, safety and well-being of our employees. Among other things, Nasdaq committed that there would be no broad-based layoffs in 2020 to provide better employment certainty during an uncertain economic macro-environment triggered by the pandemic. Nasdaq also implemented minimum and maximum payouts for most performance goals under the Company’s 2020 annual incentive program to continue to motivate employees, while also balancing the differing impact of the pandemic on the financial results across our businesses. Finally, Nasdaq provided additional family care resources and benefits, wellness benefits and mental health resources to help our employees with the additional stress in balancing their work and personal commitments in the new environment.

ANNUALIZED RECURRING REVENUE IN THE FOURTH QUARTER OF 2020

4	Inclusive of both multiply-listed equity options and index option products.

5

In this Proxy Statement, TSR for a particular period is calculated by adding cumulative dividends to the ending stock price and dividing this by the beginning stock price. A 30- day average is used to calculate the beginning and ending stock prices.

Purpose Initiative and ESG Performance

In 2020, Nasdaq also refined its mission, vision and values, which are the guiding principles for everything we do both internally and externally. In addition, Nasdaq defined and articulated its purpose to champion inclusive growth and prosperity. The Company simultaneously launched a new Purpose Initiative, comprising its philanthropic, community outreach, corporate sustainability and employee volunteerism programs. Some of the highlights since the launch of the Purpose Initiative have included: the relaunch of the Nasdaq Foundation, with a new mission to enhance diversity in investor engagement and a commitment for annual funding from Nasdaq; cash and in-kind donations totaling $7 million from Nasdaq to organizations and business partners focused on COVID-19 relief and social justice-related causes; and a further impact of almost $2 million from employee-led philanthropy through Nasdaq’s GoodWorks program.

As of December 1, 2020, the Company achieved its continued commitment to be carbon neutral across all business operations through the purchase of green power, carbon offsets and renewable energy certificates. Our new London office has been rated as “BREEAM Excellent” and the city’s only WELL certified building, and our new headquarters in New York is expected to achieve a Green Building LEED Platinum Certification in 2021.

In the area of sustainability, Nasdaq increased disclosure, deepened commitments and initiated new policies and practices in 2020, and our ESG program’s progress was recognized through our score improvement by leading ESG research firms including Sustainalytics, MSCI ESG Research, Institutional Shareholder Services and EcoVadis.

Diversity, Inclusion and Belonging

In 2020, Nasdaq continued its commitment to diversity and inclusion by filing a proposal with the SEC to adopt new listing rules related to board diversity and disclosure. The Board advised on and unanimously approved the proposal, which we believe is one step in a broader journey to achieve inclusive representation across corporate America. Additionally, Nasdaq signed on as a Charter Pledge Partner to The Board Challenge, an initiative seeking to enhance representation in the boardroom by asking companies to retain or add a Black director. In collaboration with the Allbright Foundation, Nasdaq also promoted diversity and gender equality work among listed and non-listed companies in the Nordic region.

Nasdaq increased investment in its internal diversity, inclusion and belonging programs, including initiatives relating to professional advancement, talent acquisition and raising awareness of racial justice issues. For the first time, Nasdaq published comprehensive diversity statistics in its annual Sustainability Report.6 Finally, Nasdaq was recognized as a “Best Place to Work for LGBTQ Equality” by the Human Rights Campaign’s Corporate Equality Index for the second consecutive year.

Conclusion

For Nasdaq, 2020 was a year of significant advancement of our strategy and performance. We are excited about the future as we work to build the next generation Nasdaq, and we look forward to sharing our progress.

Thank you for your support and feedback.

The Board of Directors of Nasdaq, Inc.

Melissa M. Arnoldi, Charlene T. Begley, Steven D. Black, Adena T. Friedman, Essa Kazim,

Thomas A. Kloet, John D. Rainey, Michael R. Splinter, Jacob Wallenberg, Alfred W. Zollar

6	Diversity data was provided from countries where such data collection is permitted.

Our strong financial performance in 2020 underscores the resilience of Nasdaq’s diversified product offering and business model and our ability to address the needs of our clients in an evolving capital markets environment. Adena T. Friedman President and CEO

Dear Shareholders,

Adena T. Friedman President and CEO

We are celebrating Nasdaq’s 50th anniversary at a time in history like no other. This past year has been one of extremes, dominated by a global pandemic, market volatility, and a stark reminder of the inequalities that remain in our society. And yet this period has also been one of strength in the capital markets and resilience for the global economy at large, spurred by accelerated innovation across the key industries that will drive us forward.

When much of the world hurtled toward lockdown last spring, the uncertainty was palpable. We were all focused on keeping our loved ones safe, even as we were processing the unknown economic impacts of our new way of working. Fortunately, given our history as a technology pioneer, Nasdaq was built for the challenges we faced in 2020. I am proud of our team for staying mission-focused and ensuring that our platforms and technologies were able to withstand immense market activity and volatility. There is no question this strength helped our clients maintain a sense of normalcy. Additionally, it has been remarkable to see so many Nasdaq-listed companies take the lead on building the products and services that have kept us safe and connected during this historically challenging time.

While Nasdaq’s founders 50 years ago could not have anticipated this moment, I am certain that the technology-driven innovation, agility, and resilience we’ve shown this past year reflects and honors those founding principles. We believe that our strong financial performance in 2020 underscores the resilience of Nasdaq’s diversified product offering and business model and our ability to address the needs of our clients in an evolving capital markets environment.

As it was in 1971, our question in 2021 remains: what’s next?

For us, the answer lies in integrity: integrity in the markets, across the financial system, and in broader society.

Across Nasdaq’s markets, we are proud and excited to see the level of engagement from investors of all kinds. Technology, coupled with smart regulation, has tremendous power to facilitate equitable access to the markets. Today, in the U.S. equities and options markets, we believe that we provide a robust, resilient, and scalable market system that empowers investors to deploy a multitude of investment and trading strategies. Yet, we know the journey to perfection is never ending. We will continue to seek to improve our markets to adapt to changing technologies and investor needs, with a constant north star: to operate markets to the highest integrity that enable investors and entrepreneurs alike to achieve their ambitions.

One area of focus in this regard is the fight against a rising threat of digital financial crime. Estimates from the United Nations suggest up to $2 trillion in laundered money flows through the financial system each year. The heightened risk of online fraudsters and money launderers undermines confidence in the global financial system, and therefore it is imperative to bring the latest technology, tools, and know-how to fight this ever-growing challenge.

Our strategy to combat fraud and money laundering focuses on three key challenges: insufficient detection systems, high operational costs for companies, and a compartmentalized approach that leads to limited resource sharing between companies, and across the public and private sectors. In November 2020, we announced the acquisition of Verafin, a leader in the fight against financial crimes. Verafin’s expertise, especially in building artificial intelligence and machine learning-based solutions, will complement our established anti-financial crime offerings as we scale this area of our business, a major strategic focus for us in 2021 and beyond.

Throughout 2020, we also continued to grow several ESG initiatives, anticipating the evolving need and desire from our clients to have a set of tools that help them measure, analyze, and take positive action. Our ESG Advisory offering deepens our engagement with our clients’ executive leadership teams and helps them accelerate development of their ESG programs. Nasdaq’s OneReport solution, which we acquired in January 2020, helps companies streamline how they publicly report their ESG metrics. We also saw a significant increase last year in sustainable bond listings on our European Debt Market and continued to grow our Nasdaq Sustainable Bond Network to bring increased transparency to this area of the market. We have been encouraged by how client demand is rising for our expanded ESG offerings and have continued to look for unique ways to further build on these solutions.

To challenge ourselves and increase our own impact in society, in September 2020 we launched the Purpose Initiative and relaunched the Nasdaq Foundation to advance Nasdaq’s mission of inclusive growth and prosperity. The foundation’s work and philanthropy will focus on providing financial and entrepreneurship education to under-represented communities, in complement to our investment in the Nasdaq Entrepreneurial Center.

Lastly, to drive greater transparency on corporate governance, we submitted a U.S. listings proposal to the Securities and Exchange Commission in December 2020 that seeks to standardize board-level diversity statistics through a consistent disclosure framework, coupled with a recommended minimum diversity objective.

By combating market manipulation and malfeasance, by advancing corporate sustainability and governance best practices, and by planting seeds for inclusive growth and prosperity across the communities in which we do business, we can continue to redefine the role of corporations in society for the better. In doing so, we are well-positioned to facilitate safe, strong markets that catalyze long-term economic growth.

Amidst all the challenges of this past year, I am deeply grateful to my colleagues for their single-minded focus on delivering results. Nasdaq was tested in many ways, along with our global markets as a whole, and I am gratified to say that we proved our company to be extraordinarily resilient.

My colleagues and I are deeply committed to the important and exciting work ahead.

Sincerely,

Adena T. Friedman

President and CEO

Nasdaq, Inc.

Notice of 2021 Annual Meeting

of Shareholders

When	Where	Record date	Who can vote
Tuesday, June 15, 2021 at 9:00 a.m. (Eastern time)	www.virtualshareholder meeting.com/NDAQ2021	April 19, 2021	Shareholders of record at the close of business on April 19, 2021

Dear Nasdaq, Inc. Shareholders,

You are invited to attend the Nasdaq, Inc. 2021 Annual Meeting of Shareholders, which will be held on Tuesday, June 15, 2021 at 9:00 a.m. (Eastern time) at www.virtualshareholdermeeting.com/NDAQ2021.

You are receiving this Proxy Statement because you were a shareholder at the close of business on the record date of April 19, 2021 and are entitled to vote at our Annual Meeting of Shareholders. Our Board of Directors is soliciting the accompanying proxy for use at the Annual Meeting.

Items of Business

1.	To elect ten directors for a one-year term	> see page 24

2.	To approve the Company’s executive compensation on an advisory basis	> see page 74

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2021	> see page 122

4.	To consider a shareholder proposal described in the accompanying Proxy Statement, if properly presented at the meeting	> see page 124

5.	To consider any other business that may properly come before the Annual Meeting or any adjournment or postponement of the meeting

Date of mailing

In accordance with rules of the SEC, instead of mailing printed copies of our proxy materials to each shareholder of record, we are furnishing the proxy materials for the 2021 Annual Meeting by providing access to these documents on the internet. We will be mailing the Notice of Internet Availability of Proxy Materials on or about April 27, 2021. Further information about the Notice of Internet Availability may be found on page 139.

Your vote is important

We have created an annual meeting website to make it easy for you to access our Annual Meeting materials at www.nasdaq.com/annual-meeting. There you will find an overview of voting items, this Proxy Statement, other important information, as well as a link to vote your shares.

You are eligible to vote if you were a shareholder as of the close of business on April 19, 2021, the record date. To express our appreciation for your participation, Nasdaq will make a $1 charitable donation to Operation Hope on behalf of every unique holder that votes.

To vote, be sure to have your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials and follow the instructions below:

By phone You can vote your shares by calling 800.690.6903 toll-free	Online before the meeting	By mail Complete, sign, date and return your proxy voting card or voting instruction form in the postage-paid envelope provided	Online during the meeting
	You can vote your shares online at www.proxyvote.com		Attend our annual meeting and vote by following the instructions on the website

The Annual Meeting will include a question and answer session that will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your 16-digit control number. You may submit a question during the meeting through the virtual meeting website.

Please refer to page 139 for additional information on how to vote your shares and attend our Annual Meeting.

By Order of the Board of Directors,

Erika Moore

Vice President, Deputy General Counsel and Corporate Secretary

April 27, 2021

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders Nasdaq’s 2021 Proxy Statement and 2020 Form 10-K are available at www.nasdaq.com/annual-meeting

Acronyms and Certain Defined Terms

ARR	Annualized Recurring Revenue

AUM	Assets Under Management

CEO	Chief Executive Officer

CFO	Chief Financial Officer

CIO	Chief Information Officer

COBRA	Consolidated Omnibus Budget Reconciliation Act

CTO	Chief Technology Officer

ECIP	Executive Corporate Incentive Plan

EPS	Earnings Per Share

Equity Plan	Nasdaq’s Equity Incentive Plan

ERM	Enterprise Risk Management

ESG	Environmental, Social and Governance

ESPP	Employee Stock Purchase Plan

ETP	Exchange Traded Products

Exchange Act	Securities Exchange Act of 1934, as amended

EVP	Executive Vice President

FASB ASC Topic 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation”

Form 10-K	Nasdaq’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2020, as filed with the SEC on February 23, 2021

GAAP	Generally Accepted Accounting Principles

H.E.	His Excellency

IPO	Initial Public Offering

M&A	Mergers and Acquisitions

NEO	Named Executive Officer

PCAOB	Public Company Accounting Oversight Board

People@Nasdaq	Nasdaq’s Human Resources Team

PSU	Performance Share Unit

RSU	Restricted Stock Unit

SaaS	Software as a Service

SEC	U.S. Securities and Exchange Commission

S&P	Standard & Poor’s

SVP	Senior Vice President

TSR	Total Shareholder Return

Proxy Summary

This summary is intended to provide a broad overview of our Annual Meeting, as well as performance, corporate governance, executive compensation, and shareholder engagement highlights. It does not contain all the information that you should consider in voting your shares. We encourage you to read the entire Proxy Statement, as well as our Form 10-K, prior to voting.

Annual Meeting of Shareholders

Date and time	June 15, 2021, 9:00 a.m. (Eastern time)

Place	www.virtualshareholdermeeting.com/NDAQ2021

Record date	Shareholders as of April 19, 2021 are entitled to vote

Meeting Agenda and Voting Matters

Proposal	Board’s Voting Recommendation	Page Reference

No. 1 Election of Ten Directors for a One-Year Term	✓ FOR (each nominee)	p. 24

No. 2 Approval of the Company’s Executive Compensation on an Advisory Basis	✓ FOR	p. 74

No. 3 Ratification of the Appointment of our Independent Registered Public Accounting Firm for the Fiscal Year Ended December 31, 2021	✓ FOR	p. 122

No. 4 Shareholder Proposal – Adopt a Mainstream Shareholder Right – Written Consent	✗ AGAINST	p. 124

Your vote is important. We want to hear from you and all of our shareholders.

Nasdaq will make a $1 charitable donation to Operation Hope on behalf of every unique holder that votes. Contributing to Operation Hope aligns with our continued commitment to advance inclusive growth and prosperity.

Operation HOPE is a nonprofit for-purpose organization working to disrupt poverty and empower inclusion for low and moderate-income youth and adults. They equip young people and adults with the financial tools and education to secure a better future—coaching them through their personal aspirations and life’s challenges and facilitating their journey to financial independence.

Nasdaq is proud to support investor education workshops with Operation Hope. By voting, you can join our efforts to further promote and accelerate financial literacy, engagement and empowerment throughout underserved communities in need. Together, we can help fulfill Operation Hope’s mission to expand economic opportunity, making free enterprise work for everyone.

2020 Performance Highlights

Financial Results

In 2020, we delivered on our commitment to shareholders while accelerating our progress as an advanced technology and analytics provider to the financial industry.

1	Solutions segments revenues were $1,795 million in 2020, an increase of 11% compared to 2019, which was almost entirely due to organic growth.
2	Refer to Annex A of this Proxy Statement for a reconciliations of U.S. GAAP to non-GAAP measures.

Year in Review

Our year-end results across our four segments attest to Nasdaq’s ability to address the needs of our clients and were made possible by both our resilient, scalable technology and the flexibility that our team exhibited in effectively delivering for clients, notwithstanding the impact of COVID-19.

Corporate Platforms

•  316 IPOs on The Nasdaq Stock Market, representing $81 billion in total capital raised

•  The Nasdaq Stock Market led U.S. exchanges with a 67% IPO total win rate, including an 83% win rate among operating companies and a 53% win rate among special purpose acquisition companies

Investment Intelligence

•  Achieved record overall AUM in ETPs benchmarked to Nasdaq’s proprietary indexes, totaling $359 billion as of December 31, 2020, an increase of 54% compared to December 31, 2019

•  Record futures, and options on futures, contracts volume tracking Nasdaq indexes, totaling 329 million in 2020

Market Services

•  Set a new high in U.S. option total volumes and a new decade high in annual market share in Nordic equity trading in 2020

•  Set a record for closing cross for Nasdaq-listed securities for the quarterly reconstitution of S&P indices, and for the 17th consecutive year, set a record for the annual reconstitution of the family of Russell U.S. indexes

Market Technology

•  ARR totaled $283 million in the fourth quarter of 2020, an increase of 8.8% as compared to the fourth quarter of 2019

•  Announced the acquisition of Verafin, a leading provider of anti-financial crime management solutions that provides a cloud-based platform to help detect, investigate and report money laundering and financial fraud, strengthening our suite of anti-financial crime offerings

COVID-19 Response

As the COVID-19 pandemic continues around the world this year, we remain committed to our efforts to ensure the safety and well-being of our employees and stakeholders. The COVID-19 pandemic created significant uncertainty, operational disruption and market volatility for us and for our clients and listed companies. We operated during 2020 with the majority of our workforce working remotely and continued to serve our clients, enhance our exchanges and advance our technology and analytics solutions while facing this unprecedented work environment. Nasdaq continues to operate in a reduced office access environment. We have informed our employees that they may continue to work remotely through at least August 31, 2021, and we will continue to evaluate local conditions and regulations before we fully transition back to our offices. We also introduced additional benefits for our employees to assist them with the various challenges confronting them, and their families, during the pandemic. For more on our response to COVID-19, please see page 61.

Diversity, Inclusion, and Belonging

During 2020, as the social justice movement gained momentum, Nasdaq continued to build on its foundation of diversity, inclusion and belonging. We have bolstered our efforts to ensure that our employee population is representative of the communities in which we operate, sought to create a positive workplace for all of our employees, invested in our communities, expanded diversity recruiting efforts and published diversity statistics. Our efforts to support and improve our diversity and inclusion are long-term in nature, and we will measure our progress in the years ahead to ensure that we are building a sustainable culture to achieve our long-term ambitions for our company to better reflect the communities in which we operate. For more on our Diversity, Inclusion and Belonging efforts, please see page 66.

Our 2021 Director Nominees

Are Independent Are Women Have CEO or Board Chair Experience

Are Current or Former Are Racially/Ethnically Diverse Were Born Outside the U.S. Exchange Operators

Years Average Age Years Average Board Tenure

Name and Classification[1]	Age	Director Since	Title	Independent	No. of Other Public Company Boards	Committee Memberships

Melissa M. Arnoldi Non-Industry; Public	48	2017	CEO, Vrio Corp. (a subsidiary of AT&T Inc.)	Yes	0	Finance Management Compensation

Charlene T. Begley Non-Industry; Public	54	2014	Retired SVP & CIO, General Electric Company	Yes	1	Audit & Risk Management Compensation

Steven D. Black Non-Industry; Public	68	2011	Co-CEO, Bregal Investments	Yes	1	Management Compensation (Chair) Nominating & ESG

Adena T. Friedman Staff	51	2017	President and CEO, Nasdaq	No	0	Finance

Essa Kazim Non-Industry	62	2008	Governor, Dubai International Financial Center & Chairman of Borse Dubai & Dubai Financial Market	Yes	2	Finance

Thomas A. Kloet Non-Industry; Public	62	2015	Retired CEO & Executive Director, TMX Group Limited	Yes	0	Audit & Risk (Chair) Nominating & ESG

John D. Rainey Non-Industry; Issuer	50	2017	CFO & EVP of Global Customer Operations, PayPal Holdings, Inc.	Yes	0	Audit & Risk Finance (Chair)

Michael R. Splinter[2] Non-Industry; Public	70	2008	Retired Chairman & CEO, Applied Materials, Inc.	Yes	1	Management Compensation Nominating & ESG (Chair)

Jacob Wallenberg Non-Industry	65	2018	Non-Executive Chairman, Investor AB	Yes	3	Nominating & ESG

Alfred W. Zollar Non-Industry; Public	66	2019	Executive Advisor, Siris Capital Group, LLC	Yes	2	Audit & Risk

1

To ensure that balanced viewpoints are represented on our Board of Directors, Nasdaq’s By-Laws require that all directors be classified as: Industry Directors; Non-Industry Directors, which may be further classified as either Issuer Directors or Public Directors; or Staff Directors. The requirements for each classification are outlined in the By-Laws.

2	Mr. Splinter is the Chairman of the Board.

Corporate Governance Practice Highlights

Board Composition

•	All director nominees are independent, except for our President and CEO

•	No director may serve on more than four public company boards (including the Nasdaq Board), without specific approval from the Audit & Risk Committee and Nominating & ESG Committee

•	Philosophy of continuous Board refreshment to ensure a mix of skills, experience, tenure and diversity

Board Structure and Processes

•	Separation of the roles of Chairman of the Board and President and CEO

•	Directors have the opportunity to meet in Executive Session without management present at every Board and Committee meeting

•	Three-tiered annual Board assessment, consisting of full Board evaluation, Committee evaluations and individual director self-assessments

•	Ongoing Board review of strategic planning and capital allocation for long-term value creation

•	Nominating & ESG Committee oversight of environmental, social and human capital management policies, practices, initiatives and reporting

•	Comprehensive risk oversight by the full Board under Audit & Risk Committee leadership

•	Director stock ownership guidelines require equity ownership of at least 2x the annual equity award (for the Chairman, 6x)

Shareholder Rights

•	15% threshold for shareholders to call a special meeting

•	Proxy access allowing holders of 3% of our stock for three years to include up to two nominees (or nominees representing 25% of the Board) in our Proxy Statement

•	Annual election of directors, with majority voting in uncontested elections

•	No “poison pill”

•	Annual advisory vote on executive compensation

•	Robust shareholder engagement program throughout the year

Engaging with Our Shareholders

Nasdaq views accountability to shareholders as both a mark of good governance and a critical component of our success. Ongoing communication with our shareholders helps the Board and senior management gain useful feedback on a wide range of subjects and understand the issues that matter most to our shareholders.

During 2020, we conducted outreach to a cross-section of shareholders beneficially owning approximately 75% of our outstanding shares. Our key shareholder engagement activities included 5 investor (non-deal) road shows, attendance at 13 investor conferences, our 2020 Annual Meeting of Shareholders and the 2020 Investor Day.

We continued our formal engagement sessions with the investment stewardship teams of shareholders, and we conducted quarterly outreach to the investment stewardship teams at many of our institutional holders.

See “Shareholder Engagement” on page 58 for more information on our year-round shareholder engagement activities and highlights.

Responsiveness to Investors and Stakeholders

Our continuous engagement and ongoing dialogue with our shareholders have led to improvements in our corporate governance, corporate strategy, human capital management, ESG, and enterprise risk management practices. For example, we:

Advanced our strategic positioning to maximize opportunities as a technology, markets and analytics provider with significant, strategic organic investments in the Nasdaq Financial Framework, Nasdaq Trade Surveillance, Nasdaq Private Market and eVestment Private Markets.

Increased our regular quarterly dividend by 4% to $0.49 per share, consistent with our policy to provide shareholders with regular and growing dividends over the long term as our earnings and cash flow grow.

Implemented modifications for all employees, including the NEOs, to our annual cash incentive program due to the anticipated effects of COVID-19 (see page 84).

Actively conducted year-round planning for director succession and Board refreshment, including a review and analysis of the preferred skills, attributes and expertise for future Board nominees (see page 30).

Filed a proposal with the SEC to adopt new listing rules related to board diversity and disclosure (see page 28).

Published our workforce composition data for the first time and established a dedicated diversity recruitment function to accelerate our ability to attract diverse talent (see page 66).

Strengthened and intensified our diversity and inclusion initiatives, resources and leadership training tools by leveraging existing programs, such as our 11 employee networks, and undertaking new initiatives (see page 66).

Updated our Supplier Code of Ethics and began efforts to improve our supplier diversity (see page 64).

Enhanced our ESG disclosures including annualizing our sustainability reporting (see page 72) and expanding our ethics training and whistleblower program discussion (see page 64).

Continued our carbon neutral program for the third consecutive year and signed a science-based targets commitment letter to produce, and then report, our reduction targets and monitor progress towards the targets (see page 70).

Provided focused disclosure on the Board’s oversight of our response to COVID-19, including support of our employees, clients, and communities around us (see page 61).

Executive Compensation Highlights

Compensation decisions made for 2020 were aligned with Nasdaq’s strong financial and operational performance and reflected a continued emphasis on variable, at-risk compensation paid over the long-term. Compensation decisions are intended to reinforce our focus on performance and sustained growth. The Compensation Discussion and Analysis section beginning on page 75 describes the compensation of our NEOs, which includes the following highlights.

The majority of our NEOs’ pay is based on performance and consists largely of equity-based compensation.

86% of our NEOs’ total direct compensation was performance-based or “at risk” in 2020. 61% of our NEOs’ total direct compensation was equity-based compensation. Total direct compensation includes base salary, annual cash incentive awards and equity awards.

Annual incentives are based on achievement of rigorous performance goals.

In 2020, payments of annual incentives reflected our achievement of performance goals relating to corporate net revenues and corporate operating income (run rate), in addition to strategic objectives, business unit financial results and employee engagement. As described further on page 84, due to the anticipated effects of COVID-19, we implemented minimum and maximum payouts for most performance goals under our annual incentive program. The resulting payouts to NEOs ranged from 143% to 173% of targeted amounts.

We use long-term incentives to promote retention and reward our NEOs.

Most of our long-term incentive program for NEOs consists of PSUs based on TSR relative to other companies, including the S&P 500 companies and a group of peer companies. Over the three-year period from January 1, 2018 through December 31, 2020, Nasdaq’s cumulative TSR was 72.0%, which was at the 82nd percentile of S&P 500 companies and the 62nd percentile of peer companies. This TSR performance resulted in performance vesting of PSUs at 162% of target shares. PSUs account for 80% of our LTI program. In 2020, to mitigate retention risk, we introduced 20% of long-term incentives to consist of Restricted Stock Units.

Our compensation program is grounded in best practices.

Our best practices include strong stock ownership guidelines for directors and executives, no hedging or pledging of Nasdaq stock, a long-standing “clawback” policy, and no tax gross ups on severance arrangements or perquisites.

Our executive compensation program does not encourage excessive risk-taking.

The Audit & Risk and Management Compensation Committees closely monitor the risks associated with our executive compensation program and individual compensation decisions. We annually conduct a comprehensive risk assessment of our compensation program.

DIRECTOR Nominees

Proposal 1:

Election of Directors

The business and affairs of Nasdaq are managed under the direction of our Board. Our directors have diverse backgrounds, attributes and experiences that provide valuable insights for the Board’s oversight of the Company.

Pursuant to our Amended and Restated Certificate of Incorporation and By-Laws and based on our governance needs, the Board determines the total number of directors. The Board is authorized to have ten directors following our 2021 Annual Meeting.

Each of the ten nominees identified in this Proxy Statement has been nominated by our Nominating & ESG Committee and Board for election to a one-year term expiring at our 2022 Annual Meeting of Shareholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal. All nominees have consented to be named in this Proxy Statement and to serve on the Board, if elected.

In an uncontested election, our directors are elected by a majority of votes cast at any meeting for the election of directors at which a quorum is present. This election is an uncontested election, and therefore, each of the ten nominees must receive the affirmative vote of a majority of the votes cast to be duly elected to the Board. Any shares not voted, including as a result of abstentions or broker non-votes, will not impact the vote.

Our Corporate Governance Guidelines require that, in an uncontested election, an incumbent director must submit an irrevocable resignation as a condition to his or her nomination for election. If an incumbent director fails to receive the requisite number of votes in an uncontested election, the irrevocable resignation becomes effective and such resignation will be considered by the Nominating & ESG Committee, which will recommend to the full Board whether or not to accept the resignation. The Board will act on the Committee’s recommendation and disclose publicly its decision-making process with respect to the resignation. Each of the incumbent directors has submitted an irrevocable resignation.

Director Criteria and Qualifications

In evaluating individual Board nominees, the Nominating & ESG Committee takes into account many factors, including:

•  a general and diverse understanding of the global economy, capital markets, finance and other disciplines relevant to the success of a large publicly-traded financial technology company, including cybersecurity;

•  a general understanding of Nasdaq’s business and technology;

•  a client experience orientation;

•  the classification requirements under our By-Laws;

•  the individual’s educational and professional background and personal accomplishments;

•  diversity, including, but not limited to, factors such as gender, ethnicity, race, sexual orientation, and geography; and

•  an independent mindset that constructively challenges the status quo and provides a strong view of the future.

The Board unanimously recommends that shareholders vote FOR each nominee to serve as a director.

The Nominating & ESG Committee evaluates each individual candidate in the context of the Board as a whole, with the objective of maintaining a group of directors that can further the success of our businesses, while representing the interests of shareholders, employees and the communities in which the Company operates. In determining whether to recommend a Board member for re-election, the Nominating & ESG Committee also considers the director’s participation in and contributions to the activities of the Board, the contents of the most recent Board assessment and attendance at meetings.

The Board and the Nominating & ESG Committee believe all director nominees exhibit the characteristics below:

•	A commitment to long-term value creation for our shareholders

•	An appreciation for shareholder feedback

•	High personal and professional ethics

•	A proven record of success

•	A commitment to the integrity of affiliated self-regulatory organizations

•	Sound business judgment

•	A strategic vision and leadership experience

•	Knowledge of financial services

•	Sufficient time to devote to Board service

•	An appreciation of multiple cultures and perspectives

Values

Nasdaq’s values are the bedrock of our culture as they identify our shared principles and the behaviors that shape our daily work together. The Board and the Nominating & ESG Committee believe all director nominees also reflect our corporate values.

Board Composition Our director nominees represent a wide range of diverse backgrounds, experiences, leadership and skills that, together, embody the knowledge relevant to Nasdaq’s strategic long-term vision and global operations. Nasdaq also believes that advancing diversity creates a competitive advantage that differentiates and elevates everything we do—and that commitment starts at the top. Director Nominee Highlights GENDER 30 % Female RACE/ETHNICITY 20 % Racially/Ethnically Diverse SKILLS AND EXPERTISE Capital Markets 7 Including deep industry knowledge of the complexity of the evolving landscape Client Experience 2 Expertise in enhancing and transforming customer service experiences Information Security 4 Including cybersecurity and data privacy Environmental & Social 6 To strengthen our Board’s review and oversight of our own sustainability initiatives FinTech 7 Experience with financial technology, the industry and the power of innovation 26

AGE RANGE 48 Average age: 59.6 70 BOARD TENURE 0-3 Years 2 4-6 Years 4 7-10 Years 2 10+ Years 2 6.6 Years average M&A 9 Experience with assessing and executing on new opportunities to reallocate capital Public Company Board & Corporate Governance 10 An understanding of regulatory requirements and best practices for public company governance Risk Management 9 Experience operating in a complex regulatory and risk environment Innovation and Technology 4 10 9 8 7 6 5 4 3 2 1 0 Including experience in traditional, new and emerging technologies 27

Board Diversity

In December 2020, we filed a proposal, which was amended in February 2021, with the SEC to adopt new listing rules related to board diversity and disclosure. If approved by the SEC, the new listing rules would require all companies listed on Nasdaq’s U.S. exchange to publicly disclose consistent, transparent diversity statistics regarding their board of directors. The goal of the proposal is to provide stakeholders with a better understanding of the company’s current board composition. The Board Diversity Matrix, below, provides the diversity statistics for Nasdaq’s Board in the format required by the proposed rules.

Board Diversity Matrix (As of April 27, 2021)

Total Number of Directors				10

				Did Not
				Disclose
	Female	Male	Non-Binary	Gender

Part I: Gender Identity

Directors	3	7	-	-

Part II: Demographic Background

African American or Black	-	1	-	-

Alaskan Native or Native American	-	-	-	-

Asian	-	-	-	-

Hispanic or Latinx	-	-	-	-

Native Hawaiian or Pacific Islander	-	-	-	-

White	3	6	-	-

Two or More Races or Ethnicities	-	-	-	-

LGBTQ+	-	-	-	-

Did Not Disclose Demographic Background	-	-	-	-

“Our goal with this proposal is to provide a transparent framework for Nasdaq-listed companies to present their board composition and diversity philosophy effectively to all stakeholders; we believe this listing rule is one step in a broader journey to achieve inclusive representation across corporate America.”

– Adena T. Friedman

Director Orientation and Continuing Education

Our director orientation program familiarizes new directors with our businesses, strategies and policies, providing in-person experiences to directly engage with our Executive Leadership Team. We also provide year-round in-person or virtual tutorials to educate Board members on emerging and evolving initiatives and strategies. Our directors receive frequent updates on recent developments, press coverage and current events that relate to our strategy and business.

Newly elected directors are matched with an experienced director for ongoing mentorship.

Ongoing director education is essential for the Board to be a strategic asset for the Company. Our directors are encouraged to participate in, and reimbursed for, continuing education programs at external organizations and universities to enhance the skills and knowledge used to perform their duties on the Board and relevant Committees.

Attendance at these programs provides directors with additional insight into our business and industry and gives them valuable perspective on the performance of our Company, the Board, our President and CEO and members of senior management.

Board Assessment Process

We have a three-tiered annual Board assessment process that is coordinated by the Chairman of the Board. The assessment consists of a full Board evaluation, Committee evaluations and individual director self-assessments and feedback. The Board and all the Board Committees determine action plans for the next year based on input from the annual assessment. In addition, the Nominating & ESG Committee considers input from the assessment in determining the criteria for potential nominees to the Board.

Board Refreshment and Nominations Process

The selection of qualified directors is key to ensuring the Board remains a strategic asset to the Company. We believe our director nominees—individually and collectively—have the right skills, qualifications, experience, diversity and tenure needed for the successful oversight of Nasdaq’s strategy and enterprise risks.

The Nominating & ESG Committee oversees and plans for director succession and refreshment of the Board to ensure the proper mix continues to promote and support our long-term vision. In doing so, the Committee takes into consideration the corporate strategy and the overall needs, composition and size of the Board, as well as the criteria adopted by the Board regarding director qualifications.

Director Recruitment

Candidate recommendations are gathered from directors, management and shareholders	Nominating & ESG Committee screens qualifications, considers diversity and skills, interviews potential candidates and makes recommendations to the Board	Board of Directors evaluates candidates and selects nominees	Shareholders vote on nominees at the Annual Meeting	Six new directors have been nominated, and elected, to our Board in the last six years

Our Director Nominees

MELISSA M. ARNOLDI
CEO, Vrio Corp. (a subsidiary of AT&T Inc.)
Age 48
Director since 2017
Independent
Finance Committee; Management Compensation Committee
United States
Career Highlights
Ms. Arnoldi has been CEO of Vrio Corp., a holding company for AT&T’s Latin American digital services, DIRECTV Latin America and SKY Brasil businesses since September 2018. She is responsible for leading business growth, bringing innovations and delivering superior customer experiences to more than 11 million customers in 10 countries and territories across the region. Ms. Arnoldi has served in various capacities at AT&T Inc., a telecommunications company, since 2008. She previously served as President of Technology & Operations where she was responsible for the company’s global technology, software development, supply chain, network and cybersecurity operations, chief data office, as well as AT&T’s Intellectual Property group, Labs and Foundries. Prior to joining AT&T, Ms. Arnoldi was a senior executive at Accenture from 1996 to 2008.

Specific Expertise

• Innovative technology leader with experience in cybersecurity, software development and network operations

• Broad expertise in providing a superior customer experience

• Strategic thinker with global business and operational capabilities

Select Professional and Community Contributions

• Director of Sky Mexico

• Former Director of the Girl Scouts of Northeast Texas

• Former Member of the National Action Council for Minorities in Engineering

CHARLENE T. BEGLEY
Retired SVP, CEO of Home and Business Solutions and CIO,
General Electric Company
Age 54
Director since 2014
Independent
Audit & Risk Committee; Management Compensation Committee
United States

Career Highlights

Ms. Begley served in various capacities for the General Electric Company, a diversified infrastructure and financial services company, from 1988 to 2013. Ms. Begley served in a dual role as SVP and CIO, as well as President and CEO of GE’s Home and Business Solutions, from January 2010 to December 2012. Previously, Ms. Begley served as President and CEO of GE’s Enterprise Solutions from 2007 to 2009. At GE, Ms. Begley served as President and CEO of GE Plastics and GE Transportation. She also led GE’s Corporate Audit staff and served as CFO for GE Transportation and GE Plastics Europe and India.

Specific Expertise

• Extensive leadership experience of highly complex global, industrial, customer, and technology businesses

• Significant risk management experience as a member of the executive-level Risk Management Committee at GE

• Broad financial and audit expertise from prior roles at GE and service on the Audit Committees of several public companies

Select Professional and Community Contributions

• Director and Chair of the Audit Committee of Sentinel Labs, Inc. (SentinelOne)

Current Public Company Boards

• Hilton Worldwide Holdings, Inc.: Audit Committee (Chair), Nominating and Governance Committee

Other Public Company Boards in the Past Five Years
• Red Hat, Inc.

• WPP plc

STEVEN D. BLACK
Co-CEO, Bregal Investments
Age 68
Director since 2011
Independent
Management Compensation Committee (Chair); Nominating & ESG Committee
United States
Career Highlights
Mr. Black has been Co-CEO of Bregal Investments, a private equity firm, since September 2012. He was the Vice Chairman of JP Morgan Chase & Co. from March 2010 to February 2011 and a member of the firm’s Operating and Executive Committees. Prior to that position, Mr. Black was the Executive Chairman of JP Morgan Investment Bank from October 2009 to March 2010. Mr. Black served as Co-CEO of JP Morgan Investment Bank from 2004 to 2009. Mr. Black was the Deputy Co-CEO of JP Morgan Investment Bank from 2003 to 2004. He also served as head of JP Morgan Investment Bank’s Global Equities business from 2000 to 2003 following a career at Citigroup and its predecessor firms.
Specific Expertise

• Extensive leadership experience of a highly complex global financial services company

• Depth of knowledge from over 40 years of experience in the global financial services industry

• Management development, compensation and succession planning experience

Current Public Company Boards

• Wells Fargo & Company: Finance Committee

Other Public Company Boards in the Past Five Years

• The Bank of New York Mellon Corporation

ADENA T. FRIEDMAN
President and CEO, Nasdaq, Inc.
Age 51
Director since 2017
Finance Committee
United States

Career Highlights

Ms. Friedman was appointed President and CEO and elected to the Board effective January 1, 2017. Previously, Ms. Friedman served as President and Chief Operating Officer from December 2015 to December 2016 and President from June 2014 to December 2015. Ms. Friedman served as CFO and Managing Director at The Carlyle Group, a global alternative asset manager, from March 2011 to June 2014. Prior to joining Carlyle, Ms. Friedman was a key member of Nasdaq’s management team for over a decade including as head of data products, head of corporate strategy and CFO.

Specific Expertise

• More than 25 years of industry leadership and expertise, including four years as Nasdaq’s President and Chief Executive Officer

• Significant contributions that shaped Nasdaq’s strategic transformation to a leading global exchange and technology solutions company with operations on six continents

• Deep strategy, financial, M&A and product development experience

Select Professional and Community Contributions

• Member of the Vanderbilt University Board of Trust

• Director of the Federal Reserve Bank of New York

• Director of FCLTGlobal, a non-profit organization that researches tools to encourage long-term investing

ESSA KAZIM
Governor, Dubai International Financial Centre
and Chairman of Borse Dubai and Dubai Financial Market
Age 62
Director since 2008
Independent
Finance Committee
United Arab Emirates

Career Highlights

H.E. Kazim is the Governor of Dubai International Financial Centre, having joined the Centre in January 2014. Alongside his current position, he is also the Chairman of Borse Dubai and the Chairman of Dubai Financial Market. H.E. Kazim began his career as a Senior Analyst in the Research and Statistics Department of the UAE Central Bank in 1988 and then moved to the Dubai Department of Economic Development as Director of Planning and Development in 1993. He was then appointed as Director General of the Dubai Financial Market from 1999 to 2006.

Specific Expertise

• Extensive leadership of a complex regulated business in the financial services industry

• Broad knowledge of international markets with experience in finance, accounting and corporate strategy

• Global perspective, as well as a representative of a large shareholder

Select Professional and Community Contributions

• Deputy Chairman of the Supreme Legislation Committee in Dubai

• Member of the Dubai Supreme Fiscal Committee

• Board Member of the Dubai Free Zones Council

• Secretary General of the Dubai Islamic Economy Development Centre

Current Public Company Boards

• Dubai Financial Market PJSC

• Emirates Telecommunications Group Company PJSC (Etisalat Group): Audit Committee (Chair)

THOMAS A. KLOET
Retired CEO and Executive Director, TMX Group Limited
Age 62
Director since 2015
Independent
Audit & Risk Committee (Chair); Nominating & ESG Committee
United States

Career Highlights

Mr. Kloet was the first CEO and Executive Director of TMX Group Limited, the holding company of the Toronto Stock Exchange; TSX Venture Exchange; Montreal Exchange; Canadian Depository for Securities; Canadian Derivatives Clearing Corporation and the BOX Options Exchange, from 2008 to 2014. Previously, he served as CEO of the Singapore Exchange and as a senior executive at Fimat USA (a unit of Société Générale), ABN AMRO and Credit Agricole Futures, Inc. He also served on the Boards of CME and various other exchanges worldwide. Mr. Kloet is a CPA and a member of the AICPA.

Specific Expertise

• Leadership of complex regulated businesses in the financial services industry

• Broad knowledge of international markets with experience in finance, accounting and corporate strategy

• Significant experience in risk management, clearing house, central depository and broker-dealer operations at executive and board levels in North America and Asia

Select Professional and Community Contributions

• Chair of the Boards of Nasdaq’s U.S. exchange subsidiaries

• Chair of the Board of Northern Funds, which offers 44 portfolios, and Northern Institutional Funds, which offers 7 portfolios

• Member of the FIA Hall of Fame

JOHN D. RAINEY
CFO and EVP of Global Customer Operations, PayPal Holdings, Inc.
Age 50
Director since 2017
Independent
Audit & Risk Committee; Finance Committee (Chair)
United States
Career Highlights
Mr. Rainey is Chief Financial Officer and Executive Vice President of Global Customer Operations at PayPal Holdings, Inc., a company that creates innovative technology to make the management and movement of money safer, simpler and more affordable in over 200 markets around the globe. Prior to joining PayPal in 2015, Mr. Rainey was Executive Vice President and CFO at United Airlines, having spent 18 years at Continental Airlines, and later United Airlines.

Specific Expertise

• Deep experience in customer relations from leading PayPal’s Global Customer Services

•  More than 20 years of financial management experience, including leading PayPal’s financial operations, corporate accounting, treasury, financial planning and analysis, investor relations, internal audit, tax, real estate and sourcing functions

• Experience in highly regulated businesses within the financial services industry with responsibility for risk management

Select Professional and Community Contributions

• Member of the Advisory Board of the Hankamer School of Business at Baylor University

• Former Member of the National Board of Trustees for the March of Dimes

MICHAEL R. SPLINTER
Retired Chairman and CEO, Applied Materials, Inc.
Age 70
Director since 2008
Independent
Management Compensation Committee; Nominating & ESG Committee (Chair)
United States
Career Highlights
Mr. Splinter was elected Chairman of Nasdaq’s Board effective May 10, 2017. He is currently a business and technology consultant. Mr. Splinter served as Executive Chairman of the Board of Applied Materials, a Nasdaq-listed company, from 2009 to his retirement in 2015 and was CEO from 2003 to 2013. An engineer and technologist, Mr. Splinter is a 40-year veteran of the semiconductor industry. Prior to joining Applied Materials, he was an executive at Intel Corporation for 20 years.

Specific Expertise

• Leadership of a complex global technology business

• Extensive background in international public company governance at a Nasdaq-listed company

• Management development, compensation and succession planning experience

Select Professional and Community Contributions

• Chair of the US-Taiwan Business Council

• Member of the National Academy of Engineers

• Board Member of the University of Wisconsin Foundation

• Splinter Scholarships for Diversity in Engineering at University of Wisconsin

Current Public Company Boards

• TSMC, Ltd.: Audit Committee, Compensation Committee (Chair)

Other Public Company Boards in the Past Five Years

• Meyer Burger Technology Ltd.

JACOB WALLENBERG
Non-Executive Chairman, Investor AB
Age 65
Director since 2018
Independent
Nominating & ESG Committee
Sweden
Career Highlights
Mr. Wallenberg has been Non-Executive Chairman of the Board of Investor AB since 2005. Founded by the Wallenberg family in 1916, Investor AB holds long-term positions in global companies. In connection with his role at Investor AB, Mr. Wallenberg serves on the Boards of Directors of several of its portfolio companies. Previously, Mr. Wallenberg served as Vice Chairman of Investor AB from 1999 to 2005 and as a member of Investor AB’s Board since 1998. Mr. Wallenberg was the President and CEO of Skandinaviska Enskilda Banken AB in 1997 and the Chairman of its Board of Directors from 1998 to 2005. Mr. Wallenberg also was EVP and CFO of Investor AB from 1990 to 1993.

Specific Expertise

• Vast international business experience

• Extensive service on the boards of several large public companies

• Global perspective, as well as a representative of a large Nasdaq shareholder

Select Professional and Community Contributions

• Director of the Knut and Alice Wallenberg Foundation

• Member of the Steering Committee of The European Round Table of Industrialists

• Member of the Tsinghua School of Economics Advisory Board

• Honorary Chairman of IBLAC, the Mayor of Shanghai’s International Business Leaders Advisory Council

• Member of the Royal Swedish Academy of Engineering Sciences

Current Public Company Boards

• ABB Ltd.: Governance and Nomination Committee

• Investor AB: Audit and Risk Committee, Remuneration Committee (Chair)

• Telefonaktiebolaget LM Ericsson: Finance Committee

Other Public Company Boards in the Past Five Years

• SAS AB

ALFRED W. ZOLLAR
Executive Advisor, Siris Capital Group, LLC
Age 66
Director since 2019
Independent
Audit & Risk Committee
United States
Career Highlights
Mr. Zollar has been an Executive Advisor with Siris Capital Group, LLC since March 2021. Previously, he was an Executive Partner since February 2014. Mr. Zollar retired from IBM in January 2011 following a 34-year career. Mr. Zollar was formerly general manager of IBM Tivoli Software from July 2004 until January 2011, where he was responsible for the executive leadership, strategy and P&L of the Tivoli Software. Previously, Mr. Zollar was general manager, IBM iSeries, where he was responsible for the executive leadership, strategy and P&L of the iSeries (formerly AS/400) server product line. Before that he held senior management positions in each of IBM’s diverse software businesses, including general manager of IBM Lotus Software.

Specific Expertise

• Career technologist with skills in product development, customer satisfaction and strategy

• Broad leadership experience, including senior management positions in every IBM software group division

• Extensive service on the boards of several large public companies

Select Professional and Community Contributions

• Director of EL Education

• Director of the Eagle Academy Foundation

• Member of the Executive Leadership Council

• Lifetime Member of the National Society of Black Engineers

Current Public Company Boards

• Public Service Enterprise Group Incorporated: Audit Committee, Finance Committee (Chair), Industrial Operations Committee

• The Bank of New York Mellon Corporation: Risk Committee, Technology Committee (Chair)

Other Public Company Boards in the Past Five Years

• Red Hat, Inc.

• The Chubb Corporation

Board Committees
Our Board has four standing Committees: Audit & Risk, Finance, Management Compensation and Nominating & ESG. Each of these Committees, other than the Finance Committee, consists exclusively of independent directors. The Chair of each Committee reports to the Board in Chairman’s Session or Executive Session on the topics discussed and actions taken at each meeting. Each of these Committees operates under a written charter that includes the Committee’s duties and responsibilities.

A description of each standing Committee is included on the following pages.

AUDIT & RISK COMMITTEE

Key Objectives:

•  Oversees Nasdaq’s financial reporting process and reviews the disclosures in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings releases.

•  Appoints, retains and approves the compensation of, and oversees, the independent registered public accounting firm.

•  Assists the Board by reviewing and discussing the quality and integrity of accounting, auditing and financial reporting practices at Nasdaq, including assessing the staffing of employees in these functions.

•  Assists the Board by reviewing the adequacy and effectiveness of internal controls and the effectiveness of Nasdaq’s ERM and regulatory programs.

•  Reviews and approves or ratifies related party transactions, as further described below under “Certain Relationships and Related Transactions.”

•  Assists the Board in reviewing and discussing Nasdaq’s Global Ethics and Compliance Program, SpeakUp! Program and confidential whistleblower process.

•  Assists the Board by reviewing and discussing litigation, regulatory and compliance risks.

•  Assists the Board in reviewing and discussing the adequacy and effectiveness of Nasdaq’s cyber, privacy and technology controls.

•  Assists the Board in its oversight of the Internal Audit function.

•  Reviews and recommends to the Board for approval the Company’s regular dividend payments.

•  Updates the Board on discussions and decisions from the Audit & Risk Committee meetings.

2020 Highlights:

•  Conducted annual review of the independent auditor relationship and recommended the retention of Ernst & Young LLP as the Company’s independent auditor. For further information on the Audit & Risk Committee’s review of the independent auditor relationship, see “Audit & Risk Committee Matters – Annual Evaluation and 2021 Selection of the Independent Auditor.”

•  Reviewed non-GAAP disclosures, impairment assessments and the impact or potential impact of changes in various accounting standards.

•  Approved the Company’s Cybersecurity Strategic Plan and received regular updates on emerging information security issues from the Company’s CIO/CTO and Chief Information Security Officer, including updates on the Development Organization’s focus on security.

•  Reviewed Ernst & Young LLP’s Information Security Program Assessment Report, which measured the maturity of Nasdaq’s program within 20 information security areas.

• Received regular reports from the Chief Legal and Regulatory Officer on litigation, regulatory and compliance topics.

• Discussed informational reports on:

> the ongoing enhancement of the governance and operations of Nasdaq Clearing;

> Nasdaq’s compliance initiatives with respect to the International Organization of Securities Commissions’ Principles for Financial Benchmarks and the European Union’s Benchmark Regulation;

> Nasdaq’s privacy program;

> Nasdaq’s COVID-19 response;

> the capacity enhancements to the technology supporting Nasdaq’s U.S. exchanges; and

> the SEC Statement on the Role & Responsibilities of Audit Committees.

Risk Oversight Role:

• Reviews the systems of internal controls, financial reporting and the Global Ethics and Compliance Program.

• Reviews the ERM program, including policy, structure and process.

Independence:

•  Each member of the Audit & Risk Committee is independent as defined in Rule 10A-3, adopted pursuant to the Sarbanes-Oxley Act of 2002, and in accordance with the listing rules of The Nasdaq Stock Market.

•  The Board determined that each of Messrs. Kloet and Rainey and Ms. Begley are “audit committee financial experts” within the meaning of SEC regulations and each also meets the “financial sophistication” standard of The Nasdaq Stock Market.

FINANCE COMMITTEE

Key Objectives:

•  Reviews and recommends, for approval by the Board, the capital plan of the Company, including the plan for repurchasing shares of the Company’s common stock and the proposed dividend plan.

•  Reviews and recommends, for approval by the Board, significant mergers, acquisitions and business divestitures.

•  Reviews and recommends, for approval by the Board, significant capital market transactions and other financing arrangements.

•  Reviews and recommends, for approval by the Board, significant capital expenditures, lease commitments and asset disposals, excluding those included in the approved annual budget.

2020 Highlights:

•  Conducted a comprehensive review of the capital plan for Board approval.

•  Reviewed and recommended, for Board approval, enhancing the Company’s liquidity during the COVID-19 crisis by refinancing and retiring the 3.875% Senior Notes due 2021 with €600 million of 0.875% Senior Notes due 2030, and issuing $500 million of 3.25% Senior Notes due 2050.

•  Reviewed and recommended, for Board approval, the $2.75 billion acquisition of Verafin, and the associated financing of that transaction, including the issuance of an aggregate of $1.9 billion in senior notes and the execution of a new five-year, $1.25 billion revolving credit facility.

•  Advised on Nasdaq’s release of new financial metrics at its 2020 Investor Day.

•  Received an update on Nasdaq’s minority investment activities through the Nasdaq Ventures portfolio.

•  Reviewed and recommended, for Board approval, Nasdaq’s acquisition of Solovis.

Risk Oversight Role:

•  Monitors operational and strategic risks related to Nasdaq’s financial affairs, including capital structure and liquidity risks.

MANAGEMENT COMPENSATION COMMITTEE

Key Objectives:

•  Establishes and annually reviews the executive compensation philosophy and strategy.

•  Reviews and approves the executive compensation and benefit programs applicable to Nasdaq’s executive officers, including the base salary, incentive compensation and equity awards. Any executive compensation program changes solely applicable to the President and CEO and CFO are submitted to the Board for final approval.

•  Reviews and approves the performance goals for executive officers. For the President and CEO and CFO, these items are referred to the Board for final approval.

•  Reviews and approves the base salary and incentive compensation for those non-executive officers with target total cash compensation in excess of $1,000,000 or an equity award valued in excess of $600,000.

•  Evaluates the performance of the President and CEO, together with the Nominating & ESG Committee.

•  Reviews the succession and development plans for executive officers and other key talent.

•  Establishes and annually monitors compliance with the mandatory stock ownership guidelines.

•  Reviews the results of any shareholder advisory votes on executive compensation and any other feedback that may be garnered through the Company’s ongoing shareholder engagement.

2020 Highlights:

•  Reviewed the effectiveness of the annual and long-term incentive plans in supporting Nasdaq’s strategy and compensation structure.

•  Implemented minimum and maximum achievement amounts upon the satisfaction of certain performance goals under the Company’s 2020 annual incentive program to continue to motivate employees, while also balancing the differing impact of the pandemic on the financial results across our businesses. The minimum achievement score did not apply to the performance goals of our President and Chief Executive Officer, the NEOs or any of our other EVPs.

•  Reviewed the succession and development plans for all EVPs and SVPs.

Risk Oversight Role:

•  Monitors the risks associated with elements of the compensation program, including organizational structure, compensation plans and goals, succession planning, organizational development and selection processes.

•  Evaluates the effect the compensation structure may have on risk-related decisions.

Independence:

•  Each member of the Management Compensation Committee is independent and meets the additional eligibility requirements set forth in the listing rules of The Nasdaq Stock Market.

NOMINATING & ESG COMMITTEE
Key Objectives:
• Determines the skills and qualifications necessary for the Board, develops criteria for selecting potential directors and manages the Board refreshment process.
• Identifies, reviews, evaluates and nominates candidates for annual elections to the Board.
• Leads the annual assessment of effectiveness of the Board, Committees and individual directors.
• Together with the Management Compensation Committee, leads the annual performance assessment of the President and CEO.
• Identifies and considers emerging corporate governance issues and trends.
• Reviews feedback from engagement sessions with investors and determines follow-up actions and plans.
• Monitors Company compliance with corporate governance requirements and policies.
• Reviews and recommends the Board and Committee membership and leadership structure.
• Reviews and recommends to the Board candidates for election as officers with the rank of EVP or above.

•  Oversees environmental and social matters as they pertain to the Company’s business and long-term strategy and identifies and brings to the attention of the Board current and emerging environmental and social trends and issues that may affect the business operations, performance and public image of Nasdaq.

•  Provides oversight for Nasdaq’s environmental and social policies, practices, initiatives and reporting, including those related to environmental sustainability, social and ethical issues, human capital management, responsible sourcing and strengthening the community.

• Reviews the Annual Sustainability Report.
2020 Highlights:
• Reviewed and advised on The Nasdaq Stock Market’s proposed listing standard, filed with the SEC, to advance Board diversity and enhance the transparency of board diversity statistics.
• Monitored the achievement of Nasdaq’s corporate ESG goals.

• Focused on Nasdaq’s ongoing Board refreshment, including determining the criteria for the next Board nominee and reviewing and interviewing potential candidates.

• Discussed and recommended Nasdaq’s Corporate Purpose Statement to the Board for approval.

• Considered shareholder feedback from engagement sessions, the 2020 Annual Meeting of Shareholders and publicly available sources.

Risk Oversight Role:

• Oversees risks related to the Company’s ESG issues, trends and policies.

• Monitors the independence of the Board.

Independence:

• Each member of the Nominating & ESG Committee is independent, as required by the listing rules of The Nasdaq Stock Market.

Director Compensation

Our Board Compensation Policy establishes the compensation of our non-employee directors. Every two years, the Management Compensation Committee reviews the Director Compensation Policy, considers a competitive market analysis of director compensation data and recommends changes, if any, to the policy to the Board for approval.

The following table reflects the compensation elements for non-employee directors for the current compensation year, which began immediately following the 2020 Annual Meeting of Shareholders and ends with the 2021 Annual Meeting.

Compensation Policy for Non-Employee Directors

Item	May 2020 - June 2021

Annual Retainer for Board Members (Other than the Chair)	$75,000

Annual Retainer for Board Chair	$240,000

Annual Equity Award for All Board Members (Grant Date Market Value)	$260,000

Annual Audit & Risk Committee Chair Compensation	$40,000

Annual Management Compensation Committee Chair Compensation	$30,000

Annual Finance and Nominating & ESG Committee Chair Compensation	$20,000

Annual Audit & Risk Committee Member Compensation	$20,000

Annual Management Compensation and Nominating & ESG Committee Member Compensation	$10,000

Annual Finance Committee Member Compensation	$5,000

Each non-employee director may elect to receive the annual retainer in cash (payable in equal semi-annual installments) or equity. Each non-employee director also may elect to receive Committee Chair and/or Committee member fees in cash (payable in equal semi-annual installments) or equity.

The annual equity award and any equity elected as part of the annual retainer or for Committee Chair and/or Committee member fees are awarded automatically on the date of the Annual Meeting of Shareholders immediately following election and appointment to the Board.

All equity paid to Board members consists of RSUs that vest in full one year from the date of grant. The amount of equity to be awarded is calculated based on the closing market price of our common stock on the date of the Annual Meeting. Unvested equity is forfeited in certain circumstances upon termination of the director’s service on the Board.

Directors are reimbursed for business expenses and reasonable travel expenses for attending Board and Committee meetings. Non-employee directors do not receive our retirement, health or life insurance benefits. We provide each non-employee director with director and officer liability insurance coverage, as well as accidental death and dismemberment and travel insurance for and only when traveling on behalf of Nasdaq.

Stock Ownership Guidelines

Under our stock ownership guidelines, the Chairman of the Board must maintain a minimum ownership level in Nasdaq common stock of six times the annual equity award for Board members. Other non-employee directors must maintain a minimum ownership level of two times the annual equity award. Shares owned outright, through shared ownership and in the form of vested and unvested restricted stock, are taken into consideration in determining compliance with these stock ownership guidelines. Exceptions to this policy may be necessary or appropriate in individual situations and the Chairman of the Board may approve such exceptions from time to time. New directors have four years after their initial election to the Board to obtain the minimum ownership level. All of the directors were in compliance with the guidelines as of December 31, 2020.

Under our stock ownership guidelines, the Chairman of the Board must maintain a minimum ownership level in Nasdaq common stock of six times the annual equity award for Board members. Other non-employee directors must maintain a minimum ownership level of two times the annual equity award.

Director Compensation Table

The table below summarizes the compensation paid by Nasdaq to our non-employee directors for services rendered during the fiscal year ended December 31, 2020.

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)[3,4,5]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Melissa M. Arnoldi	$75,000	$270,548	—	—	—	—	$345,548

Charlene T. Begley	$105,000	$255,807	—	—	—	—	$360,807

Steven D. Black	—	$368,858	—	—	—	—	$368,858

Essa Kazim	—	$334,389	—	—	—	—	$334,389

Thomas A. Kloet[6]	$152,500	$378,612	—	—	—	—	$531,112

John D. Rainey	—	$368,858	—	—	—	—	$368,858

Michael R. Splinter	—	$521,367	—	—	—	—	$521,367

Jacob Wallenberg	$85,000	$255,807	—	—	—	—	$340,807

Alfred W. Zollar	—	$349,130	—	—	—	—	$349,130

1

Adena T. Friedman is not included in this table as she is an employee of Nasdaq and thus received no compensation for her service as a director. For information on the compensation received by Ms. Friedman as an employee of the Company, see “Executive Compensation.”

2

The differences in fees earned or paid in cash reported in this column largely reflect differences in each individual director’s election to receive the annual retainer and Committee service fees in cash or RSUs. These elections are made at the beginning of the Board compensation year and apply throughout the year. In addition, the difference in fees earned or paid also reflects individual Committee service.

3	The amounts reported in this column reflect the grant date fair value of the stock awards computed in accordance with

FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2020 included in our Form 10-K. The differences in the amounts reported among non-employee directors primarily reflect differences in each individual director’s election to receive the annual retainer and Committee service fees in cash or RSUs.

4

These stock awards, which were awarded on May 19, 2020 to all the non-employee directors elected to the Board on that date, represent the annual equity award and any portion of annual retainer or Committee service fees that the director elected to receive in equity. Each non-employee director received the annual equity award, which consisted of 2,308 RSUs with a grant date fair value of $255,807. Mr. Splinter elected to receive his Chairman retainer in equity, so he received an additional 2,130 RSUs with a grant date fair value of $236,078. Directors Black, Kazim, Kloet, Rainey, and Zollar elected to receive all of their annual retainers in equity, so they each received an additional 665 RSUs with a grant date fair value of $73,705. In addition, individual directors received the following amounts for Committee service fees: Ms. Arnoldi (133 RSUs with a grant date fair value of $14,741); Mr. Black (355 RSUs with a grant date fair value of $39,346); H.E. Kazim (44 RSUs with a grant date fair value of $4,877); Mr. Kloet (443 RSUs with a grant date fair value of $49,100); Mr. Rainey (355 RSUs with a grant date fair value of $39,346); Mr. Splinter (266 RSUs with a grant date fair value of $29,482); and Mr. Zollar (177 RSUs with a grant date fair value of $19,618).

5

The aggregate numbers of unvested RSUs and vested shares under the Equity Plan beneficially owned by each non-employee director as of December 31, 2020 are summarized in the following table. All unvested RSUs will vest on May 19, 2021.

Director	Number of Unvested RSUs	Number of Vested Shares

Melissa M. Arnoldi	2,441	6,143

Charlene T. Begley	2,308	6,679

Steven D. Black	3,328	38,930

Essa Kazim	3,017	36,094

Thomas A. Kloet	3,416	17,362

John D. Rainey	3,328	9,437

Michael R. Splinter	4,704	63,219

Jacob Wallenberg	2,308	4,933

Alfred W. Zollar	3,150	3,401

6

Fees earned or paid in cash to Mr. Kloet include fees of $152,500 for his service as Chairman of the Boards of our U.S. exchange subsidiaries and their Regulatory Oversight Committees. Fees earned for Board and Committee service for our exchange subsidiaries are paid only in cash. Mr. Kloet directed all of the cash fees to 501(c)(3) charities of his choice for this reporting year.

Corporate Governance

Corporate Governance Framework

Our governance framework focuses on the interests of our shareholders. It is designed to promote governance transparency and ensure our Board has the necessary authority to review and evaluate our business operations and make decisions that are independent of management and in the best interests of our shareholders. Our goal is to align the interests of directors, management and shareholders while complying with, or exceeding, the requirements of The Nasdaq Stock Market and applicable law.

This governance framework establishes the practices our Board follows with respect to oversight of:

•	our corporate strategy for long-term value creation;

•	capital allocation;

•	risk management, including risks relating to information security and the protection of our market systems;

•	our human capital management program, corporate culture initiatives and ethics program;

•	our corporate governance structures, principles and practices;

•	Board refreshment and executive succession planning;

•	executive compensation;

•	corporate sustainability, including our ESG program and environmental and social initiatives; and

•	compliance with local regulations and laws across our business lines and geographic regions.

Key Corporate Governance Documents

Nasdaq’s commitment to governance transparency is foundational to our business. This commitment is reflected in our governance documents listed below, which are all available online at ir.nasdaq.com.

•	Corporate Governance Guidelines

•	Board of Directors Duties & Obligations

•	Amended and Restated Certificate of Incorporation

•	By-Laws

•	Committee Charters

•	Procedures for Communicating with the Board of Directors

Leadership Structure

In accordance with our Corporate Governance Guidelines, we separate the role of Chairman of the Board from the role of President and CEO. Our Board Chairman is an independent director. We believe that this separation of roles and allocation of distinct responsibilities to each role facilitates communication between senior management and the full Board about issues such as corporate governance, management development, succession planning, executive compensation, and the Company’s performance.

Nasdaq’s President and CEO, Adena T. Friedman, has over 25 years’ experience in the securities industry. She is responsible for the strategic direction, day-to-day leadership, and performance of Nasdaq. The Chairman of Nasdaq’s Board, Michael R. Splinter, brings to the Board leadership experience as a former public company CEO. The Chairman provides guidance to the President and CEO, presides over Board meetings, including Executive Sessions, and serves as a primary liaison between the President and CEO and other directors.

Board Independence

Nasdaq’s common stock is currently listed on The Nasdaq Stock Market and Nasdaq Dubai. In order to qualify as independent under the listing rules of The Nasdaq Stock Market, a director must satisfy a two-part test. First, the director must not fall into any of several categories that would automatically disqualify the director from being deemed independent. Second, no director qualifies as independent unless the Board affirmatively determines that the director has no direct or indirect relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Under the Nasdaq Dubai listing rules and the Markets Rules of the Dubai Financial Services Authority, a director is considered independent if the Board determines the director to be independent in character and judgment and to have no commercial or other relationships or circumstances that are likely to affect, or could appear to impair, the director’s judgment in a manner other than in the best interests of the Company.

Nine of our ten director nominees are independent under the listing rules of The Nasdaq Stock Market and Nasdaq Dubai. Based upon detailed written submissions by each director nominee, the Board has determined that all of our director nominees are independent under the rules of each of The Nasdaq Stock Market and Nasdaq Dubai, other than Ms. Friedman. Ms. Friedman is deemed not to be independent because she is Nasdaq’s President and CEO.

None of the director nominees are party to any arrangement with any person or entity other than the Company relating to compensation or other payments in connection with the director’s or nominee’s candidacy or service as a director, other than arrangements that existed prior to the director’s or nominee’s candidacy.

The Board believes that a key element to effective, independent oversight is that the independent directors meet in Executive Session on a regular basis without company management present. As such, at each Board meeting, independent directors have the opportunity to meet in Executive Session. The independent Chairman of the Board is responsible for chairing the Executive Sessions of the Board and reporting to the President and CEO and Corporate Secretary on any actions taken during Executive Sessions. In 2020, the Board met ten times in Executive Session. Additionally, each Committee has the authority and budget to retain independent advisors, if needed.

ISS Governance QualityScore - Lowest Level of Concern ISS Governance QualityScore Components: Board Structure, Compensation, Shareholder Rights and Audit & Risk Oversight

Committee Independence and Expertise

All Board Committees, except for the Finance Committee, are comprised exclusively of independent directors, as required by the listing rules of The Nasdaq Stock Market. At each Committee meeting, members of each Board Committee have the opportunity to meet in Executive Session.

Each member of the Audit & Risk Committee is independent as defined in Rule 10A-3, adopted pursuant to the Sarbanes-Oxley Act of 2002, and in the listing rules of The Nasdaq Stock Market. Three members of the Audit & Risk Committee are “audit committee financial experts” within the meaning of SEC regulations and also meet the “financial sophistication” standard of The Nasdaq Stock Market.

Strategic Oversight

The Board takes an active role with management to formulate and review our long-term corporate strategy and capital allocation plan for long-term value creation.

The Board and management routinely confer on our execution of our long-term strategic plans, the status of key strategic initiatives and the principal strategic opportunities and risks facing us. In addition, the Board periodically devotes meetings to conduct an in-depth long-term strategic review with our senior management team. During these reviews, the Board and management discuss emerging technological and macroeconomic trends and short and long-term plans and priorities for each of our business units.

Additionally, the Board annually discusses and approves our budget and capital allocation plan, which are linked to our long-term strategic plans and priorities. Through these processes, the Board brings its collective, independent judgment to bear on the most critical long-term strategic issues facing Nasdaq.

In 2020, the Board received updates on Nasdaq’s corporate strategy at least quarterly, and often more frequently. The Board also held a multi-day, virtual strategy session during which it considered the next steps in our strategic pivot, discussed our strategic ambitions and evaluated certain near-term strategic focus areas. The Board also reviewed and approved our acquisitions in 2020, including Solovis and Verafin. For further information on our corporate strategy, see “Item 1. Business—Growth Strategy” in our Form 10-K.

ESG Oversight

Our Board is committed to overseeing Nasdaq’s integration of ESG principles and practices throughout the entire enterprise. Sixty percent of our Board members have experience with environmental and social matters, which strengthens our Board’s review and oversight of our sustainability initiatives. The Nominating & ESG Committee has formal responsibility and oversight for all environmental, social and governance policies and programs and receives regular reporting on related key matters.

Our Corporate ESG Steering Committee, which is comprised of members of senior management and internal subject matter experts, meets monthly to:

•	oversee and discuss the current and emerging ESG risks and their potential impact to the strategy of the Company;

•	approve short, medium and long-term ESG objectives and targets and assess progress against these targets on a regular basis; and

•	review and approve the annual Sustainability Report.

The Corporate Sustainability Team, which reports to the CFO, is responsible for execution of the sustainability strategy.

Cybersecurity and Information Security Oversight

Our Audit & Risk Committee receives quarterly reports, as well as additional reports as needed, on cybersecurity and information security matters from our Chief Information Security Officer. A Cybersecurity Dashboard is presented each quarter which contains information on cybersecurity controls; incidents and threats to the Company’s information security; and ongoing prevention and mitigation efforts for such threats.

On an annual basis, the Information Security team reviews and updates its governance documents, such as the Information Security Charter, the Information Security Policy and the Information Security Program Plan, and then presents the revised documents to the Audit & Risk Committee for review and/or approval.

Additionally, during 2020, the Information Security team presented a new three-year plan to the Audit & Risk Committee. This plan outlines the strategic vision and associated goals for the cybersecurity of Nasdaq’s global operations for the three-year period from 2020 through the end of 2022.

Finally, the Information Security team engaged Ernst & Young LLP to perform an analysis of Nasdaq’s information security procedures. Ernst & Young LLP reviewed program documentation and conducted on-site and remote interviews to determine the maturity of Nasdaq’s program within 20 information security areas, and the findings were reviewed by the Audit & Risk Committee.

Risk Oversight

The Board’s role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing the Company’s risk exposure and the Board having ultimate responsibility for overseeing risk management with a focus on the most significant risks facing the Company. The Board is assisted in meeting this responsibility by several Board Committees as previously described under “Director Nominees — Board Committees.” The Audit & Risk Committee receives regular reports relating to operational compliance with the Company’s risk appetite and reviews any deviations, ultimately reporting on them to the Board.

Additionally, management provided updates to the Board throughout the year regarding various risks arising from the COVID-19 pandemic, including with respect to cybersecurity, remote work arrangements, customer implementations, the operation of our exchanges and other potential corporate performance issues.

The Board, through the Audit & Risk Committee, sets the Company’s risk appetite, which is the boundaries within which our management operates while achieving corporate objectives. In addition, the Board reviews and approves the Company’s ERM Policy, which mandates ERM requirements and defines employees’ risk management roles and responsibilities.

Under our ERM Policy, we employ an ERM approach that manages risk through objective and consistent identification, assessment, monitoring and measurement of significant risks across the Company. We classify risks into the following four broad categories:

•

Strategic and Business Risk: Risk to earnings and capital arising from changes in the business environment and from adverse business decisions, improper implementation of decisions or lack of responsiveness to changes in the business environment.

•	Financial Risk: Risk to our financial position or ability to operate due to investment decisions and financial risk management practices, as it relates to market, credit, capital and liquidity risks.

•

Operational Risk: Risks arising from our people, processes and systems and external causes, including, among other things, risks related to transaction errors, financial misstatements, technology, information security (including cybersecurity), engagement of third parties and maintaining business continuity.

•	Legal and Regulatory Risk: Exposure to civil and criminal consequences — including regulatory penalties, fines, forfeiture and litigation — while conducting our business operations.

Our management has day-to-day responsibility for managing risk arising from our activities, including making decisions within stated Board-delegated authority; ensuring employees understand their responsibilities for managing risk through a “three lines of risk management” model; and establishing internal controls as well as guidance and standards to implement the risk management policy. In the “three lines of risk management” model, the first line, consisting of the business units and expert teams (i.e., corporate support units), executes core processes and controls. The second line, consisting of the risk, compliance, control and oversight teams, sets policies and establishes frameworks to manage risks. The third line, which is the Internal Audit Department, provides an independent review of the first and second lines.

Our Global Risk Management Committee, which includes our President and Chief Executive Officer and other senior executives, assists the Board in its risk oversight role, ensuring that the ERM framework is appropriate and functioning as intended and the level of risk assumed by the Company is consistent with Nasdaq’s strategy and risk appetite.

We also have other limited scope risk management committees that address specific risks, geographic areas and/or subsidiaries. These risk management committees, which include representatives from business units and expert teams, monitor current and emerging risks within their purview to ensure an appropriate level of risk. Together, the various management risk committees facilitate timely escalation of issues to the Global Risk Management Committee, which escalates critical issues to the Board. These risk management committees include the following.

•	The Nasdaq Regulatory Capital Committee oversees the global regulatory capital framework for our regulated entities and the level of regulatory capital risk.

•	The Compliance Council identifies, monitors and addresses regulatory and corporate compliance risks.

•	The Technology Risk Committee oversees technology risks within our strategic products and applications.

•	The Business Continuity and Crisis Management Committee oversees business continuity and resiliency related risks.

Nasdaq’s Group Risk Management Department oversees the ERM framework, supports its implementation and aggregates and reports risk information.

Our risk oversight organizational structure is depicted below:

Executive Succession Planning

Our Board believes leadership succession planning is one of its most critical duties and is committed to positioning Nasdaq for further growth through ongoing talent management, succession planning and the deepening of our leadership bench. Both formally on an annual basis and informally throughout the year in Executive Session, the Nominating & ESG Committee, the Management Compensation Committee, the Board and the President and CEO review the succession planning and leadership development program. This includes a short-term and long-term succession plan for development, retention and replacement of senior officers. These reviews and succession planning discussions take into account desired leadership skills, key capabilities and experience in light of our current and evolving business and strategic direction. Our directors also have exposure to potential internal succession candidates through Board and Committee presentations and discussions, as well as informal events and interactions throughout the year.

In conjunction with the annual report of the succession plan, the President and CEO also reports on Nasdaq’s program for senior management leadership development.

In addition, the President and CEO prepares, and the Board reviews, a short-term succession plan that delineates a temporary delegation of authority to certain officers of the Company, if some or all of the senior officers should unexpectedly become unable to perform their duties. In 2020, the Board approved an update to the short-term succession plan in light of the COVID-19 pandemic. The Board also approved its own short-term succession plan in the event any of the Directors became temporarily incapacitated or unable to act due to the pandemic.

In addition, the Board conducted a detailed talent review, and considered succession planning, for the senior officers of the Company in 2020. The Nominating & ESG Committee and Board considered the Company’s succession plans in identifying a successor for Michael Ptasznik in connection with his retirement. Consistent with the previously discussed plans, the Board appointed Ann M. Dennison as Mr. Ptasznik’s successor as CFO, effective March 1, 2021.

Board Meetings

The Board held 12 meetings during the 2020 fiscal year and the Board met in Executive Session without management present during ten of those meetings. The Board expects its members will meticulously prepare for, join and participate in all Board and applicable Committee meetings and each Annual Meeting.

Each of the incumbent directors attended at least 92% of the meetings of the Board and those Committees on which the director served during the 2020 fiscal year.

Director Attendance at Annual Meeting

All ten of our Board members who served on the Board at the time of our 2020 Annual Meeting of Shareholders attended the meeting.

Shareholder Rights

Nasdaq does not have a classified Board. All directors are elected annually. We also have a majority vote standard for uncontested director elections.

We implemented proxy access by amending our By-Laws to allow a shareholder, or group of shareholders, that owns at least 3% of our outstanding common stock for three years and complies with certain customary requirements, to nominate candidates for service on the Board and have those candidates included in Nasdaq’s proxy materials. Candidates nominated pursuant to this provision may constitute up to the greater of two individuals or 25% of the total number of directors then in office for a particular annual meeting of shareholders.

Shareholders representing 15% or more of outstanding shares for one year can convene a special meeting.

For more on our proactive outreach efforts with our shareholders, see “Shareholder Engagement” on page 58.

Public Policy Advocacy for Investors, Capital Formation and Inclusive Capitalism

As part of our duty to shareholders, employees and the markets, Nasdaq actively participates in public policy debates in Europe, the United States and elsewhere. Nasdaq maintains a vigorous global employee education program with respect to the Foreign Corrupt Practices Act and other jurisdictional prohibitions on pay-for-play. Nasdaq does not support any political campaigns, or so-called “Super PACs,” directly with Nasdaq funds.

In the United States, Nasdaq has the responsibility to use its voice to educate policymakers and advocate for policies affecting the capital markets. Nasdaq concentrates its efforts on education and outreach and utilizes a modest Political Action Committee, or PAC, program, known as the Nasdaq PAC. The Nasdaq PAC is funded entirely through employee contributions and supports only federal campaigns. Nasdaq’s PAC is governed by a board of employees who vote on every disbursement.

With respect to our European operations, we focus our advocacy programs on active education and engagement with elected leaders and key policymakers. Our policies in Europe follow prevailing jurisdictional law and preclude any monetary contributions to political parties, candidates or their designees.

Nasdaq maintains memberships in a number of associations around the globe that serve as important partners for our industry and clients, including the World Federation of Exchanges, Federation of European Stock Exchanges, Equity Markets Association, Partnership for New York City, Business RoundTable, Silicon Valley Leadership Group, U.S. Chamber of Commerce, TechNet and others.

Communicating with the Board

Shareholders and other interested parties may contact the Board, the Chairman or other individual Directors by writing us at AskBoard@nasdaq.com or c/o Erika Moore, Vice President, Deputy General Counsel and Corporate Secretary, 805 King Farm Boulevard, Rockville, Maryland 20850.

Complaints or Ethical Concerns?

We have also established mechanisms for receiving, retaining, and addressing ethics and compliance concerns or allegations of misconduct through our SpeakUp! Program. Employees, contractors and third parties doing business with Nasdaq have multiple channels for raising ethics concerns in a highly confidential and/or anonymous manner. Nasdaq does not tolerate retaliation against anyone who reports potential misconduct regardless of the reporting channel used.

For more on our Code of Ethics, see page 62 or visit ir.nasdaq.com.

Shareholder Engagement

Shareholder Engagement

At Nasdaq, fostering long-term relationships and maintaining trust with our shareholders is a key priority for both management and the Board. Strong corporate governance must include constructive, year-round engagement with portfolio managers and investment stewardship teams—and our Corporate Governance Guidelines codify our Board’s commitment to oversight of shareholder engagement.

We actively listen to our investors through industry conferences, non-deal roadshows and meetings on a regular basis. Shareholder feedback provides our Board and management with valuable insights on our business strategy and performance, corporate responsibility, executive compensation, ESG initiatives and many other topics. This feedback informs various business decisions and helps us more effectively tailor the information we disclose to the public. Generally, webcasts of management’s presentations at industry or investor conferences are made available to investors and are accessible for a period of time at ir.nasdaq.com.

2020 Year-Round Engagement

Spring	Summer	Fall	Winter

•  Filed Form 10-K and Proxy Statement, implementing disclosure improvements based on shareholder feedback

•  Active outreach with institutional holders to discuss important governance matters to be considered at Annual Meeting

Annual Meeting,

May 19

•  Had a 47% increase in shareholder attendance

•  Addressed all live questions

•  100% of Nasdaq Directors were in attendance

• Reviewed results and feedback from Annual Meeting • Shared investor feedback with the entire Board • Identified areas for development

•  Engaged with institutional holders in preparation for Investor Day

Investor Day,

November 10

•  President and CEO, and Executive Leadership Team, hosted webcast on company operations and strategy

•  Addressed top focus areas of our investors around organic growth drivers, mid-term outlook and capital allocation priorities

•  Analysts and investors were able to participate in live Q&A sessions

•  Agenda, presentation and replay are all online and available to the public at ir.nasdaq.com

•  Conducted annual Board assessment, which included specific questions informed by our shareholder engagement initiatives

•  Continued to review shareholder feedback with the Board

•  Assessed governance best practices and trends, regulatory developments and our governance framework

People and Purpose

“A company’s purpose is the foundation that underpins its culture, operations, and business mandate. At Nasdaq, our purpose is to champion inclusive growth and prosperity. For us, it means powering stronger economies, creating more equitable opportunities and contributing to a more sustainable world to help our communities, clients, employees and people of all backgrounds reach their full potential.”

– Adena T. Friedman, President and CEO

In what has been one of the most challenging years in recent history, it became clearer than ever before that our people are our most valuable resource. Nasdaq’s commitment to—and investment in—attracting, retaining, developing and motivating its employees strengthened throughout 2020.

As the COVID-19 pandemic created challenges for our employees, and as the social justice movement gained momentum throughout the United States, we continued to bolster our human capital management efforts. We strive to create a diverse and inclusive work environment of equal opportunity, where employees feel respected and valued for their contributions, and where Nasdaq and its employees have opportunities to make positive contributions to our local communities.

We put the health, safety and well-being of our Nasdaq family first, expanding and enhancing employee benefits and resources. We have continued to heavily invest in our efforts to ensure a diverse and inclusive workplace, and we remain committed to building a sustainable and equitable world both inside of Nasdaq and beyond.

Enterprise-wide Approach to ESG

Nasdaq’s sustainability strategy includes all ESG issues that affect our business, operations and internal and external stakeholders. As part of our company-wide commitment to sustainability, Nasdaq’s ESG efforts are reflected in our work with corporate clients and within our own operations. Our global teams work together to create an impact in the marketplaces and communities where we live and work and advocate for ESG practices in our markets.

Nasdaq is honored as the only stock exchange in the Dow Jones North America Sustainability Index. We are fully committed to continuing our ESG efforts and to leading the shift towards more sustainable and inclusive capital markets.

Our Board’s Engagement

The Board, the Management Compensation Committee and the Nominating & ESG Committee engage with the Executive Leadership Team and People@Nasdaq across a broad range of people and culture topics. In-depth discussions on these topics occur at least twice a year, and specific aspects of these topics are touched upon more frequently. Recent human capital management topics discussed by the Board, the Management Compensation Committee and the Nominating & ESG Committee include: the alignment of our culture with our corporate strategy; our COVID-19 response; efforts to shape our corporate culture; succession planning; talent development; and our diversity, inclusion and belonging initiatives.

The Nominating & ESG Committee has formal responsibility and oversight for environmental and social policies and programs and receives regular reporting on key environmental and social matters and initiatives.

Our internal ESG Steering Committee is co-chaired by executive leaders and comprised of geographically diverse representatives from multiple business units. The ESG Steering Committee serves as the central oversight body for our environmental and social strategy and regularly reports on that strategy to the Nominating & ESG Committee.

COVID-19 Response and Employee Safety

As the COVID-19 pandemic continues around the world, affecting all of our offices, we are committed to ensuring the safety and well-being of our employees and stakeholders, and complying with local government regulations in the locations in which we operate. In an effort to prevent further strain on our employees, we informed them in March 2020 that Nasdaq would not conduct any broad-based COVID-19 related layoffs throughout 2020.

When COVID-19 was first identified in Asia, Nasdaq quickly mobilized its resources to respond and support its employees in the region. We continued to proactively monitor the progression of COVID-19 throughout the world, and in March 2020, we closed all of our global offices and directed employees to work from home. Currently, Nasdaq continues to operate in a reduced office access environment. We have informed our employees that they may continue to work remotely through at least August 31, 2021. We will continue to evaluate local conditions and regulations before we fully transition back to our offices.

We launched a return-to-office strategy and plan to provide employees the opportunity to return to our offices as they re-open, which also will help support local businesses in these areas. The key priorities of this plan include continuing to safeguard the health of employees and stakeholders and ensuring the resiliency of our markets and global operations, while adhering to local regulations and health authorities’ guidelines.

For our offices that have re-opened, additional safety measures were instituted, including enhanced cleaning and disinfection protocols, social distancing, use of face coverings, contact tracing and pre-entry health and travel screenings. Face coverings, canisters of disinfectant wipes and hand sanitizers are available to those entering the offices.

The majority of our employees have been consistently working from home since we closed our offices in March 2020. We delivered face masks to employees, provided a home office equipment allowance and increased certain health benefits. In an effort to help our employees with the additional stress in balancing their work and personal commitments in this COVID-19 environment, we provided “flex days” for additional time away from the office without requiring the usage of vacation or personal leave days, additional family care resources and benefits (including back-up childcare and other caregiver support), wellness benefits and mental health resources.

In order to keep employees informed and connected, communication channels increased. Bi-weekly meetings are hosted by Nasdaq’s President and CEO. Periodic town halls by location and by business unit are hosted by our senior leadership. Each month, we hold an information and training series for managers.

Talent Management and Development

Throughout 2020, we continued to increase our efforts in attracting and retaining our employees. Given the challenges posed by COVID-19 restrictions, we reinvented our internship program to welcome over 150 interns and our onboarding program to welcome over 1,000 new employees to Nasdaq remotely. Additionally, we introduced new hire and employee exit surveys to better understand why employees join, and leave, Nasdaq. We conducted annual performance management, succession planning and advancement exercises to ensure we are aligning our employees with the right opportunities across the Company.

We have invested in professional development for our employees, including offering access to more than 14,000 professional development programs; providing tuition assistance to employees enrolled in degree-granting academic programs; holding internal career fairs and career development programs; and providing one-on-one professional coaching opportunities.

Nasdaq continued to conduct employee sentiment surveys frequently during 2020, and realized significant improvements across many categories, including leadership, management, and culture, compared to average scores within the past two years. We attribute these gains primarily to the ways the Company quickly and robustly responded to COVID-19, taking prompt actions to prioritize its employees’ safety and well-being.

Our Ethical Culture	We believe that ethical business practices are a critical element of our corporate culture.
Code of Ethics: Board and Employees

Ethical business practices are foundational to our corporate culture. Central to our core corporate values is to “Lead with Integrity.” This includes the expectation that everyone working for Nasdaq, from our directors to employees to contractors working on our behalf, demonstrate honesty and ethics in all workplace interactions. We believe our ethical culture enables us to build lasting, trusting relationships with our shareholders, customers and communities, and efficiently manage compliance risk.

Given the diversity and geographic scope of Nasdaq’s business, we maintain an ethics program, along with a variety of compliance programs designed to support our ethical culture and meet our compliance obligations. At an enterprise level, our corporate ethics and compliance program employs a “continuous improvement” model built around the following pillars, which are derived from government and industry best practices.

Executive and Board Leadership	Policies, Procedures and Controls	Risk Assessment	Outreach and Training	Monitoring, Audit and Response

• Board and top management oversight with reporting channel to senior management and Board for concerns.	• Policies, procedures and controls to support compliance.	• Prioritization and reallocation of resources based on assessment of compliance risks.	• Expectations communicated and staff trained in an appropriate manner.	• Measures to monitor misconduct and program effectiveness with investigation and resolution of issues.

Executive and Board Leadership

Our corporate ethics and compliance programs have the support of our senior management and are subject to regular oversight by the Audit & Risk Committee, as set forth in its charter.

Executive Leadership Team members and certain corporate committees provide top-level management of compliance obligations and support our global compliance program. For example, we have an enterprise-level Compliance Council, which is co-chaired by our Chief Legal and Regulatory Officer and our Chief Risk Officer, to oversee our corporate ethics program and primary compliance risks. Additionally, compliance risks and obligations are monitored by our Global Risk Management Committee, chaired by our Chief Risk Officer.

At an operational level, we maintain dedicated compliance teams of experienced professionals to manage daily activities. In addition to a team that supports our enterprise-wide programs, we also have teams that are specific to our individual lines of business or regulated entities, such as our broker-dealer subsidiaries.

Policies, Procedures and Controls

Nasdaq’s Code of Ethics and related policies are applicable to all of our directors, employees (including the principal executive officer, the principal financial officer and the controller and principal accounting officer) and other associates. We also have a separate Nasdaq Code of Conduct for the Board, which contains supplemental provisions specifically applicable to directors. These codes and policies include specific requirements related to our ethical standards, conflicts of interest disclosure, self-regulatory organization status, regulatory transparency, whistleblowing and compliance with securities trading requirements, antitrust laws, anti-corruption requirements, and sanctions and trade control laws. These codes and policies are supplemented by policies specific to certain legal entities or business areas.

We maintain procedures, systems and controls to support the key requirements of our internal policies. These procedures, systems and controls help document compliance with core policy requirements and ensure that requirements are met. They also help in preventing and detecting potential violations of our policies and compliance requirements.

As part of onboarding and annually following our regular Code of Ethics and policy review cycle, each Nasdaq employee, including our executive officers, is required to certify compliance with our Code of Ethics and related policies as well as attest to the accuracy of required financial disclosures and compliance with reporting obligations including those related to conflicts of interest. As part of their annual assessments, employees are evaluated as to whether they are modeling our core values in their work.

We post amendments to, and intend to post waivers of (to the extent applicable to the principal executive officer, the principal financial officer or the controller and principal accounting officer) the Nasdaq Code of Ethics or the Nasdaq Code of Conduct for the Board on our Investor Relations website. We also will disclose amendments or waivers to the codes in any manner otherwise required by the standards applicable to companies listed on The Nasdaq Stock Market.

Risk Assessment

We conduct regular assessments of compliance risk and individual compliance programs. In assessing compliance risk, we consider various factors, including regulatory trends and expectations, client requirements and expectations, the evolution of our business operations and best practices published by industry associations and peers. Our risk assessments seek to account for trends in the business environment and our strategic business goals. Results of these assessments are reported to senior management and used to help develop compliance program strategies and prioritize activities.

The Audit & Risk Committee receives quarterly updates on significant regulatory, compliance and enforcement risks, semi-annual updates on the Company’s ethics program and ad hoc reports on significant issues.

Our risk assessments also contribute to our annual process in which senior management and the Board of Directors review the Code of Ethics and related policies, as well as the Code of Conduct for the Board. As part of this process, we adopt modifications to the codes and policies to address new or emerging risks or requirements.

Outreach and Training

We conduct regular training and publish information on our intranet to help our employees stay current on ethics and compliance topics and to help them understand how to apply requirements in specific situations.

Training includes:

•	onboarding training for all new hires and staff from acquired companies;

•	company-wide “Ethics in Action” webinars that address topical issues; and

•	targeted training sessions that address specific requirements for a regional office or team.

To supplement training events, we also have an “open door” policy for individuals who have questions or need specific guidance; we also conduct “office hours” in conjunction with certain training events that provide employees an opportunity to better understand our compliance requirements.

Each year, we publish information on our Code of Ethics and policy changes after their adoption by the Board of Directors. A company-wide training is then offered (live and recorded) that reviews the Code of Ethics and policies and highlights key changes to the documents.

Monitoring, Audit and Response

To provide assurance that our ethics and compliance standards are being met, we undertake regular compliance testing and monitoring for identified risk areas, conduct periodic audits to review the design and control effectiveness of certain compliance programs and respond to individual situations where potential non-compliance is detected or reported. In addition to consulting with the business units and managing compliance programs, our compliance teams monitor ongoing compliance through different means, including, where relevant, transaction risk scoring and individualized testing. Additionally, our Internal Audit team develops a risk-based work plan that includes audits of compliance areas and reports the results of these audits to senior management and the Board.

If a compliance concern is identified, we conduct a review to ascertain relevant facts, reach conclusions and, if appropriate, take corrective action, including, if required, disclosure to regulatory bodies. We review significant allegations to determine whether the incident was an isolated occurrence or reflective of an ongoing pattern of conduct. We also incorporate investigation outcomes into policy enhancements, training and outreach programs and control improvements.

Whistleblower Program and Protection

A cornerstone of our ethics program is our SpeakUp! Program. Under our SpeakUp! Program, employees, contractors and third parties doing business with Nasdaq have multiple channels for raising ethics and compliance concerns or allegations of misconduct. These channels include directly contacting our Global Ethics Team through a dedicated email address and phone line and reporting through our SpeakUp! Line, a whistleblower hotline that enables individuals to make anonymous reports. The SpeakUp! Line is operated by a third-party hotline provider that enables Nasdaq to communicate with an individual reporting an issue on an anonymous basis. This Program includes specific investigation procedures for notifying appropriate business management (including, where appropriate, Internal Audit and SOX compliance functions), conducting investigations, resolving matters and closing out matters with the individual reporting the concern. In addition to the SpeakUp! Program, individuals can directly and confidentially contact our Audit & Risk Committee Chair via email or physical mail.

Nasdaq also permits employees to report suspected violations of law or regulations to relevant government authorities regardless of any confidentiality or intellectual property agreements signed with the Company. This includes the right to disclose trade secrets in confidence to government authorities. Employees can contact regulators, law enforcement or authorities without notifying Nasdaq in advance or first pursuing internal reporting channels.

As detailed in our Code of Ethics, Nasdaq does not tolerate retaliation against anyone who reports potential misconduct regardless of the reporting channel used.

The SpeakUp! Program and its supporting procedures enable compliance with global financial reporting and whistleblower laws. The Audit & Risk Committee receives regular reporting on the SpeakUp! Program, and significant financial reporting matters are promptly referred to the Audit & Risk Committee Chair. We promptly investigate any allegations of misconduct.

Supplier Code of Ethics

Ethical business practices are not only foundational to our own corporate culture, but Nasdaq expects that its suppliers share the same level of commitment to integrity. The Supplier Code of Ethics, or the Supplier Code, sets forth our expectation that all suppliers act ethically and comply with relevant laws and regulations in all Nasdaq-related business dealings.

In 2020, Nasdaq updated its Supplier Code to address certain topics that were not previously covered, including:

•	Freedom of Association and Right to Collective Bargaining: Suppliers must respect workers’ rights to freedom of association and collective bargaining in accordance with local legal requirements.

•

Health and Safety: We expect suppliers to provide a safe and healthy work environment to their employees and contractors and to abide by local laws and regulations that address, where applicable and not limited to: occupational safety, emergency preparedness, occupational injury and illness, industrial hygiene, physically demanding work, sanitation, food, and housing. Suppliers must provide a safe work environment that supports and maintains relevant programs for accident prevention and minimizing exposure to health risks.

•

Minimum Living Wages and Maximum Working Hours: We expect compliance with all applicable wage and working hour laws, including but not limited to: compliance with maximum work week hours regulations established by local law, including overtime requirements, except, as allowed by applicable law, in extraordinary business circumstances and with the prior consent of the individual. Employees and contractors must be compensated appropriately in line with prevailing market conditions and at least at the minimum wage required by applicable laws and regulations and with all required benefits. They must be compensated in compliance with local laws for overtime hours worked. Suppliers must comply with all labor laws and employ only workers who meet applicable minimum age and other requirements in the jurisdiction for the services being performed.

•	Acceptable Living Conditions: Where the supplier is providing housing for workers, such housing should be clean and safe, and provide reasonable living space.

•

Corporal Punishment and Disciplinary Practices: Suppliers must provide a non-violent, safe work environment, free of verbal abuse, sexual harassment, threats, intimidation, or physical harm. Suppliers may not use disciplinary procedures to retaliate against individuals or apply disciplinary actions in a discriminatory or otherwise unlawful manner.

Additionally, in line with Nasdaq’s Diversity, Inclusion and Belonging efforts, we began an initiative involving supplier diversity. To help us better understand the current diversity in our supplier pool, we are introducing a new procurement process to help monitor our spend and drive further diversity within our supplier ecosystem. In 2021, these efforts will include:

•	a public statement describing the objectives of the supplier diversity initiative;

•	the development of a portal for diverse suppliers;

•	enhanced reporting and analytics; and

•	becoming active members of, and participants in, a variety of diverse organizations.

We believe these efforts will promote transparency and allow Nasdaq to determine how it can improve engagement with diverse suppliers moving forward.

Ethics Documents

Nasdaq’s commitment to transparency, integrity and ethical business practices is foundational to our business. This commitment is reflected in our core ethics documents listed below, which are available on our Investor Relations website at ir.nasdaq.com.

•	Code of Conduct for the Board of Directors

•	Code of Ethics

>	SpeakUp! Program

>	Nasdaq’s Commitment to Diversity, Inclusion & Belonging

>	Duty of Loyalty to Nasdaq and Avoiding Conflicts of Interest

>	Gifts, Business-Related Events & Anti-Bribery and Corruption

>	Trading Restrictions – Complying with the Global Trading Policy

>	Confidentiality and External Communications

>	Antitrust and Fair Competition

>	Self-Regulatory Obligations, Accurate Reporting and Disclosure and Responding to Regulators

>	Sanctions, Export and Trade Control Compliance

>	Ethical Supplier and Expense Management

•	The Supplier Code of Ethics

Diversity, Inclusion and Belonging

Nasdaq has invested significantly in its Diversity, Inclusion and Belonging, or DIB, efforts, from creating a dedicated DIB team, to publishing our diversity demographics for the first time, to enabling employees to organize around their own interests and identity.

Nasdaq’s diversity, inclusion and belonging philosophy is based on three pillars that guide our efforts:

•	Workforce, to ensure our employee population is representative of the communities in which we operate.

•	Workplace, to ensure a positive workplace experience for all employees of Nasdaq.

•	Marketplace, to positively influence our peers in the capital market space and to invest in the local communities in which we operate.

Our actions and initiatives under each of these pillars are described below.

Workforce

For the first time, Nasdaq publicly disclosed data on its workforce composition. Given our aspiration to achieve greater balance in our workforce composition at all levels, we believe workforce composition data transparency is important in order to hold ourselves accountable for the progress that we seek. Statistics on the composition of our global workforce by gender, and the composition of our U.S. workforce by gender, race and ethnicity, are available on our corporate website www.nasdaq.com/diversity-inclusion-belonging/inside-nasdaq, along with details about our programs and practices to elevate workforce diversity and inclusion.

We continually monitor our diversity efforts, with each business unit tracking its own data via live dashboards. We have enhanced our human capital analytics capability so that we can continue to deliver on our commitment to the Parity Pledge (achieving greater gender diversity in our executive ranks). We also have established a dedicated diversity recruitment function to accelerate our ability to attract diverse talent.

Workplace

The professional and personal challenges of confronting the COVID-19 pandemic and the social unrest of 2020 underscored the importance at Nasdaq of ensuring a culture of inclusion and belonging for every member of our workforce.

More than 1,600 employees are members of one or more of our 11 employee-led resource groups. Some groups advance the professional development and support of our Black, Asian American, Hispanic, LGBTQ+, female, disabled, veteran, and parent/caregiver employees, while other networks represent interests of employees around environmental sustainability as well as professional identities, such as administrative professionals and software engineers. We expect more resource groups will be formed over time. The networks provide both formal and informal development programs and guidance for their members, and benefit our entire workforce through educational events, guest speakers and volunteering opportunities. For a complete list of our employee networks, see page 132.

Nasdaq’s employee networks held numerous events and activities in 2020.

•

The Parents and Caregivers network launched in February 2020 to support the needs of employees facing a sudden impact of the pandemic due to working from home while schools began to close. At the suggestion of this network, in an effort to best support our parents and caregivers (and all employees), Nasdaq put in place a multitude of new benefits including Flex Days (a “free” day off every two weeks), backup childcare subsidies, reimbursed programs supporting family needs, and mental and physical well-being programs.

•

The employee networks curated over 140 programs to elevate connections and reduce isolation for colleagues, including weekly meditation, physical fitness sessions, professional development workshops, a speaker series, numerous holiday celebrations and other social events.

•

To ensure continuous learning and growth, some employee networks requested customized developmental programs, which were delivered through dedicated mentoring or coaching programs. Every member of the Executive Leadership Team, including the President and CEO, served as a mentor to members of underrepresented communities (and in some instances invited “reverse mentoring” as well).

•

In response to the elevated awareness around race and social injustice, the DIB team launched a new “Conscious Inclusion” training program for all employees, starting with our President and CEO and most senior executives. The entire Executive Leadership Team and their direct reports have taken the training, which is now being provided to all managers and all employees. We plan to introduce additional training topics and programming regarding diversity, inclusion and belonging in 2021.

•

On a company-wide basis, as the social justice movement gained momentum in 2020, the Global Link of Black Employees, or GLOBE, hosted a monthly series of educational discussions for all employees, called “Our Talks,” featuring internal and external guest speakers addressing racial dynamics in our society and fostering greater understanding in the workplace. GLOBE also organized several targeted recruitment events for historically Black colleges and universities and candidates from the Black community.

Marketplace

Nasdaq accelerated efforts to raise awareness and generate action on diversity and inclusion in our external marketplace in 2020.

•	In February, our first public Black History Month Summit was organized by GLOBE and was attended by over 400 participants.

•

In March, we hosted our third annual program dedicated to gender equality with the UN Women organization and its partner agencies. As a signatory to the UN Women and UN Global Compact Women’s Empowerment Principles, Nasdaq hosted our sixth annual “Ring the Bell” ceremony and held public conferences in most of our locations.

•

Since the pandemic curtailed most of our public events after March 2020, many of our efforts during 2020 were moved to a virtual environment, and we organized and hosted various events, including financial literacy programs for underserved communities, LGBTQ+ Pride month, a conference on Women in the Boardroom, and a Veterans Day conference. All programs were open to our listed company clients and the general public.

•	In honor of Juneteenth, we debuted “Amplifying Black Voices,” a series of art by Black artists displayed on the Nasdaq Tower at our headquarters in New York.

•

Nasdaq donated an aggregate of $7 million, including $6 million in cash, to organizations providing critical assistance to communities disproportionally impacted by the global health, economic, and social justice crises, including: The Equal Justice Initiative, the NAACP’s COVID-19 project, and World Central Kitchen’s Restaurants for the People program. Nasdaq also triple-matched employee donations to related community engagement and social justice organizations through Nasdaq’s charitable function, GoodWorks. During 2020, GoodWorks also offered a double-match employee donation campaign to global COVID-19 relief and response organizations, as well as global charities selected by our Nasdaq employee networks.

The Purpose Initiative

If we have learned anything from the global pandemic, we have learned that we are resilient. Our ability to push forward, to solve problems, and to continue to innovate clearly can be done from anywhere. This time also gave us a chance to look at ourselves as an organization and re-evaluate our place in the world. Asking ourselves some difficult questions led to insightful answers, and that led to articulating a meaningful new purpose that had already been a part of what drives us.

In September 2020, we launched the “Purpose Initiative,” which is designed to advance inclusive growth and prosperity. The Purpose Initiative comprises our philanthropic, community outreach, corporate sustainability and employee volunteerism programs, all in an effort to leverage our unique place at the center of capital creation, markets, and technology to drive stronger economies, more equitable opportunities and a more sustainable world.

The Purpose Initiative focus spans three primary areas:

•	Reimagining Investor Engagement

Strive to equip underrepresented communities with the financial knowledge to better empower them to build a prosperous future and participate in an ecosystem that supports and sustains their growth.

•	Increasing Capital Markets Participation

Support Black, minority, and female entrepreneurs to strengthen, scale, and bring their ventures to market.

•  Building Strategic Partnerships

Collaborate with organizations that can help build a deeper, data-led understanding of where the challenges are greatest, what existing efforts could be amplified, and how the Nasdaq Foundation can make new and distinctive contributions.

Learn more about the Purpose Initiative at www.nasdaq.com/purpose.

Philanthropy and Community Involvement

Volunteer Events Around the World
Nasdaq GoodWorks

At Nasdaq, we engage, support and empower our communities. We give back by exercising our corporate expertise and investing our time and talent in communities where we live to make a meaningful difference. We provide eligible full and part-time employees two paid days off per year to volunteer. While most of our in-person volunteer efforts in 2020 pivoted to virtual volunteering events due to the pandemic, we still organized more than 90 volunteer events around the world, and more than 260 associates volunteered and contributed over 2,600 service hours.

Additionally, we donated advertising time on the Nasdaq MarketSite Tower in Times Square for COVID-19 related public service announcements, as well as philanthropic support for the social justice movement.

Service Hours

Our aggregate philanthropic donations were $7 million and included the in-kind advertising time on our Tower and donations to the following organizations:

•  World Central Kitchen

•  CDC Relief Fund

•  Migrant Kitchen

•  NAACP COVID Project

•  Equal Justice Initiative

•  Small Business Opportunity Fund

•  The Bowery Mission

•  Angelwish

Nasdaq Employees/Consultants Participated in Nasdaq-Matching Donations

Nasdaq Matching Gifts Program

We also match charitable donations of all Nasdaq employees and contractors up to
$1,000, or more in certain circumstances, per calendar year. Our matching gifts program effectively doubles the impact of all Nasdaq employee and contractors’ cash contributions to charitable organizations, enabling our families, fellow citizens, communities and resources to thrive.

Notable giving programs this year included the following:

Charities Served
• Two #GivingTuesday Triple-Match Campaigns • COVID-19 Double-Match Campaign • Social Justice Triple-Match Campaign • Angelwish Global Holiday Campaign	Approximate Total Charitable Impact of Employee Donations + Nasdaq Matching Donations

The Nasdaq Foundation

In September 2020, we relaunched the Nasdaq Foundation with a renewed mission focused on two primary goals:

•	To reimagine investor engagement to equip underrepresented communities with the financial knowledge to share in the wealth that markets create.

•

To leverage our investment in the Nasdaq Entrepreneurial Center alongside new strategic partnerships with organizations that can help build a deeper, data-led understanding of where the challenges are greatest, what existing efforts could be amplified, and how the Nasdaq Foundation can make new and distinctive contributions.

Additionally, we contributed $10 million to support the Nasdaq Foundation and plan to annually fund the Nasdaq Foundation with approximately one quarter of one percent of our operating profits beginning in 2021.

For nearly half a century, Nasdaq has provided unwavering support to entrepreneurs and believed in their potential to shape the world. Our reimagined Nasdaq Foundation will leverage Nasdaq’s role in the capital markets to equip underrepresented communities with the financial knowledge to better empower them to build a prosperous future and participate in an ecosystem that supports and sustains their growth.

Nasdaq Entrepreneurial Center

The Nasdaq Entrepreneurial Center, or the Center, is an independent, non-profit organization established with the support of the Nasdaq Educational Foundation. The Center is a leading nonprofit committed to advancing inclusive entrepreneurial education worldwide. In four years, the Center has supported over 33,400 founders, almost half of whom are female and more than 56% minority founders.

In 2021, the Center aims to provide even more pathways for this high talent, underserved population of entrepreneurs to gain much needed access to founder education and capital while bringing new industry benchmarking to light.

The Center endeavors to serve those in society who are economically disadvantaged and underestimated, including recent immigrants, people of color, women, children and youth. The Center strives to deliver critically important training, mentorship, and connections to foster business innovation and advance the ideas of people who are capable of being the entrepreneurs of tomorrow.

To learn more about The Center, please visit thecenter.nasdaq.org.

Entrepreneurs served	Women	Minority	Countries

Environmental Initiatives

Nasdaq is committed to environmentally friendly business practices and will continue to pursue activities that underscore our commitment to key environmental initiatives, including:

•	optimizing our real estate and facilities footprint, improving the accessibility of our offices and the preservation of natural resources;

•	empowering and educating our employees;

•	monitoring vendors and suppliers and partnering with those who share our values;

•	producing ESG-focused products for our clients and listed companies; and

•	serving as an ESG thought leader for the capital markets and the public.

Our actions under each of these initiatives are described below.

Optimizing Our Real Estate and Facilities Footprint, Improving the Accessibility of Our Offices and the Preservation of Natural Resources

•

We aspire to achieve a Green Building Council Certification for all of our new large office construction projects. Our new Nasdaq headquarters in New York City is expected to achieve a Green Building LEED Platinum Certification in 2021.

•	Following our sustainable leasing strategy, we have constructed and opened our new London office, which has been rated as “BREEAM Excellent” and the city’s only WELL certified building.

•	In 2020, we continued our carbon neutral program for the third consecutive year. The key focuses of the program are to:

>	reduce the energy requirements, corresponding greenhouse gas emissions and waste generation of our global operations through thoughtful, sustainable initiatives and strategies;

>	proactively procure renewable energy from projects that are less than 5 years old and feed power into the same energy distribution network as our operations;

>

purchase unbundled Renewable Energy Certificates from projects that are less than 5 years old and feed power into the same energy distribution network as our operations to replace any fossil fuel electricity power consumed (indirectly removing the release of greenhouse gases from the atmosphere); and

>

purchase credible and socially beneficial Carbon Offsets from projects that focus entirely on carbon removal to neutralize the associated greenhouse gas emissions related to our Scope 1 and Scope 3 categories (indirectly removing the release of greenhouse gases from the atmosphere).

•	Through the appointment of a sustainability consultant, we have begun a program to benchmark our global offices and develop a strategy to standardize and implement enhanced sustainable practices.

•	We signed a science-based targets commitment letter to produce, and then report, our reduction targets and monitor progress towards the targets.

•	When possible, our offices are located near public transportation or electric car charging stations.

•	In many locations, we have a longstanding practice of offering employees pre-tax public transportation passes, allowances or subsidies.

•

Our Environmental Practices Statement emphasizes our commitment to act as a responsible corporate citizen endeavoring to lessen our environmental impact and make our operations environmentally efficient.

•	We are in the process of completing our first Task Force on Climate Related Financial Disclosures report, which will outline:

>	our climate-related risks and opportunities,

>	the associated impact on our business,

>	our management strategy to address these risks, and

>	related metrics and targets to further address material climate risks.

Empowering and Educating Our Employees

•

One of our employee networks, the Global Green Team, brings together Nasdaq employees who are passionate and knowledgeable about the environment and who want to drive change and sustainable initiatives in their office and community.

•

Through online educational webinars, coffee breaks, newsletters and employee engagements, we offer employee awareness trainings on ESG topics, such as supply chain, consumption, waste reduction/recycling, travel and how individuals can impact their communities.

Monitoring Vendors and Suppliers and Partnering with Those Who Share Our Values

•	We encourage suppliers to adopt sustainability and environmental practices in line with our published Environmental Practices Statement and our Supplier Code of Ethics.

•	To the extent practical and feasible, we expect suppliers to provide us with information to support our reporting and transparency commitments related to sustainability and environmental impacts.

Producing ESG-Focused Products for Clients and Listed Companies

•

We have a robust ESG-themed index family and offer ESG futures based on the OMXS30 ESG Responsible Index in Sweden. The product is the first exchange-listed and ESG-compliant index future in the world.

•

In addition, through our IR & ESG business, Nasdaq offers technology, expertise, and insights to help companies navigate the complexities of ESG as a measurement of performance and brand-building opportunity.

Serving as an ESG Thought Leader for the Capital Markets and the Public

•

The Nasdaq ESG Reporting Guide (now in its second edition) serves as a baseline template for Nasdaq listed companies and reinforces the business case for voluntary disclosure. We voluntarily report many of the metrics outlined in the ESG Guide.

•	Through our Green Voices of Nasdaq campaign, investors and issuers talk about leveraging the green bond market to support sustainable development.

•	Nasdaq has also been at the forefront of numerous ESG-related projects, working groups and industry initiatives, including:

>	the UN Sustainable Stock Exchanges Initiative (founding member);

>	the WFE Sustainability Working Group (founder, chair twice);

>	the UN Global Compact (U.S. Network Board Member);

>	the Global Sustainability Standards Board;

>	the SASB Advisory Board;

>	the Boston College Center for Corporate Citizenship; and

>	the Impact2030 Metrics Council (chair).

ESG Reporting and Analytics

Throughout 2020, we continued our commitment to advance our sustainability disclosures with key stakeholders in the investment community through annualized ESG reporting. Sustainalytics scored Nasdaq in the seventh percentile in its ESG ratings and noted Nasdaq’s “strong management of material ESG issues and corporate governance performance.” Nasdaq also received notable score improvements from EcoVadis, MSCI ESG Research and Institutional Shareholder Services. For the first time, Nasdaq published comprehensive diversity statistics regarding gender and ethnicity in its annual Sustainability Report. For more on Nasdaq’s continued commitment to equality, see “People and Purpose — Diversity, Inclusion and Belonging” on page 66.

ESG Documents

Nasdaq’s environmental and social disclosures, policies, programs and practice statements include the following:

•	Anti-Discrimination and Anti-Harassment Policy

•	The Nasdaq Environmental Practices Statement

•	The Nasdaq Human Rights Practices Statement

•	The Nasdaq Information Protection and Privacy Practices Statement

•	Employee Handbooks

•	Nasdaq Code of Ethics

•	Nasdaq Supplier Code of Ethics

•	Nasdaq Sustainability Report

•	Nasdaq ESG FAQ

Executive Compensation

Proposal 2:

Approval of the Company’s Executive Compensation on an Advisory Basis

We are asking shareholders to approve, on an advisory basis, the Company’s executive compensation as reported in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation program and practices described in this Proxy Statement.

We recommend that shareholders read the Compensation Discussion and Analysis below as well as the executive compensation tables and narrative beginning on page 104. The Compensation Discussion and Analysis describes our executive compensation program and the decisions made by our Management Compensation Committee in 2020 in more detail. The compensation tables provide detailed information on the compensation of our NEOs. The Board and the Management Compensation Committee believe that the compensation program for our NEOs has been effective in meeting the core principles described in the Compensation Discussion and Analysis in this Proxy Statement.

The Board unanimously recommends that shareholders vote FOR the approval of the Company’s executive compensation on an advisory basis.

In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2021 Annual Meeting of Shareholders.

RESOLVED, that the shareholders of Nasdaq, Inc. approve, on an advisory basis, the compensation of Nasdaq’s NEOs, as disclosed in the Proxy Statement for Nasdaq’s 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the executive compensation tables and other related tables and narrative disclosure.

This advisory vote is not binding on the Board and the Management Compensation Committee. Although non-binding, the Board and the Management Compensation Committee will review and consider the outcome of the vote when making future decisions regarding our executive compensation program.

The Board has adopted a policy providing for annual shareholder advisory votes to approve the Company’s executive compensation. Under the current version of the policy, the next advisory vote to approve executive compensation will occur at the 2022 Annual Meeting of Shareholders.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a summary of our executive compensation philosophy and programs and describes the compensation decisions we have made under these programs and the factors considered in making those decisions. Our executive compensation program supports Nasdaq’s growth strategy and is aligned to create long-term shareholder value. This Compensation Discussion and Analysis and the Executive Compensation Tables focus on the compensation of our NEOs for 2020.

Business Performance Highlights		76
Decision-Making Framework	Key Governance Features of Executive Compensation Program	76
	Total Rewards Philosophy	77
	Say on Pay Results	77
	How We Determine Compensation	78
	Role of Compensation Consultant	78
	Competitive Positioning	78
	Tally Sheets	80
What We Pay and Why:	Pay for Performance	82
Elements of Executive Compensation	Compensation Mix	82
2020 Compensation	Base Salary	83
Decisions	Annual Cash Incentive Compensation	83
	Long-Term Incentive Compensation	86
	NEO Compensation Summaries	89
Other Aspects of Our Executive Compensation Program	General Equity Award Grant Practices	101
	Benefits	101
	Severance	101
	Other	102
Risk Mitigation and Other Pay Practices	Risk Assessment of Compensation Program	102
	Stock Ownership Guidelines	102
	Stock Holding Guidelines	103
	Trading Controls and Hedging and Pledging Policies	103
	Incentive Recoupment Policy	103
	Tax and Accounting Implications of Executive Compensation	103

Our NEOs

Adena T. Friedman

President and CEO

Michael Ptasznik

EVP, Corporate Strategy

and CFO[1]

Lauren B. Dillard

EVP, Investment

Intelligence

P.C. Nelson Griggs

EVP, Corporate Platforms

Bradley J. Peterson

EVP and CIO/CTO

1

Mr. Ptasznik retired from Nasdaq and his position as EVP, Corporate Strategy and CFO, effective as of February 28, 2021. Ms. Ann M. Dennison, who was formerly our SVP, Controller and Principal Accounting Officer, was appointed EVP and CFO effective March 1, 2021.

Business Performance Highlights

We achieved strong financial and operational performance across our business segments in 2020, while continuing to diversify our business and invest significantly in future initiatives. Our record 2020 results demonstrated our ability to address the needs of our clients in a capital markets environment characterized by elevated trading, strong IPO activity and rising index valuations amidst the COVID-19 pandemic.

•	Net revenues in 2020 were $2.9 billion, an increase of 15% over 2019.

•	This strong revenue performance allowed us to continue to reinvest in our business and our people, increase our quarterly dividend from $0.47 to $0.49 per share and further execute our share repurchase plan.

•	We returned $542 million to shareholders through our share repurchase program and quarterly dividends in 2020 and an aggregate of $1.7 billion over the last three years.

Additional 2020 business highlights are described on page 17 of this Proxy Statement.

Decision-Making Framework

We design our executive compensation program to reward financial performance and operational excellence, effective strategic leadership and achievement of business unit goals and objectives, which are key elements in driving shareholder value and sustainable growth. The program is also designed to enable us to compete successfully for top talent and to build an effective leadership team. Our compensation program is grounded in best practices and ethical and responsible conduct.

Key Governance Features of Executive Compensation Program

The following table summarizes the key governance and design features of our executive compensation program. We believe our executive compensation practices drive performance and serve our shareholders’ long-term interests.

What We DO	What We DON’T Do

Pay for performance: 100% of annual incentives and 80% of long-term incentive grants are performance based	Overweight non-performance-based long-term incentives or award non-performance-based stock options

Maintain a long-standing incentive “clawback” policy	Pay tax gross-ups on severance arrangements and perquisites

Provide change in control protection that requires a “double trigger” (i.e., both a change in control of the Company and a qualifying loss of employment)	Permit re-pricing of underwater stock options without shareholder approval

Conduct a comprehensive annual risk assessment of our compensation program	Accrue or pay dividends on unearned or unvested equity awards

Conduct an annual executive talent review and discussion on succession planning	Allow hedging or pledging of Nasdaq stock

Maintain robust stock ownership guidelines	Provide ongoing supplemental executive retirement plans; all defined benefit pension plans have been frozen

Provide only limited perquisites, which provide nominal additional assistance to allow executives to focus on their duties	Provide uncapped award opportunities

Total Rewards Philosophy

On an annual basis, the Management Compensation Committee reviews our compensation philosophy, programs and practices to ensure that they meet the needs of not only the Company, but also the shareholders.

Nasdaq’s total rewards program is designed to attract, retain, and empower employees to successfully execute the Company’s growth strategy. Nasdaq’s balanced total rewards program encourages decisions and behaviors that align with the short and long-term interests of our shareholders. The building blocks of our total rewards program are designed to promote and support our strategy and:

•	reinforce our cultural values of: Driving Innovation, Leading with Integrity, Playing as a Team, Fueling Client Success, Expanding Your Expertise and Acting as an Owner;

•	energize and align employees with the most important priorities, and encourage and reward high levels of performance, innovation and growth, while not promoting undue risk;

•	retain our most talented employees in a highly dynamic, competitive talent market; and

•	engage and excite current and future employees who possess the leading skills and competencies needed for us to achieve our strategy and objectives.

Our compensation philosophy is based on the guiding principles described in the below table.

Pay For Performance	Retention	Competitive Pay Levels

A substantial portion of compensation is variable or “at risk” and directly linked to individual, Company and business unit performance.	Our long-term incentive award vesting periods overlap, continually ensuring that a portion of previously granted equity remains unvested.	Total compensation is sufficiently competitive with industry peers to attract and retain executives with similar levels of experience, skills, education and responsibilities.

Internal Equity	Collateral Implications	Shareholder Alignment

Compensation takes into account the different levels of responsibilities, scope, risk, performance and future potential of our executives.	Our total compensation mix encourages executives to take appropriate, but not excessive, risks to improve our performance and build long-term shareholder value.	The financial interests of executives are aligned with the long-term interests of our shareholders through stock-based compensation and performance metrics that correlate with long-term shareholder value.

Say on Pay Results

Each year, we carefully consider the results of our Say on Pay advisory vote from the prior year. At our 2020 Annual Meeting, 96.9% of the votes cast were in favor of the advisory vote to approve executive compensation. In 2020, we retained the core elements of our executive compensation program, policies and decisions. We believe our programs continue to appropriately motivate and reward our senior management.

In addition to the perspective provided by the Say on Pay results, we also carefully solicit and consider feedback from our shareholders on executive compensation, corporate governance and other issues throughout the year. For further information on our shareholder engagement, see “Shareholder Engagement.”

How We Determine Compensation

We have established a process for evaluating the performance of the Company, the President and CEO and other NEOs for compensation purposes. On an annual basis, the Board, the Management Compensation Committee and the Nominating & ESG Committee review our President and CEO’s performance in Executive Session. As part of their deliberative process, the Management Compensation Committee and Board evaluate our President and CEO’s performance against the pre-established corporate goals and determine appropriate compensation. The factors considered include our President and CEO’s performance against annual performance objectives, the performance of the Company, the quality and development of the senior management team and employee engagement.

With the support of People@Nasdaq, our President and CEO develops compensation recommendations for the NEOs and other executive officers for consideration by the Management Compensation Committee and/or the Board. As part of this process, our President and CEO meets individually with each executive to discuss his or her performance against pre-established objectives determined during the previous year, as well as performance objectives and development plans for the coming year. Our President and CEO presents the results of the executive meetings to the Management Compensation Committee for its review and consideration as part of its deliberation process.

However, in accordance with the listing rules of The Nasdaq Stock Market, the President and CEO does not vote on executive compensation matters or attend Executive Sessions of the Management Compensation Committee or Board, and the President and CEO is not present when her own compensation is being discussed or approved.

Role of Compensation Consultant

In 2020, Meridian Compensation Partners, an independent compensation consultant, assisted management in gathering data, reviewing best practices and making recommendations to the Management Compensation Committee about our executive compensation program. However, Meridian did not determine or recommend the amount or form of executive or director compensation. Meridian did not provide any services to Nasdaq or its Board other than executive compensation consulting. In 2020, we paid Meridian $50,757 in fees for competitive market data for executives and outside directors, and $155,416 in fees for other executive compensation services.

Competitive Positioning

To evaluate the external competitiveness of our executive compensation program, we compare certain elements of the program to similar elements used by peer companies. In setting 2020 compensation levels, the Management Compensation Committee used a comprehensive peer group, consisting of an aggregate of 30 companies (comprised of 23 companies in our primary peer group and seven in our additional peer group), as the basis for a competitive market analysis of the compensation program for the President and CEO and other NEOs. Both our primary peer group and our additional peer group remained unchanged from the peer groups that were used in 2019 to determine compensation for our NEOs. We believe using and disclosing a peer group provides valuable input into compensation levels and program design.

When forming the peer group, we considered potential peers among both direct industry competitors and companies in related industries with similar talent needs. After identifying potential peers on this basis, we used the following seven screening criteria to select appropriate peer companies and talent.

We believe the current peer group includes an accurate representation of similarly sized industry competitors and/or companies with which we generally compete for executive talent.

Screening Criteria Used To Select Peer Companies

Revenue size	Market	Financial	Direct	Financial	Technology	Companies

	capitalization	performance	exchange	services	companies	with global

	size		competitors	companies		complexity

The peer group consists of the following companies.

Executive Compensation Peer Groups

Primary Peer Group (for benchmarking President and CEO and other NEOs’ compensation)1

Organized by Industry Segment

Asset Management & Custody Banks	Consumer Finance	Data Processing & Outsourced Services	Diversified Financial Services	Financial Exchanges & Data	Investment Banking & Brokerage	Research & Consulting Services

Invesco Ltd.	Discover Financial Services	Automatic Data Processing, Inc.	Deutsche Börse AG	Cboe Global Markets, Inc.	BGC Partners, Inc.	IHS Markit Ltd.

		Fidelity National Information Services, Inc.	London Stock Exchange Group plc	CME Group Inc.	E*TRADE Financial Corporation

		Fiserv, Inc.		FactSet Research Systems Inc.	TD Ameritrade Holding Corporation

		Mastercard Incorporated		Intercontinental Exchange, Inc.	The Charles Schwab Corporation

		PayPal Holdings, Inc.		MSCI Inc.

		Visa Inc.		S&P Global Inc.

Thomson Reuters Corporation

TMX Group Limited

1	This peer group differs from the peer group used for the performance graph included in Item 5 of our Form 10-K, which is for stock-performance comparisons and includes industry-only competitors.

Additional Peer Group (added to Primary Peer Group for benchmarking EVP and CIO/CTO’s compensation only; used as a secondary, informational reference for President and CEO and other NEOs’ compensation)1

Organized by Industry Segment

Application Software	Internet Software & Services	Systems Software

Adobe Inc.	eBay Inc.	NortonLifeLock Inc.

Citrix Systems, Inc.

Intuit Inc.

salesforce.com, inc.

Workday, Inc.

1	This peer group differs from the peer group used for the performance graph included in Item 5 of our Form 10-K, which is for stock-performance comparisons and includes industry-only competitors.

While the peer group represents a broad group of potential competitors for executive talent across various industries, peer group data serves as only one reference point for the Management Compensation Committee in evaluating our executive compensation program. The Management Compensation Committee uses this data to understand how various elements of our executive compensation program compare to other companies. In addition, the Management Compensation Committee uses multiple categorizations of the aggregate peer group data for each particular NEO role to better understand the competitive landscape for that position. For example, depending on the role of our NEO, the Management Compensation Committee may consider the entire peer group and/or certain subsets of the peer group. For the President and CEO and other NEO roles, with the exception of the EVP and CIO/CTO role, the primary peer group used for compensation comparisons excludes companies in the Application Software, Internet Software & Services and Systems Software sectors, as discussed above. We view these companies as talent competitors for executive roles in our Global Technology Organization, so they are included as primary peers for those roles. While the peer group comparison is utilized to ensure our executive compensation is competitive, we do not target executive compensation to a specific percentile of the compensation set by our peer group.

Each executive officer is also evaluated individually based on skills, knowledge, performance, growth potential and, in the Management Compensation Committee’s business judgment, the value he or she brings to the organization and Nasdaq’s retention risk.

Each executive officer is also evaluated individually based on skills, knowledge, performance, growth potential and, in the Management Compensation Committee’s business judgment, the value he or she brings to the organization and Nasdaq’s retention risk.

Tally Sheets

When recommending compensation for the President and CEO and other NEOs, the Management Compensation Committee reviews tally sheets that detail the various elements of compensation for each executive officer. These tally sheets are used to evaluate the appropriateness of the total compensation package, to compare each executive officer’s total compensation opportunity with his or her actual aggregate payment and to ensure that the compensation appropriately reflects the compensation program’s focus on pay for performance.

What We Pay and Why: Elements of Executive Compensation

	Element	Description	Objectives	Where Described in More Detail

FIXED	Base Salary	Fixed amount of compensation for service during the year	Reward scope of responsibility, experience and individual performance	Page 83

	Annual Incentive Compensation	At-risk compensation, dependent on goal achievement Formula-driven annual incentive linked to corporate financial, business unit financial and strategic objectives and other organizational priorities

Promote strong business results by rewarding value drivers, without creating an incentive to take excessive risk

Serve as key compensation vehicle for rewarding results and differentiating individual performance each year

Page 83

AT-RISK		Award values are granted based on market competitive norms and individual performance	Motivate and reward executives for outperforming peers over several years

	Long-Term Incentive Compensation	100% of PSUs are paid in shares of common stock upon vesting based on three-year relative TSR ranking compared to peers and to the broad market, over each cycle	Ensure that executives have a significant stake in the long-term financial success of the company, aligned with the shareholder experience	Page 86

		RSUs are paid in shares of common stock, which have time-based vesting over four years from the grant date	Promote longer-term retention

BENEFITS	Retirement, Health and Welfare	401(k) plan with company match Competitive welfare benefits Frozen pension plan	Provide market-competitive benefits to attract and retain top talent Frozen plans reflect legacy arrangements	Page 101

	Severance Arrangements - Involuntary Termination Without Cause or Voluntary Termination with Good Reason	Specified amounts under employment arrangements with some executive officers Discretionary guidelines, for involuntary terminations without cause	Assist in attracting and retaining top talent Provide transition assistance Promote smooth succession planning upon retirement Allow the company to obtain release of employment-related claims	Page 101

SEVERANCE	Severance Arrangements - Termination Due to Change in Control (“Double Trigger”)

Severance and related benefits paid upon termination without cause or resignation for good reason following a change in control

Accelerated equity vesting upon qualifying termination post-change in control

			Retention of executives through a change in control Preserve executive objectivity when considering transactions in the best interest of shareholders Assist in attracting and retaining top talent	Page 101

OTHER	Limited Perquisites	Limited additional benefits provided to certain executives	Provide nominal additional assistance that allows executives to focus on their duties	Page 102

Pay for Performance

Nasdaq’s executive compensation program is market competitive and designed to deliver pay in accordance with corporate and business unit financial and strategic objectives as well as individual performance, levels of responsibility, and breadth of knowledge and experience. Our program’s intention is to align the interests of our executives with the interests of our shareholders and to link executive compensation with the drivers of short-term and long-term value creation. A large percentage of total target compensation is “at-risk” through long-term equity awards and annual cash incentive awards. These awards are linked to actual performance and include a substantial portion of equity.

Compensation Mix

The mix of total target direct compensation for our NEOs in 2020 is shown below. The “at-risk” and performance-based pay is comprised of target annual cash incentive awards and PSUs (performance-based pay) and RSUs (“at-risk”).

Nasdaq’s executive compensation program is market competitive and designed to deliver pay in accordance with corporate and business unit financial and strategic objectives as well as individual performance, levels of responsibility, and breadth of knowledge and experience.

2020 Compensation Decisions

The sections below provide an overview as to how the Management Compensation Committee and/or Board of Directors determined each NEO’s compensation for 2020. For specific compensation amounts for each NEO, see the “NEO Compensation Summaries” beginning on page 89.

Base Salary

Base salaries are a fixed component of each NEO’s compensation. In setting each NEO’s base salary, the Management Compensation Committee and/or Board considers competitive market data derived from our peer group, annual market surveys and the NEO’s individual contributions, performance, time in role, scope of responsibility, leadership skills and experience. We review base salaries on an annual basis and may adjust base salaries during the year in response to significant changes in an executive’s responsibilities or events that would impact the long-term retention of a key executive. Salaries are established at levels commensurate with each executive’s title, position and experience, recognizing that each executive is managing a component of a complex global company.

Annual Cash Incentive Compensation

We maintain an annual performance-based cash incentive arrangement under which each NEO can earn cash incentive awards through our ECIP based on achievement of performance against pre-determined performance goals. The Management Compensation Committee and/ or Board established each NEO’s target annual cash opportunity based on an assessment of each NEO’s position and responsibilities, the competitive market analysis and the Company’s retention objectives.

How We Set Performance Targets

The annual cash incentive award payments for our NEOs are based on the achievement of pre-established, quantifiable performance goals. The President and CEO selects and recommends goals for the other executive officers based on their areas of responsibility and input from each executive. The Management Compensation Committee and/or the Board reviews and considers our President and CEO’s recommendations and approve the goals for the coming year after identifying the objectives most critical to our future growth and most likely to hold executives accountable for the operations for which they are responsible. Based on these same factors, the Management Compensation Committee and Board determine and approve the performance goals for the President and CEO.

In determining appropriate performance targets, the Management Compensation Committee and/or the Board considers, among other things: the coming year’s budget; the prior year’s financial performance; the most significant initiatives tied to the Company’s future growth and shareholder value; and the most significant initiatives tied to the business operation for which the NEO is responsible and held accountable. These performance goals are intended to be rigorous and are set at levels where the maximum payout for any NEO would be difficult to achieve and that are in excess of budget assumptions.

The Management Compensation Committee and/or the Board reviews the Company’s financial goals and the NEOs’ individual goals throughout the year and determines if any adjustments are warranted based on significant transactions or other extraordinary events. In 2020, the only adjustment to financial goals was to reflect the acquisition of Solovis, which increased revenue and profit targets at the corporate and business unit level. No adjustments were made to performance objectives in response to the COVID-19 pandemic.

The 2020 annual cash incentive awards were tied to results in the following areas:

Corporate Financial Objectives	Business Unit Financial Objectives	Strategic Objectives	Employee Engagement

• operating income (run rate), which measures business efficiency and profitability • net revenues, which measure the ability to drive revenue growth	• defined business unit-specific goals that contribute to the Company’s revenue growth and profitability	• defined corporate or business unit-specific goals that contribute to the Company’s long-term strategy execution and performance

•  measures the extent to which employees feel passionate about their jobs, are committed to the organization and put discretionary effort into their work based on their responses to pulse surveys. Employee engagement is one important measure of progress toward our social objectives, as part of our broader ESG focus.

Potential Payments and Modifications to the ECIP Bonus Payments Due to COVID-19

Annual cash incentive award payments are determined after the end of the year and are based on the sum of (i) actual performance under each corporate objective and (ii) actual performance against an executive’s business unit financial objectives or strategic objectives. Each goal that applied to the NEOs for 2020 had a minimum, target and maximum performance level.

Scoring of each goal is based on actual goal achievement as compared to the target. In normal years, our ECIP design allows payouts for each goal to range from 0% to 200% of target. However, in 2020, in response to COVID-19 and the associated economic uncertainty of the year, the Management Compensation Committee and the Board approved a limitation to the upside payout potential of certain NEO goals. In 2020, payouts for each goal were structured as follows:

•	Corporate Financial Objectives: 0% to 150% of target (reduced upside)

•	Business Unit Financial Objectives: 0% to 200% of target (unchanged)

•	Strategic Objectives: 0% to 150% of target (reduced upside)

•	Employee Engagement: 0% to 150% of target (reduced upside)

•	Select Critical Resiliency Objectives: 0% to 200% of target (unchanged)

Further, to ease financial uncertainty for the broader employee population in the early days of the pandemic, the Management Compensation Committee also approved a 50% minimum payout on goal attainment for employees below the senior executive level. Our NEOs were not eligible for the minimum payout. The total bonus expense impact of the COVID-19 plan modifications was a reduction of $15 million, or approximately 10%, of the total bonus pool.

Although our ECIP is highly formulaic by design, awards are subject to adjustment at the discretion of the Management Compensation Committee, based on a holistic, qualitative assessment of individual performance delivered as well as ethical and responsible conduct. In 2020, the award to Mr. Griggs was increased at the discretion of the Management Compensation Committee, due to the strong performance of Mr. Griggs’ business unit. However, that discretionary adjustment for Mr. Griggs did not result in his award exceeding the 200% maximum payout under the ECIP program. The adjustment amount was equal to 1.3% of the aggregate awards granted to NEOs.

Award Payouts

In February 2021, the Management Compensation Committee and/or the Board determined the final levels of achievement for each of the goals and approved the cash payout amounts. The table below shows achieved performance against each 2020 corporate objective and the percentage of target incentive opportunity yielded by such performance.

Corporate Objectives Performance vs. Goals

Corporate Objective	Threshold (0%)	Target (100% Payout)	Maximum (200% Payout)	Nasdaq’s Results for 2020 as Measured for Compensation Purposes	Actual Performance as a Percent of Target	Performance as a Percent of Target After Application of Cap[3]

Operating Income (Run Rate)[1]	$1,241.7M	$1,311.7M - $1,321.7M	$1,366.7M	$1,530.4M	200%	150%

Net Revenues[2]	$2,459.4M	$2,539.4M - $2,559.4M	$2,619.4M	$2,824.5M	200%	150%

1

Operating income (run rate) reflects our non-GAAP operating income adjusted to exclude: Nasdaq Next (i.e., our innovation investment program); the impact of changes in foreign exchange rates; severance; and benefits from certain one-time revenues that were not initially included in the 2020 budget. Non-GAAP operating income differs from U.S. GAAP operating income due to the exclusion of the following items: amortization expense of acquired intangible assets; merger and strategic initiatives expense; restructuring charges; and certain other expenses that are not part of ongoing business expenses. For a discussion of non-GAAP adjustments, see Annex A.

2	Corporate net revenues exclude Nasdaq Next, the impact of changes in foreign exchange rates and benefits from certain one-time revenues that were not initially included in the 2020 budget.

3

Reflects the modifications implemented as a result of COVID-19, in which amounts paid under the ECIP for the achievement of certain objectives was capped at 150%. Without this modification, the maximum would be 200%.

The Management Compensation Committee and/or the Board assessed each NEO’s achievement of the business unit financial objectives and strategic objectives in 2020, as set forth in the NEO Compensation Summaries beginning on page 89. Specific metrics for these goals are not disclosed for competitive reasons. However, 100% of our NEO goals were defined with quantifiable performance metrics and were approved by the Management Compensation Committee and/or the Board. No discretion was applied to any goal scoring unless specifically noted.

Long-Term Incentive Compensation

Performance Share Units

In 2020, we granted PSUs to each NEO in order to incentivize and reward them for growth in our TSR relative to the TSR of two equally weighted groups over the performance period. The PSUs represented 80% of the NEO’s long-term incentive compensation. One group consists of all S&P 500 companies and the other group consists of the peer companies below. The peer companies include other global exchanges with sizable market capitalizations. We measure our TSR performance relative to two different groups in order to align with the varied interests of our shareholders.

The PSUs are subject to a three-year cumulative performance period beginning on January 1, 2020 and ending on December 31, 2022. The shares earned, if any, vest at the end of the performance period.

Global Exchange Peer Companies Used for Three-Year PSUs1

1

While the peer group used for competitive analysis of compensation includes a broad range of companies that may compete with us for executive talent, the peer group used for the three-year PSUs includes a narrower list of more direct competitors that provide the most relevant comparators for stock price performance.

The TSR results are measured at the beginning and end of the three-year performance period. Our relative performance ranking against each of these groups at the end of the performance period will determine the number of vested PSUs. For each vested PSU, Nasdaq will distribute one share of common stock to each NEO. The maximum payout will be 200% of the target number of PSUs granted if Nasdaq ranks at the 85th percentile or above of each of the groups. However, if our TSR is negative for the three-year performance period, regardless of TSR ranking, the payout cannot exceed 100% of the target number of PSUs granted.

The table below illustrates the percentage of the target number of PSUs granted to each NEO that the NEO may receive based upon different levels of achievement against each of the groups. For each group, the resulting shares earned will be calculated by multiplying the relevant percentage from the table below by one-half of the target award amount. Any payouts earned at performance levels below the 50th percentile rank are designed to serve as a retention vehicle.

Amount of Shares a Grantee May Receive Based Upon Achievement

Percentile Rank of Nasdaq’s Three-Year TSR Versus the Relevant Group	Resulting Shares Earned

>= 85th Percentile	200%

67.5th Percentile	150%

50th Percentile	100%

25th Percentile	50%

15th Percentile	30%

0 Percentile	0%

For levels of achievement between points, the resulting shares earned will be calculated based on straight-line interpolation.

Restricted Share Units

In 2020, we also granted RSUs to each NEO to promote long-term shareholder alignment and retention. The RSUs represented 20% of the NEO’s long-term incentive compensation. The RSUs are subject to a four-year vesting schedule, vesting 33% on the second anniversary of the grant, 33% on the third anniversary of the grant and the balance on the fourth anniversary of the grant, in each case subject to continued employment with the Company.

Award Determination

In setting Ms. Friedman’s 2020 equity award target, the Management Compensation Committee and Board focused on motivating performance with significant upside and downside based on relative performance. Historical awards and the retention value of Ms. Friedman’s outstanding equity were considered when determining the target amount of her award. Peer group data also was considered in establishing a market-competitive award level.

Ms. Friedman recommended the specific equity award targets for each of the other NEOs, which varied among executives depending upon responsibilities and retention considerations. The Management Compensation Committee and Board evaluated these recommendations and determined that the amount of each award reflected the individual’s contributions, was aligned with competitive market levels and was appropriate for retention purposes.

The equity award targets are established for our NEOs based on an assessment of each officer’s position and responsibilities, the competitive market analysis and the Company’s retention objectives.

Settlement of 2018 PSU Grants Based on Relative TSR

In February 2021, the Management Compensation Committee evaluated and approved the performance results for the PSUs granted to the NEOs in 2018 (other than Ms. Dillard, as she joined Nasdaq in 2019). These PSUs were subject to a three-year cumulative performance period beginning on January 1, 2018 and ending on December 31, 2020, and performance was determined by comparing Nasdaq’s TSR to two groups of companies, each weighted 50%. One group consisted of all S&P 500 companies and the other group consisted of 15 peer companies. We measure our TSR performance relative to two different groups in order to align with the varied interests of our shareholders.

The following table sets forth the 2018 PSU performance measure results.

PSU Performance Measure Results

Equity Award	Cumulative TSR	Weighting	Performance Factors	Percentile Rank	Payout	Blended Payout

2018 Three-Year PSU Award	72%	50%	Based on Relative TSR Against the S&P 500	82nd	192%	162%
		50%	Based on Relative TSR Against Peers	62nd	133%

NEO Compensation Summaries

Compensation Decisions for Adena T. Friedman President and CEO

* Amounts above do not equal 100% due to rounding.

2020 Performance Highlights

•	Reported record 2020 net revenues of $2.9 billion, an increase of 15% over 2019.

•	Nasdaq’s Market Services segment set a new high in U.S. option total volumes and a new decade high annual market share in Nordic equity trading in 2020.

•	Nasdaq led U.S. exchanges for IPOs during 2020, welcoming 316 IPOs representing $81 billion in capital raised, including 18 of the top 30 operating company IPOs by capital raised.

•	Achieved record overall AUM in ETPs benchmarked to Nasdaq’s proprietary indexes, totaling $359 billion as of December 31, 2020, an increase of 54% compared to December 31, 2019.

•	Reported ARR of $283 million in the fourth quarter of 2020, an increase of 8.8% as compared to the fourth quarter of 2019, for our Market Technology segment.

•	Delivered 11% year-over-year revenue growth in the Solutions segments.

•	Announced our commitment to acquire Verafin, a leading provider of anti-financial crime management solutions. The Verafin acquisition was completed in February 2021.

•	Reinforced the shift towards SaaS and service client deployments by signing 11 new infrastructure operator clients, including eight new SaaS marketplace customers.

•	Enhanced Nasdaq’s strategic focus with the acquisitions of OneReport, which provides corporate responsibility and ESG data management and report services, and Solovis, which offers multi-asset class, public and private market portfolio management, analytics and reporting tools used by institutional investors and consultants, and our investment in Caspian, which provides automated anti-money laundering investigation technology. Each of these transactions reinforced that we are more than a financial services company or a stock exchange.

•	Filed a new proposed U.S. listing rule with the SEC that seeks to standardize disclosure of board-level diversity statistics through a consistent disclosure framework.

•	Introduced the Purpose Initiative, comprised of Nasdaq’s philanthropic, community outreach, corporate sustainability, and employee volunteerism programs, all designed to leverage Nasdaq’s unique place at the center of capital creation, markets, and technology to drive stronger economies, more equitable opportunities and a more sustainable world.

•	Initiated Nasdaq’s external and internal COVID-19 response, including supporting employees, customers and suppliers.

2020 Compensation Elements

As shown in the table below, for 2020, the Management Compensation Committee and Board increased Ms. Friedman’s base salary from $1,000,000 to $1,250,000, which was effective April 1, 2020, along with other annual merit-based or market-aligning salary increases for eligible Nasdaq employees. The Management Compensation Committee and Board also increased her target annual cash incentive opportunity by $500,000, as well as the target grant date face value of her equity award by $500,000.

Both Ms. Friedman’s base salary and target annual cash incentive award amounts are pro-rated for 2020 since the increases became effective after the beginning of the year. In setting Ms. Friedman’s compensation, the Management Compensation Committee and Board considered her performance and a review of the competitive positioning of her overall compensation as compared to the compensation of similar officers at companies in our peer group.

	Type of Compensation	2020 Annualized Amounts	2019 Annualized Amounts

Base Salary	Fixed	$1,250,000	$1,000,000

Target Annual Cash Incentive Award	Performance-Based	$3,000,000	$2,500,000

Target Equity Award (Grant Date Face Value)	Performance-Based (PSUs)	$7,200,000[1]	$8,500,000

	At-Risk (RSUs)	$1,800,000[1]

Total Target Compensation		$13,250,000	$12,000,000

1	Ms. Friedman was awarded a target amount of 78,031 PSUs, and 19,507 RSUs, on April 1, 2020 with the terms and conditions described in the “Long-Term Incentive Compensation” section above.

2020 Performance Goals – Annual Cash Incentive Award

Ms. Friedman earned an annual incentive award payment of $4,081,857, or 143% of target, based on the final achievement of her pre-established, quantifiable performance goals, as described below.

Goal Type	Goal	Goal Weighting	Actual Performance as a Percent of Target	Performance as a Percent of Target after Application of Cap	Award Payout

Corporate Financial	Corporate Operating Income (Run Rate)	60%	200%*	150%	$2,565,739

	Corporate Net Revenue	20%	200%*	150%	$855,246

Strategic Initiatives	Enhance Market Services Derivatives Operating Model	3%	200%*	150%	$128,287

	Enhance Nasdaq Private Markets Strategy	3%	199%*	150%	$128,287

	Enhance SaaS New Customer Acquisition	3%	50%	50%	$42,762

	Agile Design and Implementation	3%	175%*	150%	$128,287

	Nasdaq NEXT Revenue	4%	55%	55%	$62,200

	U.S. Public Policy Leadership	4%	200%*	150%	$171,049

Total		100%		143%	$4,081,857

*Goal subject to 150% achievement cap due to COVID-19 bonus plan modification.

Settlement of 2018 PSU Award Based on Relative TSR

The table below sets forth the number of PSUs that Ms. Friedman earned as of December 31, 2020 due to the performance results of her 2018 PSU award, which was based on relative TSR.

Target PSUs Awarded in 2018	Actual Performance as a Percent of Target	PSUs Earned

81,187	162%	131,522

Compensation Decisions for Michael Ptasznik EVP, Corporate Strategy and CFO

2020 Performance Highlights

•	Drove Nasdaq’s financial stewardship efforts, which resulted in $2.9 billion in 2020 net revenues, an increase of 15% over 2019 revenues. Revenues in the Solutions segments increased 11%, while Market Services revenues increased 21%.

•	Led the transaction to acquire Verafin, a leading provider of anti-financial crime management solutions, including raising $1.9 billion in a senior notes offering in preparation for the completion of the transaction, which closed in February 2021.

•	Enhanced the Company’s liquidity during the COVID-19 crisis by refinancing and retiring the 3.875% Senior Notes due 2021 with €600 million of 0.875% Senior Notes due 2030 and issuing $500 million of 3.25% Senior Notes due 2050.

•	Held 2020 Investor Day to detail the next phase of our strategy, enhance disclosures and update the performance objectives against which we measure our execution.

•	Enhanced the company’s ESG practices and disclosures, driving material improvement in scores/ratings from leading ESG research providers including EcoVadis, MSCI ESG Research and Institutional Shareholder Services.

•	Supported Nasdaq’s external and internal COVID-19 response, including supporting employees, customers and suppliers.

2020 Compensation Elements

As shown in the table below, for 2020, the Management Compensation Committee and Board increased Mr. Ptasznik’s base salary from $600,000 to $625,000, which was effective April 1, 2020, along with salary increases for other eligible Nasdaq employees. Since the target annual cash incentive award is based on a percentage of base salary, the salary increase resulted in a corresponding increase to Mr. Ptasznik’s target annual incentive award from $900,000 to $937,500. Both Mr. Ptasznik’s base salary and target annual cash incentive award amounts are pro-rated for 2020 since the increases became effective after the beginning of the year. The Management Compensation Committee and Board also increased the target grant date face value of Mr. Ptasznik’s equity award by $100,000.

In determining these amounts, the Management Compensation Committee and Board assessed Mr. Ptasznik’s individual performance and market competitive positioning to ensure his pay was competitive with that of other CFOs in our peer group. The Management Compensation Committee and Board increased the value of Mr. Ptasznik’s equity award to recognize his performance.

As described on page 111, Mr. Ptasznik retired from his role at Nasdaq as EVP, Corporate Strategy and Chief Financial Officer, effective as of February 28, 2021.

	Type of Compensation	2020 Annualized Amounts	2019 Annualized Amounts

Base Salary	Fixed	$625,000	$600,000

Target Annual Cash Incentive Award	Performance-Based	$937,500	$900,000

Target Equity Award (Grant Date Face Value)	Performance-Based (PSUs)	$1,520,000[1]	$1,800,000
	At-Risk (RSUs)	$380,000[1]

Total Target Compensation		$3,462,500	$3,300,000

1	Mr. Ptasznik was awarded a target amount of 16,473 PSUs, and 4,118 RSUs, on April 1, 2020 with the terms and conditions described in the “Long-Term Incentive Compensation” section above.

2020 Performance Goals – Annual Cash Incentive Award

Mr. Ptasznik earned an annual incentive award payment of $1,438,673, or 155% of target, based on the final achievement of his pre-established, quantifiable performance goals, as described below.

Goal Type	Goal	Goal Weighting	Actual Performance as a Percent of Target	Performance as a Percent of Target after Application of Cap	Award Payout

Corporate Financial	Corporate Operating Income (Run Rate)	50%	200%*	150%	$696,132

	Corporate Net Revenue	20%	200%*	150%	$278,453

Business Unit Financial	Finance Budget Expense	5%	200%	200%	$92,818

Strategic Initiatives	Data and Analytics Strategy	5%	167%*	150%	$69,613

	Enhance Nasdaq’s ESG Commitment	5%	188%*	150%	$69,613

	Enhance Strategic Planning Process	5%	200%*	150%	$69,613

	CCP Resiliency and Strategy	5%	200%	200%	$92,818

Employee Engagement		5%	180%*	150%	$69,613

Total		100%		155%	$1,438,673

*Goal subject to 150% achievement cap due to COVID-19 bonus plan modification.

Settlement of 2018 PSU Award Based on Relative TSR

The table below sets forth the number of PSUs that Mr. Ptasznik earned as of December 31, 2020 due to the performance results of his 2018 PSU award, which was based on relative TSR.

Target PSUs Awarded in 2018	Actual Performance as a Percent of Target	PSUs Earned

18,557	162%	30,062

Compensation Decisions for Lauren B. Dillard EVP, Investment Intelligence

2020 Performance Highlights

•	Achieved a 17% increase in Investment Intelligence revenues in 2020 as compared to 2019, which was almost entirely due to organic growth.

•	Acquired Solovis, which offers multi-asset class, public and private market portfolio management, analytics and reporting tools used by institutional investors and consultants. Solovis solutions expand on the capabilities of Nasdaq’s eVestment group, a leading data and analytics solution facilitating institutional asset allocation research and decisions.

•	Led business including Nasdaq’s proprietary index products, which reached record levels for AUM of $359 billion as of December 31, 2020. This total included $121 billion, or 34%, tracking smart beta indexes.

•	Grew market data revenues by 3% in 2020 from 2019 primarily due to organic growth in proprietary products from new sales, including continued expansion geographically.

•	Supported Nasdaq’s external and internal COVID-19 response, including supporting employees, customers and suppliers.

2020 Compensation Elements

For 2020, the Management Compensation Committee maintained Ms. Dillard’s base salary, target annual cash incentive award, and target equity award. In determining these amounts, the Management Compensation Committee assessed Ms. Dillard’s individual performance and market competitive positioning to ensure her pay is competitive with the role and peers within her area of expertise.

	Type of Compensation	2020 Annualized Amounts	2019 Annualized Amounts

Base Salary	Fixed	$525,000	$525,000

Target Annual Cash Incentive Award	Performance-Based	$787,500	$787,500

Target Equity Award (Grant Date Face Value)	Performance-Based (PSUs)	$1,200,000[1]	$1,500,000
	At-Risk (RSUs)	$300,000[1]

Total Target Annual Compensation		$2,812,500	$2,812,500

1	Ms. Dillard was awarded a target amount of 13,005 PSUs, and 3,251 RSUs, on April 1, 2020 with the terms and conditions described in the “Long-Term Incentive Compensation” section above.

2020 Performance Goals – Annual Cash Incentive Award

Ms. Dillard earned an annual incentive award payment of $1,300,481, or 165% of target, based on the final achievement of her pre-established, quantifiable performance goals, as described below.

Goal Type	Goal	Goal Weighting	Actual Performance as a Percent of Target	Performance as a Percent of Target after Application of Cap	Award Payout

Corporate Financial	Corporate Operating Income (Run Rate)	25%	200%*	150%	$295,313

	Corporate Net Revenue	10%	200%*	150%	$118,125

Business Unit Financial	Investment Intelligence Revenue	10%	200%	200%	$157,500

	Investment Intelligence Nasdaq NEXT Revenue	5%	53%	53%	$20,793

	Investment Intelligence Operating Income	25%	200%	200%	$393,750

Strategic Initiatives	Deploy Buy Side Customer Strategy	5%	200%*	150%	$59,063

	Operational Excellence for Nasdaq’s Index Business	5%	200%	200%	$78,750

	Maturing Nasdaq Financial Framework and the Cloud	3%	186%*	150%	$35,437

	U.S. Public Policy Leadership	4%	200%*	150%	$47,250

	Agile Design and Implementation	3%	175%*	150%	$35,437

Employee Engagement		5%	160%*	150%	$59,063

Total		100%		165%	$1,300,481

* Goal subject to 150% achievement cap due to COVID-19 bonus plan modification.

Compensation Decisions for P.C. Nelson Griggs EVP, Corporate Platforms

2020 Performance Highlights

•	Achieved a 7% increase in Corporate Platforms revenues, which was almost entirely due to organic growth.

•	The Nasdaq Stock Market led U.S. exchanges with a 67% total win rate, including an 83% win rate among operating companies and a 53% win rate among special purpose acquisition companies.

•	The Nasdaq Stock Market welcomed 316 IPOs in 2020, representing $81 billion in capital raised, first amongst U.S. exchanges, including 18 of the top 30 operating company IPOs by capital raised.

•	New listings in 2020 included 20 companies switching their listings from NYSE to join Nasdaq, representing an aggregate of $282 billion in global equity market capitalization and included AstraZeneca PLC, American Electric Power Company, Inc., Keurig Dr Pepper Inc., and Opendoor Technologies.

•	Acquired OneReport, a privately held provider of corporate responsibility and ESG data management and report services. OneReport brings efficient, effective reporting tools to the expanding set of ESG expertise and solutions Nasdaq delivers to corporate issuers and other investment community stakeholders.

•	Supported Nasdaq’s external and internal COVID-19 response, including supporting employees, customers and suppliers.

2020 Compensation Elements

As shown in the table below, for 2020, the Management Compensation Committee increased Mr. Griggs’ base salary from $550,000 to $575,000, which was effective April 1, 2020, along with salary increases for other eligible Nasdaq employees. Since the target annual cash incentive award is based on a percentage of base salary, the salary increase resulted in a corresponding increase to Mr. Griggs’ target annual incentive award from $825,000 to $862,500. Both Mr. Griggs’ base salary and target annual cash incentive award amounts are pro-rated for 2020 since the increases became effective after the beginning of the year. The Management Compensation Committee also increased the target grant date face value of Mr. Griggs’ equity award by $100,000. In determining these compensation changes, the Management Compensation Committee assessed Mr. Griggs’ performance and the overall performance of our Corporate Platforms segment. His total compensation was determined to be market competitive when compared to similar business unit executives in our peer group.

	Type of Compensation	2020 Annualized Amounts	2019 Annualized Amounts

Base Salary	Fixed	$575,000	$550,000

Target Annual Cash Incentive Award	Performance-Based	$862,500	$825,000

Target Equity Award (Grant Date Face Value)	Performance-Based (PSUs)	$1,280,000[1]	$1,500,000
	At-Risk (RSUs)	$320,000[1]

Total Target Annual Compensation		$3,037,500	$2,875,000

1	Mr. Griggs was awarded a target amount of 13,872 PSUs, and 3,468 RSUs, on April 1, 2020 with the terms and conditions described in the “Long-Term Incentive Compensation” section above.

2020 Performance Goals – Annual Cash Incentive Award

Mr. Griggs earned an annual incentive award payment of $1,353,329, or 159% of target, based on the final achievement of his pre-established, quantifiable performance goals, as described below. The Management Compensation Committee and Board utilized its discretion to increase Mr. Griggs’ final award payout by $125,000 to $1,478,329, to reflect his strong performance in 2020 with respect to listings.

Goal Type	Goal	Goal Weighting	Actual Performance as a Percent of Target	Performance as a Percent of Target after Application of Cap	Award Payout

Corporate Financial	Corporate Operating Income (Run Rate)	25%	200%*	150%	$319,941

	Corporate Net Revenue	10%	200%*	150%	$127,976

Business Unit Financial	Corporate Platforms Operating Income	15%	200%	200%	$255,953

	Corporate Platforms Revenue	10%	200%	200%	$170,635

	IPOs, Switches and Issuer Retention	10%	175%	175%	$149,306

	Nasdaq NEXT Revenue – The Nasdaq Private Market’s Alternative Investments Business	5%	36%	36%	$15,251

Strategic Initiatives	Enhance U.S. Listings Commercial ESG Positioning	2%	200%	200%	$34,127

	Position Nasdaq as the Preferred Exchange	3%	167%	167%	$42,744

	Advance the Governance Business Client Retention	3%	78%	78%	$19,836

	Enhancing Nasdaq Private Markets Strategy	2%	199%*	150%	$25,595

	U.S. Public Policy Leadership	3%	200%*	150%	$38,393

	Deploy Buy Side Customer Strategy	3%	200%*	150%	$38,393

	Agile Design and Implementation	4%	175%*	150%	$51,191

Employee Engagement		5%	160%*	150%	$63,988

Total		100%		159%	$1,353,329

Positive Discretion					$125,000

Final Award Payout					$1,478,329

* Goal subject to 150% achievement cap due to COVID-19 bonus plan modification.

Settlement of 2018 PSU Award Based on Relative TSR

The table below sets forth the number of PSUs that Mr. Griggs earned as of December 31, 2020 due to the performance results of his 2018 PSU award, which was based on relative TSR.

Target PSUs Awarded in 2018	Actual Performance as a Percent of Target	PSUs Earned

11,598	162%	18,788

Compensation Decisions for Bradley J. Peterson EVP and CIO/CTO

2020 Performance Highlights

•	Performed engineering and capacity enhancements for Nasdaq’s U.S. markets and the Securities Information Processor in order to support trading activity peaks.

•	Led the maturation of the Nasdaq Financial Framework internally and externally to modernize our products for trading, risk management, clearing and centralized securities depository services.

•	Launched components of the new Nasdaq Financial Framework and cloud-based products, including “TradeOptics,” a tool for the Nasdaq Financial Framework-based Global Derivatives Platform for BX Options and the BX Options Market Operation, and “Precise”, the cloud-based front end for Nasdaq ISE and Nasdaq GEMX.

•	Delivered Market Technology client implementations and supported growth of new client onboarding, including SaaS products for the Nasdaq Risk Platform, Nasdaq Market Surveillance, Nasdaq Trade Surveillance and the Nasdaq Sustainable Bond Network.

•	Launched the Nasdaq Cloud Data Service.

•	Supported Nasdaq’s external and internal COVID-19 response, including supporting employees, customers and suppliers.

2020 Compensation Elements

For 2020, the Management Compensation Committee maintained Mr. Peterson’s base salary, target annual cash incentive award, and target equity award. In determining these amounts, the Management Compensation Committee assessed Mr. Peterson’s individual performance and the overall performance of our Global Technology Organization. His total compensation was determined to be competitive as compared to CIOs and CTOs in our peer group.

	Type of Compensation	2020 Annualized Amounts	2019 Annualized Amounts

Base Salary	Fixed	$600,000	$600,000

Target Annual Cash Incentive Award	Performance-Based	$900,000	$900,000

Target Equity Award (Grant Date Face Value)	Performance-Based (PSUs)	$1,440,000[1]	$1,800,000
	At-Risk (RSUs)	$360,000[1]

Total Target Annual Compensation		$3,300,000	$3,300,000

1	Mr. Peterson was awarded a target amount of 15,606 PSUs, and 3,901 RSUs, on April 1, 2020 with the terms and conditions described in the “Long-Term Incentive Compensation” section above.

2020 Performance Goals – Annual Cash Incentive Award

Mr. Peterson earned an annual incentive award payout of $1,346,172, or 150% of target, based on the final achievement of his pre-established, quantifiable performance goals, as described below.

Goal Type	Goal	Goal Weighting	Actual Performance as a Percent of Target	Performance as a Percent of Target after Application of Cap	Award Payout

Corporate Financial	Corporate Operating Income (Run Rate)	50%	200%*	150%	$675,000

	Corporate Net Revenue	20%	200%*	150%	$270,000

Strategic Initiatives	Enhance Market Services Derivatives Operating Model	6%	200%*	150%	$81,000

	Advance the Governance Business Client Retention	2%	78%	78%	$13,950

	Product Portfolio and Technology Solutions Strategy	3%	125%	125%	$33,750

	System Reliability and Operational Excellence	4%	194%	194%	$69,972

	Agile Design and Implementation	2%	175%*	150%	$27,000

	Maturing Nasdaq Financial Framework, and the Cloud	8%	186%*	150%	$108,000

Employee Engagement		5%	200%*	150%	$67,500

Total		100%		150%	$1,346,172

* Goal subject to 150% achievement cap due to COVID-19 bonus plan modification.

Settlement of 2018 PSU Award Based on Relative TSR

The table below sets forth the number of PSUs that Mr. Peterson earned as of December 31, 2020 due to the performance results of his 2018 PSU award, which was based on relative TSR.

Target PSUs Awarded in 2018	Actual Performance as a Percent of Target	PSUs Earned

20,876	162%	33,819

Other Aspects of Our Executive Compensation Program

General Equity Award Grant Practices

The Management Compensation Committee and the Board approve annual equity awards during regular first quarter meetings, which are scheduled well in advance and without regard to any material Company news announcements.

We believe that the current and expected expense and share utilization are reasonable and justified in light of the Management Compensation Committee’s goals of aligning the long-term interests of officers and employees with those of shareholders and rewarding officers for long-term relative TSR growth while retaining a strong management team. We actively monitor the expense and share utilization associated with annual grants and are committed to adjusting grant practices if and when appropriate.

Throughout the performance periods for equity awards, the Management Compensation Committee receives updates on the executives’ progress in achieving applicable performance goals and monitors the compensation expense and share run rate that the Company is incurring for outstanding equity awards.

The reference price for calculating the value of equity awards granted is the closing market price of Nasdaq’s common stock on the date of grant. Existing equity ownership levels are not a factor in award determinations as we do not want to discourage senior executives from holding significant amounts of our common stock.

Benefits

We provide a comprehensive benefits program to our executive officers, including the NEOs, which mirrors the program offered to all employees of the Company. These benefits include, among other components, a 401(k) plan with 6% matching contributions, health and welfare benefits and participation in the Company’s ESPP. Under these plans, our NEOs participate on the same terms as other employees.

Prior to 2007, Nasdaq offered a defined benefit pension program, which was frozen in 2007. The plan does not allow any new participants, and for existing participants, future service and salary do not contribute to the benefit accrual under the plan. Employees hired prior to the freeze date continue to receive credit for service required for vesting of the benefit. None of the NEOs, other than Ms. Friedman, participate in the defined benefit pension program.

Severance

Except in employment agreements and other agreements for certain executive officers as described in this Proxy Statement, we are not obligated to pay general severance or other enhanced benefits to any NEO upon termination of his or her employment. However, the Management Compensation Committee and/or the Board has the discretion to pay severance. Severance decisions do not influence other compensation decisions, which are focused on motivating our executives to remain with Nasdaq and contribute to our future success.

Change in control severance is addressed in employment agreements for certain NEOs, as described in this Proxy Statement, and in a change in control severance policy for NEOs without an employment agreement. We believe that the terms for triggering payment under these arrangements are appropriate. For example, these arrangements use what is known as a “double trigger,” meaning that severance resulting from a change in control is paid only upon the occurrence of both a change in control of the Company and a qualifying loss of employment. In addition, a change in control under these arrangements is limited to situations where the acquiror obtains a majority of Nasdaq’s voting securities or the current members

Throughout the performance periods for equity awards, the Management Compensation Committee receives updates on the executives’ progress in achieving applicable performance goals.

of our Board (or their approved successors) cease to constitute a majority of the Board. We do not provide tax gross-ups on severance arrangements.

For further information on Nasdaq’s limited severance arrangements, see “Employment Agreements” and “Termination Due to Change in Control (“Double Trigger”).

Because our executive compensation program emphasizes pay for performance, it includes few perquisites for our executive officers. We do not provide tax gross-up payments on perquisites.

Other

Because our executive compensation program emphasizes pay for performance, it includes few perquisites for our executives. Under her employment agreement, for security reasons, we provide Ms. Friedman with a company car and a security-trained driver for use when conducting Nasdaq business. Any use of the car and driver for personal reasons is reported in the Summary Compensation Table included below under “Executive Compensation Tables.” NEOs are eligible to receive basic financial planning services and executive health exams. In addition, like all employees and contractors, our executives are eligible to receive 100% corporate matching funds (and sometimes more for specific initiatives approved by the Company) for donations to an IRS-registered, 501(c)(3)-compliant organization. Participation in each of these programs is voluntary. We do not provide tax gross-up payments on perquisites.

Risk Mitigation and Other Pay Practices

Risk Assessment of Compensation Program

We monitor the risks associated with our compensation program on an ongoing basis. In March 2021, the Management Compensation Committee and Audit & Risk Committee were presented with the results of our annual formal assessment of our employee compensation program in order to evaluate the risks arising from our compensation policies and practices. This risk assessment report reflected a comprehensive review and analysis of the components of our compensation program. The Management Compensation Committee and Audit & Risk Committee both concluded, based on the risk assessment report’s findings, that any risks arising from our compensation program are not reasonably likely to have a material adverse effect on the Company.

The risk assessment was performed by an internal working group consisting of employees in People@Nasdaq, Group Risk Management and the Internal Audit Department, as well as the Offices of General Counsel and Corporate Secretary. The findings were presented to the Global Risk Management Committee, which concurred with the working group’s report. The risk assessment included the following steps:

•  collection and review of our compensation policies and pay structures;

•  development of a risk assessment scorecard, analysis approach and timeline; and

•  review and evaluation of controls that might mitigate risk-taking (e.g., equity vesting structure, incentive recoupment policy and stock ownership guidelines).

Stock Ownership Guidelines

We recognize the importance of stock ownership as an essential means of closely aligning the interests of our executives with the interests of our shareholders. In addition to using equity awards as a primary long-term incentive compensation tool, we have stock ownership guidelines in place for our senior executives, including our NEOs. Under its charter, the Management Compensation Committee is responsible for reviewing the stock ownership guidelines annually and verifying compliance.

Under the guidelines, the covered executives are expected to own specified dollar amounts of our common stock based on a multiple of their base salary, as set forth in the table below.

We prohibit directors and executive officers from hedging and pledging shares of Nasdaq common stock.
Title	Value of Shares Owned
President and CEO	6x base salary
CFO	4x base salary
EVPs	3x base salary

Individual holdings, shares jointly owned with immediate family members or held in trust, shares or units of restricted stock (including vested and unvested), shares underlying PSUs after completion of the performance period and shares purchased or held through our plans, such as the Nasdaq ESPP, count toward satisfying the guidelines. New executives and executives who incur a material change in their responsibilities are expected to meet the applicable level of ownership within five years of their start date or the date of the change in responsibilities. All of the NEOs who were required to comply with the guidelines on December 31, 2020 were in compliance with the guidelines as of that date.

Stock Holding Guidelines

We encourage our senior executives to retain equity grants until the applicable stock ownership level discussed above is reached. Under the stock ownership guidelines, these officers must hold the specified dollar amounts of stock through the end of their employment with Nasdaq. We feel that our guidelines provide proper alignment of the interests of our management and our shareholders and therefore, we do not have additional stock holding requirements beyond the stock ownership guidelines.

Trading Controls and Hedging and Pledging Policies

We prohibit directors and executive officers from engaging in securities transactions that allow them either to insulate themselves, or profit, from a decline in Nasdaq’s stock price (with the exception of selling shares outright in accordance with applicable laws and regulations). Specifically, these individuals may not enter into hedging transactions with respect to Nasdaq’s common stock, including short sales and transactions in derivative securities. Finally, these individuals may not pledge, hypothecate or otherwise encumber their shares of Nasdaq common stock, including by holding such shares in a margin account.

We permit all employees, including the NEOs, to enter into plans established under Rule 10b5-1 of the Exchange Act enabling them to trade in our stock, including stock received through equity grants, during periods in which they might not otherwise be able to trade because material nonpublic information about Nasdaq has not been publicly released. These plans include specific instructions to a broker to trade on behalf of the employee if our stock price reaches a specified level or if certain other events occur and therefore, the employee no longer controls the decision to trade or the timing of the trade.

Incentive Recoupment Policy

The Board and Management Compensation Committee have adopted an incentive recoupment, or “clawback,” policy that is applicable to officers with the rank of EVP and above. The policy provides that the Company may recoup any cash or equity incentive payments predicated upon the achievement of financial results or operating metrics that are subsequently determined to be incorrect on account of material errors, material omissions, fraud or misconduct.

Tax and Accounting Implications of Executive Compensation

The Management Compensation Committee considers income tax and other consequences of individual compensation elements when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Depending upon the relevant circumstances at the time, the Management Compensation Committee may determine to award compensation that is not deductible. In making this determination, the Management Compensation Committee balances the purposes and needs of our executive compensation program against potential tax and other implications.

Generally, under U.S. GAAP, compensation is expensed as earned. We generally recognize compensation expense for equity awards on a straight-line basis over the requisite service period of the award.

Management Compensation Committee Report

The Management Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. After such discussions, the Management Compensation Committee recommended to Nasdaq’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Form 10-K.

The Management Compensation Committee

Management Compensation Committee Interlocks and Insider Participation

None of the members of the Management Compensation Committee is an executive officer, employee or former officer of Nasdaq. With the exception of Ms. Friedman, none of Nasdaq’s executive officers serves as a current member of the Nasdaq Board. None of Nasdaq’s executive officers serves as a director or a member of the compensation committee of any entity that has one or more executive officers serving on the Nasdaq Board or Management Compensation Committee.

Executive Compensation Tables

The following tables, narrative and footnotes present the compensation of the NEOs during 2020 in the format mandated by the SEC.

2020 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)[4]	All Other Compensa- tion ($)[5]	Total ($)

Adena T. Friedman President and CEO	2020	$1,176,163	—	$10,397,565	—	$4,081,857	$98,334	$53,699	$15,807,618
	2019	$1,000,000	—	$9,251,842	—	$3,437,372	$132,281	$47,792	$13,869,287
	2018	$1,000,000	—	$9,481,830	—	$3,838,517	—	$46,050	$14,366,397
Michael Ptasznik EVP, Corporate Strategy and CFO	2020	$617,596	—	$2,195,005	—	$1,438,673	—	$39,950	$4,291,224
	2019	$600,000	—	$1,959,135	—	$1,332,971	—	$35,402	$3,927,508
	2018	$571,154	—	$2,167,272	—	$1,593,034	—	$21,533	$4,352,992
Lauren B. Dillard EVP, Investment Intelligence	2020	$525,000	—	$1,732,894	—	$1,300,481	—	$45,572	$3,603,947
	2019	$262,500	$1,500,000	$5,395,185	—	$1,265,514	—	$21,519	$8,444,718
P.C. Nelson Griggs EVP, Corporate Platforms	2020	$567,596	—	$1,848,444	—	$1,478,329	—	$23,407	$3,917,416
	2019	$535,577	—	$1,632,661	—	$1,151,808	—	$16,800	$3,336,846
Bradley J. Peterson EVP and CIO/CTO	2020	$600,000	—	$2,079,456	—	$1,346,172	—	$44,950	$4,070,578
	2019	$585,577	—	$1,959,135	—	$1,229,270	—	$40,091	$3,814,073
	2018	$550,000	—	$2,438,108	—	$1,556,502	—	$39,269	$4,583,879

1	The amount reported in this column reflects a one-time, cash sign-on bonus for Ms. Dillard, who began employment as EVP, Investment Intelligence on June 17, 2019.

2

The amounts reported in this column reflect the grant date fair value of the stock awards, including PSUs and RSUs computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 11 to the company’s audited financial statements for the fiscal year ended December 31, 2020 included in our Form 10-K. Since the 2020 three-year PSU award payouts are contingent on TSR-related performance-based vesting conditions, the grant date fair values were determined based on a Monte Carlo simulation model.

The Monte Carlo simulation model takes into account expected price movement of Nasdaq stock as compared to peer companies. As a result of the company’s pre-grant 2020 TSR performance relative to peer companies, the Monte Carlo simulation model assigned a higher value to each 2020 three-year PSU than the closing price of Nasdaq’s stock on the grant date. Therefore, the value reflected in the 2020 Summary Compensation Table does not reflect the target grant date face value shown in the Long-Term Incentive Compensation section of the Compensation Discussion and Analysis in this Proxy Statement. There is no assurance that the target grant date face values or FASB ASC Topic 718 fair values will ever be realized. The table below summarizes the target grant date face value of PSU grants that the Management Compensation Committee and the Board approved for the NEOs compared to the FASB ASC Topic 718 fair value.

Name	Year	Target PSUs (#)	Target Grant Date Face Value ($)	FASB ASC Topic 718 Fair Value ($)

Adena T. Friedman	2020	78,031	$7,200,000	$8,694,994

Michael Ptasznik	2020	16,473	$1,520,000	$1,835,586

Lauren B. Dillard	2020	13,005	$1,200,000	$1,449,147

P.C. Nelson Griggs	2020	13,872	$1,280,000	$1,545,757

Bradley J. Peterson	2020	15,606	$1,440,000	$1,738,977

3	The amounts reported in this column reflect the cash awards made to the NEOs under the ECIP or other performance-based incentive compensation programs.

4

The amounts reported in this column reflect the actuarial increase in the present value of the NEOs’ benefits under all pension plans established by Nasdaq. With the exception of Ms. Friedman, none of the NEOs participate in the defined benefit pension plan, which was frozen in 2007. No amount is reported in this column for Ms. Friedman for 2018 as the actuarial present value of her benefits under the pension plans decreased by $36,788. Assumptions used in calculating the amounts reported include a 2.50% discount rate as of December 31, 2020, a 3.20% discount rate as of December 31, 2019, a 4.45% discount rate as of December 31, 2018, a 4.15% discount rate as of December 31, 2017, retirement at age 62 (which is the earliest age at which a participant may retire and receive unreduced benefits under the plans) and other assumptions used as described in Note 10 to the company’s audited financial statements for the fiscal year ended December 31, 2020 included in our Form 10-K. None of the NEOs received above-market or preferential earnings on deferred compensation in 2020, 2019 or 2018.

5

The following table sets forth the 2020 amounts reported in the “All Other Compensation” column by type. The incremental cost of personal use of the company car (including commutation) is calculated based on an allocation of the cost of the driver, lease, tolls, fuel, parking, maintenance and other related expenses. The total for Mr. Griggs also includes a one-time payment of $3,847 paid for a sales reward trip. The amount for Mr. Ptasznik also includes $4,064 of reimbursable relocation expenses incurred in connection with his retirement from Nasdaq and relocation to his home in Canada. See “Other Agreements – Michael Ptasznik Retirement Agreement” for additional information regarding his Retirement Agreement.

Name	Contribution to the 401(k) Plan ($)	Cost of Executive Health Exam ($)	Cost of Financial/ Tax Planning Services ($)	Incremental Cost of Personal Use of Company Car ($)	Matching Charitable Donations ($)	Total All Other Com- pensation ($)

Adena T. Friedman	$17,100	—	$17,400	$16,929	$2,270	$53,699

Michael Ptasznik	$17,100	—	$15,781	—	$3,005	$39,950

Lauren B. Dillard	$17,100	$4,725	$21,847	—	$1,900	$45,572

P.C. Nelson Griggs	$17,100	—	—	—	$2,100	$23,047

Bradley J. Peterson	$17,100	$4,725	$22,125	—	$1,000	$44,950

2020 Grants of Plan-Based Awards Table

			Estimated Future Payouts Under			Estimated Future Payouts Under
			Non-Equity Incentive Plan Awards[1]			Equity Incentive Plan Awards[2]
Name	Commit- tee and/ or Board Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Num- ber of Shares of Stock or Units (#)	All Other Option Awards: Number of Se- curities Under- lying Options (#)	Exer- cise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)[3]

Adena T. Friedman	—	—	—	$2,850,821	$4,376,010	—	—	—	—	—	—	—
	03/03/2020	04/01/2020	—	—	—	—	78,031	156,062	19,507	—	—	$10,397,565

Michael Ptasznik	—	—	—	$928,176	$1,438,673	—	—	—	—	—	—	—
	03/03/2020	04/01/2020	—	—	—	—	16,473	32,946	4,118	—	—	$2,195,005

Lauren B. Dillard	—	—	—	$787,500	$1,358,438	—	—	—	—	—	—	—
	03/03/2020	04/01/2020	—	—	—	—	13,005	26,010	3,251	—	—	$1,732,894

P.C. Nelson Griggs	—	—	—	$853,176	$1,484,526	—	—	—	—	—	—	—
	03/03/2020	04/01/2020	—	—	—	—	13,872	27,744	3,468	—	—	$1,848,444

Bradley J. Peterson	—	—	—	$900,000	$1,390,500	—	—	—	—	—	—	—
	03/03/2020	04/01/2020	—	—	—	—	15,606	31,212	3,901	—	—	$2,079,456

1

The amounts reported in these columns represent the possible range of payments under the ECIP or other performance-based incentive compensation programs. The amounts in the “Maximum” column reflect the modifications implemented in March 2020 as a result of COVID-19, in which amounts paid under the ECIP for the achievement of certain objectives was capped at 150%. Amounts are considered earned in fiscal year 2020 although they were not paid until 2021. For information about the amounts actually earned by each NEO under the ECIP or other performance-based incentive compensation programs, see “Executive Compensation Tables – 2020 Summary Compensation Table.”

2

The amounts reported in these columns represent the possible range of PSUs that each NEO may earn under the Equity Plan, depending on the achievement of performance goals established by the Management Compensation Committee and/or Board. For further information, see “Compensation Discussion and Analysis –2020 Compensation Decisions – Long-Term Incentive Compensation.”

3

The amounts reported in this column represent the grant date fair value of the total equity awards reported in the previous columns calculated pursuant to FASB ASC Topic 718 based upon the assumptions discussed in Note 11 to the company’s audited financial statements for the fiscal year ended December 31, 2020 included in our Form 10-K. For further information about the calculation of these amounts, see “Executive Compensation Tables – 2020 Summary Compensation Table” on page 105.

2020 Outstanding Equity Awards at Fiscal Year-End Table

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercis- able	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Adena T. Friedman	268,817	—	—	$66.68	01/03/2027	—	—	—	—
	—	—	—	—	—	—	—	96,153[1]	$12,763,349
	—	—	—	—	—	19,507[4]	$2,589,359	78,031[2]	$10,357,835

Michael Ptasznik	—	—	—	—	—	—	—	20,361[1]	$2,702,719
	—	—	—	—	—	4,118[4]	$546,623	16,473[2]	$2,186,626

Lauren B. Dillard	—	—	—	—	—	7,880[3]	$1,045,991	26,268[1]	$3,486,814
	—	—	—	—	—	3,251[4]	$431,538	13,005[2]	$1,726,284

P.C. Nelson Griggs	—	—	—	—	—	—	—	16,968[1]	$2,252,332
	—	—	—	—	—	3,468[4]	$460,342	13,872[2]	$1,841,369

Bradley J. Peterson	—	—	—	—	—	—	—	20,361[1]	$2,702,719
	—	—	—	—	—	3,901[4]	$517,819	15,606[2]	$2,071,540

1

This PSU award is subject to a three-year performance period ending on December 31, 2021. The amount reported is the target award amount, although the actual number of shares awarded could range from 0% to 200% of the target award amount, depending on the level of achievement of certain specified performance goals established by the Management Compensation Committee and/or Board.

2

This PSU award is subject to a three-year performance period ending on December 31, 2022. The amount reported is the target award amount, although the actual number of shares awarded could range from 0% to 200% of the target award amount, depending on the level of achievement of certain specified performance goals established by the Management Compensation Committee and/or Board.

3	These RSUs will vest on June 17, 2021.

4	These RSUs will vest as to 33% on April 1, 2022, 33% on April 1, 2023 and 34% on April 1, 2024.

2020 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]

Adena T. Friedman[2]	—	—	131,522	$18,457,797

Michael Ptasznik[3]	—	—	30,062	$4,218,901

Lauren B. Dillard[4]	—	—	18,388	$2,172,174

P.C. Nelson Griggs[5]	—	—	18,788	$2,636,708

Bradley J. Peterson[6]	—	—	33,819	$4,746,158

1	The amounts reported in this column are calculated by multiplying the number of shares of stock that vested by the closing market price of our common stock on the vesting date.

2	The amount reported includes 63,081 shares that were withheld to pay taxes in connection with the vesting(s).

3	The amount reported includes 15,045 shares that were withheld to pay taxes in connection with the vesting(s).

4	The amount reported includes 9,033 shares that were withheld to pay taxes in connection with the vesting(s).

5	The amount reported includes 8,242 shares that were withheld to pay taxes in connection with the vesting(s).

6	The amount reported includes 14,110 shares that were withheld to pay taxes in connection with the vesting(s).

Retirement Plans

We maintain non-contributory, defined-benefit pension plans, which have been frozen. Future service and salary for all participants do not count toward an accrual of benefits under these plans. However, participants continue to receive credit for future service for vesting of the benefits. None of the NEOs participate in these plans other than Ms. Friedman, as discussed below.

2020 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Last Fiscal Year ($)

Adena T. Friedman	Pension Plan	13.92	$594,686	—

1

Since the pension plan was frozen in 2007, the number of years of credited service for each participant under the plan differs from such participant’s number of years of actual service with Nasdaq. As of December 31, 2020, Ms. Friedman had 23.42 years of actual service with Nasdaq. Generally, participants in the pension plan became vested in retirement benefits under the plan after five years of service from the participant’s date of hire. As of December 31, 2020, Ms. Friedman was vested in benefits payable under the pension plan.

2

The amounts reported comprise the actuarial present value of the participant’s accumulated benefit under the pension plan as of December 31, 2020. Assumptions used in calculating the amounts include a 2.5% discount rate as of December 31, 2020, retirement at age 62 (which is the earliest age at which a participant may retire and receive unreduced benefits under the plan) and other assumptions used as described in Note 11 to our audited financial statements for the fiscal year ended December 31, 2020 included in our Form 10-K.

Employment Agreements	Nasdaq’s frozen retirement plans reflect legacy agreements.

We currently have employment agreements with two of our NEOs: Ms. Friedman and Mr. Peterson. In addition to the employment agreements, we have entered into continuing obligations agreements with all of the NEOs related to confidentiality and intellectual property protection.

Ms. Friedman’s and Mr. Peterson’s employment agreements prohibit them from rendering services to a competing entity for a period of two years following the last date of employment. To receive certain termination payments and benefits, Ms. Friedman and Mr. Peterson must execute a general release of claims against Nasdaq. In addition, termination payments and benefits may be discontinued if the NEO breaches the restrictive covenants in either the employment agreement or the continuing obligations agreement.

Each employment agreement sets forth the payments and benefits the applicable NEO will receive under various termination scenarios. For further information about these payments and benefits, see “Executive Compensation Tables – Estimated Termination or Change in Control Payments and Benefits.”

Adena T. Friedman

In connection with her promotion to the role of President and CEO, Ms. Friedman entered into a new employment agreement on November 14, 2016. The term of the agreement is January 1, 2017 to January 1, 2022, with no automatic renewals.

The agreement provides for:

•  an annual base salary of no less than $1,000,000;

•  annual incentive compensation that is targeted at no less than $2,000,000, based on the achievement of one or more performance goals established by the Management Compensation Committee; and

•  a 2017 equity grant with a target value of no less than $6,000,000 in the form of PSUs.

Under the agreement, no equity award grants are guaranteed after 2017. However, Ms. Friedman may receive grants of equity awards, based on the Management Compensation Committee’s evaluation of the performance of Nasdaq and Ms. Friedman, peer group market data and internal equity, in a manner consistent with past practices.

Under her agreement, if Ms. Friedman’s employment is terminated by the Company without cause, or by the executive for good reason, she will be entitled to the following severance payments and benefits from the Company:

•  a cash payment equal to the sum of (i) two times the prior year’s annual base salary, (ii) the target bonus amount for the year prior to the year terminated and (iii) any pro rata target bonus for the year of termination if performance goals are satisfied;

•  a taxable monthly cash payment equal to the employer’s share of the COBRA premium for the highest level of coverage available under the Company’s group health plans, until the earlier of 24 months or the date she is eligible for coverage under another employer’s health care plan; and

•  continued vesting for 12 months of outstanding PSUs, based on actual performance during the respective periods.

Additionally, Ms. Friedman is subject to certain customary post-termination restrictive covenants relating to non-competition, non-solicitation, non-disparagement and confidentiality.

Bradley J. Peterson	Except in employment agreements and other agreements for certain officers as described in this Proxy Statement, we are not obligated to pay general severance or other enhanced benefits to any NEO upon termination of his or her employment.

On October 1, 2020, we entered into a new employment agreement with Mr. Peterson. The term of the employment agreement is October 1, 2020 through December 31, 2023, replacing Mr. Peterson’s prior employment agreement, which was due to expire on July 31, 2021. Mr. Peterson’s new compensation terms include:

• an annual base salary of no less than $600,000;
• annual incentive compensation that is targeted at no less than $900,000, based on the achievement of performance goals established by the CEO and the Management Compensation Committee; and
• an annual equity award with a target value of no less than $1,800,000, in accordance with the terms of the Equity Plan.

Under his agreement, if Mr. Peterson’s employment is terminated by the Company without cause, or by the executive for good reason, or upon Mr. Peterson’s retirement at the end of the agreement term, he will be entitled to the following severance payments and benefits from the Company:

• a pro-rata target bonus payment with respect to the calendar year in which the date of termination occurs;
• continued vesting of all outstanding equity compensation issued prior to the date of termination as though Mr. Peterson was employed through all applicable periods;
• $40,000 to offset the COBRA premiums for Mr. Peterson’s health benefits, payable in a lump sum within sixty (60) days of the date of termination; and
• 24 months of financial and tax services and executive physical exams.
Additionally, Mr. Peterson is subject to certain customary post-termination restrictive covenants relating to non-competition, non-solicitation, non-disparagement and confidentiality.
Other Agreements
Lauren B. Dillard Offer Letter

Under the terms of her employment offer letter, if Ms. Dillard’s employment is terminated by the Company without cause, or by her for good reason, she will be entitled to the following severance payments and benefits from the Company:

•  a cash payment under Nasdaq’s severance guidelines, which will be no less than the sum of (i) 18 months of base salary and (ii) her target bonus;

•  a taxable monthly cash payment equal to the employer’s share of the COBRA premium for the highest level of coverage available under the Company’s group health plans, until the earlier of the first anniversary of termination and the date she is eligible for coverage under another employer’s health care plan;

•  18 months of continued equity vesting after termination; and

•  acceleration of vesting of her one-time, new hire RSU grant, if termination occurs within the first three years of employment.

Michael Ptasznik Retirement Agreement

On October 20, 2020, Mr. Ptasznik announced his retirement as EVP, Corporate Strategy and Chief Financial Officer of Nasdaq, effective as of February 28, 2021, which is referred to as the Retirement Date. On October 21, 2020, Mr. Ptasznik and the Company entered into a retirement agreement and release of claims, which is referred to as the Retirement Agreement.

The Retirement Agreement provides that Mr. Ptasznik will receive:

•  a 2020 bonus payment under the ECIP, based upon his performance and 2020 target bonus opportunity, which was paid on March 2, 2021 in the amount of $1,438,673; and

•  a 2021 bonus payment under the ECIP based upon his target bonus opportunity of $937,500, pro-rated for the period of January 1, 2021 through the Retirement Date, which was paid on March 2, 2021 in the amount of $151,541.

In addition, Mr. Ptasznik is entitled to receive the following retirement payments and benefits under the terms of the Retirement Agreement:

•  payment of the Company’s share of medical, dental and vision premiums for 12 months after the Retirement Date;

•  the continued vesting and payment of the three-year PSUs previously granted on April 1, 2019 and April 1, 2020, provided that the settlement of such PSUs shall be in accordance with the terms of the applicable award agreement and governing plan document;

•  the vesting of the RSUs previously granted on April 1, 2020, with the acceleration of any unvested RSUs within sixty (60) days of the Retirement Date;

•  financial and tax services for tax years 2020, 2021, 2022 and 2023 and executive physical exams for one year following the Retirement Date; and

•  reimbursement of reasonable and customary expenses to move back to Mr. Ptasznik’s home in Canada of up to $10,000.

The Retirement Agreement also includes a non-competition provision for a period of one year following the Retirement Date, as well as customary provisions regarding non-solicitation and non-disparagement.

Other Severance for NEOs

Severance payments and benefits payable to NEOs not subject to an employment agreement or other severance arrangement would be made at the sole discretion of the Company and the Management Compensation Committee. These payments are based on historical practices and predetermined guidelines that have been approved by the Management Compensation Committee.

ECIP

Under the ECIP, in the event an NEO’s employment is terminated for any reason other than death, disability or retirement, the executive’s right to a non-equity incentive plan compensation award for the year of termination is forfeited. The Management Compensation Committee, in its sole discretion, may pay a pro rata incentive compensation award to the executive for the year of termination.

Death or Disability

Employment Agreements

Under the employment agreements with Ms. Friedman and Mr. Peterson, in the event of death or disability, each executive is entitled to a pro rata target bonus for the year of termination and accelerated vesting of all unvested equity that was awarded as of the effective date of her or his agreement.

ECIP

Under the ECIP, an NEO may, in the discretion of the Management Compensation Committee, receive a pro rata portion of his or her incentive compensation award in the event of death or disability.

Equity Plan

With respect to the other NEOs, under the relevant terms and conditions of the Equity Plan and the individual equity award agreements, all stock options or RSUs that would have vested within one year from the date of death or disability will immediately vest and all vested options may be exercised until the earlier of one year from the date of death or disability or their expiration date. Under the PSU award agreements for all the NEOs, in the event of disability, unvested PSU awards will be forfeited. In the event of death, unvested PSU awards will vest upon the later of the date of death or the date the performance period for the awards is completed.

Termination Due to Change in Control (“Double Trigger”)

All “change in control” payments and benefits are subject to a “double trigger,” meaning that payments are made only when both a change in control of the Company and a qualifying termination of employment occur.

Employment Agreements

Under their employment agreements, if Ms. Friedman or Mr. Peterson is terminated within two years after a change in control, either by the Company without cause or by the executive for good reason (as defined in their respective employment agreements), the executive will be entitled to the severance payments and benefits from the Company as described below:

•  a cash payment equal to the sum of (i) two times the prior year’s annual base salary, (ii) the target bonus amount for the year prior to the year termination occurs and (iii) any pro rata target bonus for the year of termination if performance goals are satisfied;

•  a taxable monthly cash payment equal to the employer’s share of the COBRA premium for the highest level of coverage available under the Company’s group health plans, until the earlier of 24 months or the date she or he is eligible for coverage under another employer’s health care plan; and

•  continued life insurance and accidental death and dismemberment insurance benefits for the same period as the continued health coverage payments.

Change in Control Severance Plan

Under the Company’s change in control severance plan, Ms. Dillard and Mr. Griggs are entitled to benefits in the event of a change in control. If the executive’s employment is terminated by the Company without cause within two years following a change in control or by the executive for good reason within one year after a change in control, then she or he will be entitled to the following severance payments and benefits from the Company:

•  a cash payment equal to the sum of (i) two times annual base salary, (ii) the target bonus amount as defined by the ECIP, (iii) any pro rata target bonus for the year of termination and (iv) any unpaid bonus which had been earned for a completed plan year;

•  payment of the employer’s share of COBRA premiums for continued coverage under health plans until the earlier of 24 months following termination, or the date the executive is eligible for coverage under another employer’s health care plan; and

•  outplacement services for up to 12 months, with a maximum value of $50,000.

Under a “best net” provision, if amounts payable due to a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, payments or benefits to the executive would either be reduced to an amount that would not trigger an excise tax or the executive would receive all payments and benefits subject to the excise tax, whichever approach yields the best after-tax outcome for the executive officer.

The change in control severance plan contains restrictive covenants, which, among other things, require the executive to maintain the confidentiality of the Company’s proprietary information and to refrain from disparaging the Company. Each executive also is prohibited from soliciting the Company’s employees or rendering services to a competitor for one year following termination. Further, to receive the benefits, the executive must execute a general release of claims against the Company. In addition, the change in control payments and benefits may be discontinued if the executive breaches the restrictive covenants.

Equity Plan

Under the Equity Plan, if outstanding awards are assumed or substituted by the successor company and an employee, including an NEO, is involuntarily terminated by the Company other than for cause within a one-year period after a change in control, all unvested equity awards will vest on the termination date. For awards not assumed or substituted by the successor Company, all unvested awards shall vest immediately prior to the effective time of the change in control.

Estimated Termination or Change in Control Payments and Benefits

The table on the following page reflects the payments and benefits payable to each NEO in the event of a termination of the executive’s employment under several different circumstances. The amounts shown assume that termination was effective as of December 31, 2020, use the executive’s compensation and service levels as of that date and are estimates of the amounts that would be payable to the NEOs in each situation. The actual amounts to be paid can only be determined at the time of an executive’s actual separation from the Company. Factors that may affect the nature and amount of payments made on termination of employment, among others, include the timing of the event, compensation level, the market price of the Company’s common stock and the executive’s age. Annual incentive amounts are shown at target. The reported value of the accelerated vesting of outstanding equity awards is based on the intrinsic value of these awards (the value based upon the market price of the Company’s common stock on December 31, 2020). The value of PSUs that continue to vest after termination is reported as if the grants vested at target on the termination date. The amounts shown in the table do not include payments and benefits available generally to salaried employees, such as accrued vacation pay, pension benefits and any death, disability or welfare benefits available under broad-based plans. For information on pension plans, see the “2020 Pension Benefits Table” on page 109.

Named Executive Officer	Involuntary Termination Not for Cause or Voluntary Termination with Good Reason ($)	Death ($)	Disability ($)	Resignation through Retirement Notice ($)[2]	Termination Due to Change in Control (“Double Trigger”) ($)

Adena T. Friedman

Severance	$4,500,000	—	—	—	$4,500,000

Pro-Rata Current Year Annual Incentive	$3,000,000	$3,000,000	$3,000,000	—	$3,000,000

Equity Vesting	—	—	—	—	$2,589,359

Continued Performance-Based Equity Vesting	$12,763,349	$23,121,184	—	—	$23,121,184

Health & Welfare Benefits Continuation	$85,855	—	—	—	$85,855

TOTAL	$20,349,204	$26,121,184	$3,000,000	—	$33,296,398

Michael Ptasznik

Severance	$1,875,000	—	—	—	$2,187,500

Pro-Rata Current Year Annual Incentive[1]	$937,500	$937,500	$937,500	$151,541	$937,500

Equity Vesting	—	—	—	—	$546,623

Continued Performance-Based Equity Vesting	—	$2,702,719	—	—	$4,889,345

Health & Welfare Benefits Continuation	$40,514	—	—	$40,514	$81,029

Outplacement Services	$50,000	—	—	—	$50,000

Financial and Tax Services/Exec Physical Exams	—	—	—	$50,751	—

Relocation	—	—	—	$4,064	—

TOTAL	$2,903,014	$3,640,219	$937,500	$246,870	$8,691,997

Lauren B. Dillard

Severance	$1,575,000	—	—	—	$1,837,500

Pro-Rata Current Year Annual Incentive[1]	$787,500	$787,500	$787,500	—	$787,500

Equity Vesting	$1,045,991	$1,045,991	$1,045,991	—	$2,811,300

Continued Performance-Based Equity Vesting	—	$3,486,814	—	—	$5,213,098

Health & Welfare Benefits Continuation	$23,542	—	—	—	$47,083

Outplacement Services	$50,000	—	—	—	$50,000

TOTAL	$3,482,033	$5,320,305	$1,833,491	—	$10,746,481

P.C. Nelson Griggs

Severance	$1,725,000	—	—	—	$2,012,500

Pro-Rata Current Year Annual Incentive[1]	$862,500	$862,500	$862,500	—	$862,500

Equity Vesting	—	—	—	—	$460,342

Continued Performance-Based Equity Vesting	—	$2,252,332	—	—	$4,093,702

Health & Welfare Benefits Continuation	$42,928	—	—	—	$85,855

Financial and Tax Services/Exec Physical Exams	$50,000	—	—	—	$50,000

TOTAL	$2,680,428	$3,114,832	$862,500	—	$7,564,899

Bradley J. Peterson

Severance	—	—	—	—	$2,100,000

Pro-Rata Current Year Annual Incentive	$900,000	$900,000	$900,000	$900,000	$900,000

Equity Vesting	$517,819	—	—	—	$517,819

Continued Performance-Based Equity Vesting	$4,774,260	$2,702,719	—	—	$4,774,260

Health & Welfare Benefits Continuation	$40,000	—	—	$40,000	$47,083

Financial and Tax Services/Exec Physical Exams	$39,770	—	—	$39,770	—

TOTAL	$6,271,849	$3,602,719	$900,000	$979,770	$8,339,162

1	Assumes payment at target.
2

For Mr. Ptasznik, the amounts set forth under “Resignation through Retirement Notice” reflect the amounts paid or payable pursuant to his Retirement Agreement for each such item upon his retirement in February 2021, as further described above under “Michael Ptasznik Retirement Agreement.”

CEO Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our principal executive officer, President and CEO Adena T. Friedman, and the ratio of these two amounts. The SEC’s CEO pay ratio rules permit us to use the same median employee for comparison purposes for up to three years, unless there has been a change in the registrant’s employee population or compensation arrangements that the registrant reasonably believes would result in a significant change in the disclosure. We have used the same median employee for years 2020, 2019 and 2018, as our employee population and compensation arrangements have not significantly changed.

For the year 2020, our employee population did not change significantly, as illustrated by the following graphic.

NASDAQ’S GLOBAL WORKFORCE1

2020	2019	2018
4,771	4,321	4,057

1	Employee data as of October 22 of the relevant year.

Our employee compensation arrangements also did not change significantly. As a result, and consistent with the applicable rules, we used the same median employee as in 2018 and 2019 for the following CEO pay ratio disclosure.

As described in our 2018 Proxy Statement, our methodology to identify the median of the annual total compensation of all employees in 2018 included the following assumptions, adjustments, and estimates.

•

We identified the median employee by reviewing the 2018 actual total compensation (which consists of the employee’s base salary, actual bonus paid in 2018 and grant date value of actual equity awards granted in 2018) of all full-time, part-time and hourly employees employed by us as of October 22, 2018.

•	Consistent with the applicable rules, in 2018 we excluded certain employees from our total employee population in determining our median employee.

>	We excluded eight employees who became our employees due to an acquisition in October 2018, as permitted by the merger/acquisition exemption.

>	We excluded 46 employees who joined Nasdaq after October 22, 2018 due to an acquisition.

>

As permitted under the non-U.S. de minimis exemption, we excluded 202 employees located in jurisdictions outside of the United States, as follows: (1) three employees in Belgium, (2) 194 employees in the Philippines, (3) two employees in South Korea, (4) one employee in Turkey and (5) two employees in the United Arab Emirates.

>

Following the application of these exclusions, the total number of employees used in our median employee analysis was 3,847 (1,857 employees from North America, 1,460 employees from Europe, the Middle East and Africa and 530 employees from Asia Pacific).

•	We annualized 2018 base cash compensation for full-time and part-time permanent employees who were hired after January 1, 2018.

•	All base cash compensation for employees outside the U.S. was converted to U.S. dollars based on a conversion rate published in our internal human resources system that is updated annually.

•	We did not make any cost-of-living adjustments or full-time equivalent adjustments in identifying the median employee.

Using this methodology, we determined that the median employee was an exempt, full time professional employee located in the U.S. Based on those factors and using the 2018 median compensated employee as the 2020 median employee, we determined the 2020 CEO Pay Ratio as such:

•	The 2020 annual total compensation of Ms. Friedman was $15,807,618.

•	Based on the same methodology we use for NEOs in the Summary Compensation Table, the 2020 annual total compensation of the median employee was $125,096.

•	The ratio of the 2020 annual total compensation of Ms. Friedman to the 2020 annual total compensation of the median employee was 126 to 1.

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s rules. The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies to identify the median employee. The SEC’s rules also allow companies to exclude up to 5% of their workforce and make reasonable estimates and assumptions that may impact their employee populations. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above. Other companies have different employee populations and compensation practices and utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Audit & Risk Committee Matters

Audit & Risk Committee Responsibilities

The Audit & Risk Committee operates under a written charter. The charter, which was last amended effective February 23, 2021, includes the Audit & Risk Committee’s duties and responsibilities.

The Audit & Risk Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of Nasdaq’s accounting, auditing, financial reporting practices and risk management. As part of this effort, the Audit & Risk Committee reviews the disclosures in our Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings releases. In addition, the Audit & Risk Committee assists the Board by reviewing and discussing the effectiveness of controls over Nasdaq’s regulatory programs, ERM structure and process, Global Ethics and Compliance Program and confidential whistleblower process. The Audit & Risk Committee charter complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and The Nasdaq Stock Market.

For a description of the Audit & Risk Committee’s key accomplishments in 2020, please refer to page 41.

Review of Audited Financial Statements

The Audit & Risk Committee:

•	reviewed and discussed the audited financial statements with management;

•

discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Auditing Standard No. 1301, “Communications with Audit & Risk Committees,” as adopted by the PCAOB; and

•

received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit & Risk Committee concerning independence and discussed with the independent registered public accounting firm the firm’s independence.

Based on the review and discussions discussed above, the Audit & Risk Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K.

The Audit & Risk Committee

Annual Evaluation and 2021 Selection of the

Independent Auditor

The Audit & Risk Committee annually evaluates the performance of the Company’s independent auditors, including the senior audit engagement team, and determines whether to reengage the current independent auditors or consider other audit firms.

The Audit & Risk Committee assessed Ernst & Young LLP’s performance as independent auditor during fiscal year 2020, including the performance of the Ernst & Young LLP lead audit partner and the audit team. As part of its assessment, the Audit & Risk Committee considered several factors, including:

•	relevant industry expertise and geographical reach;

•	an annual report from Ernst & Young LLP describing the independent auditors’ internal quality control procedures;

•	the firm’s independence and integrity;

•	the quality of communication with the Audit & Risk Committee;

•	the appropriateness of fees;

•	any material issues raised by the most recent internal quality control review or peer review or other external data on audit quality and performance; and

•	the quality and efficiency of the services provided, including performance of the Ernst & Young LLP lead audit partner and the audit team.

The Audit & Risk Committee also considered the impact of changing auditors when assessing whether to retain the current independent auditor. The Audit & Risk Committee determined that Ernst & Young LLP’s longer tenure is a benefit to Nasdaq as Nasdaq benefits from their institutional expertise and knowledge of Nasdaq’s complex operations, accounting policies and practices, and internal controls over financial reporting. The Audit & Risk Committee most recently conducted a request for proposal for the independent auditor relationship in 2019.

Ernst & Young LLP provided a formal written statement describing all relationships between the firm and Nasdaq that might bear on the firm’s independence, consistent with the applicable requirements of the PCAOB. The Audit & Risk Committee and Ernst & Young LLP discussed any relationships that may impact the firm’s objectivity and independence and satisfied itself as to Ernst & Young LLP’s independence.

According to applicable SEC rules, the lead audit partner at Ernst & Young LLP, our external auditor, may provide a maximum of five consecutive years of service to us. The current Ernst & Young LLP lead audit partner was assigned to us commencing with the audit of our financial statements for the fiscal year ended December 31, 2019.

Based on the assessment of Ernst & Young LLP’s performance, the Audit & Risk Committee believes that retaining Ernst & Young LLP for the fiscal year ending December 31, 2021 is in the best interest of Nasdaq and its shareholders.

Audit Fees and All Other Fees

The table below shows the amount of fees we paid to Ernst & Young LLP for fiscal years 2020 and 2019, including expenses.

	2020	2019

Audit fees[1]	$5,024,454	$5,829,453

Audit-related fees[2]	$1,072,720	$1,112,029

Audit and audit-related fees	$6,097,174	$6,941,482

Tax fees[3]	$167,702	$299,639

All other fees[4]	$1,277,870	$1,302,618

Total[5]	$7,542,746	$8,543,739

1

Audit services were provided globally in 2020 and 2019. Fees related to audits of international subsidiaries are translated into U.S. dollars. Audit fees primarily represent fees for: the audit of Nasdaq’s annual financial statements included in the Form 10-K; the review of Nasdaq’s Quarterly Reports on Form 10-Q; statutory audits of subsidiaries as required by statutes and regulations; accounting consultations on matters addressed during the audit or interim reviews; comfort letters and consents; and the internal control attestation and reporting requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

2	The 2020 and 2019 audit-related fees primarily include due diligence on strategic initiatives, including M&A, as well as other attestation reports issued related to Nasdaq’s regulatory environment.

3	The decrease in tax fees in 2020 as compared to 2019 was primarily due to lower fees for tax compliance and advisory services.

4

Other fees in 2020 and 2019 relate to the Swedish Financial Supervisory Authority listing requirements for companies applying for a listing on Nasdaq Stockholm AB. The validation of these companies is required to be performed by an external accounting firm. The fees are collected from the listing companies by us and paid to Ernst & Young LLP on behalf of the listing companies. In addition, other fees include fees for services related to organization control audits under Statement on Standards for Attestation Engagements No. 18.

5	Fees exclude services provided to Nasdaq’s non-profit entities and services provided in relation to Nasdaq’s role as administrator for the Unlisted Trading Privileges Plan.

The Audit & Risk Committee pre-approves both audit and non-audit services performed by the independent registered public accounting firm, and our Audit & Risk Committee pre-approved all such services in 2020 and 2019.

Proposal 3:

Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021

As outlined in the Audit & Risk Committee charter, the Audit & Risk Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit Nasdaq’s financial statements. Following the process described under “Audit & Risk Committee Matters — Annual Evaluation and 2021 Selection of the Independent Auditor,” the Audit & Risk Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

If the shareholders do not ratify the selection, the Audit & Risk Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit & Risk Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Nasdaq and its shareholders. Representatives of Ernst & Young LLP will be present during the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by shareholders. The Audit & Risk Committee and the Board believe that the continued retention of Ernst & Young LLP as the independent registered public accounting firm is in the best interests of Nasdaq and its shareholders.

The Board unanimously recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP.

Other Items

Proposal 4:

Shareholder Proposal – Adopt a Mainstream Shareholder Right – Written Consent

Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, owner of no less than 500 shares of Nasdaq common stock, has informed Nasdaq that he plans to introduce the following proposal at the Annual Meeting. We are not responsible for the accuracy or content of the proposal and supporting statement, which are presented below as received from the proponent.

To make sure readers can easily distinguish between material provided by the proponent and material provided by the Company, we have put a box around material provided by the proponent.

The Board unanimously recommends that shareholders vote AGAINST Proposal 4.

Proposal 4: Adopt a Mainstream Shareholder Right – Written Consent

Shareholders request that our board of directors take such steps as may be necessary to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.

This proposal topic won 95%-support at Dover Corporation and 88%-support at AT&T.

A shareholder right to act by written consent still affords NDAQ management strong protection for a management holdout mentality for the status quo during the current rapidly changing business environment. Any action taken by written consent would still need 80% supermajority approval from the shares that normally cast ballots at the NDAQ annual meeting to equal a majority from the NDAQ shares outstanding. At a special shareholder meeting only a 51%-vote is needed.

Even though an item for shareholder written consent approval would need the above 80% approval, Mr. Michael Splinter, Chairman of the NDAQ governance committee, apparently gets a panic attack when he sees this proposal in the annual meeting proxy. 2020 marked the 3rd year that NDAQ management went to the NDAQ shareholder bank to buy extra advertising to resist this proposal topic. Mr. Splinter is also apparently ignorant of the fact that written consent can be structured so that all shareholders receive notice.

A cornerstone of the 2020 management resistance to shareholder written consent was that shareholders can call a special shareholder meeting.

With the near universal use of tightly controlled online annual shareholder meetings, which can be only 10-minutes of stilted formalities, meaningful opportunities to raise important matters can be severely restricted at a special shareholder meeting because all constructive shareholder questions and comments can be easily screened out by management.

For instance, the Goodyear shareholder meeting was spoiled by a trigger-happy management mute button for shareholders. And AT&T would not allow shareholders to speak.

Please see:

Goodyear’s virtual meeting creates issues with shareholder https://www.crainscleveland.com/manufacturing/goodyears-virtual-meeting-creates-issues-shareholder

Please see:

AT&T investors denied a dial-in as annual meeting goes online https://whbl.com/2020/04/17/att-investors-denied-a-dial-in-as-annual-meeting

-goes-online/1007928/

Online shareholder meetings also give management a blank check to make misleading and cover-up statements. For instance, management at scores of 2020 online annual meetings falsely stated that they had run out of shareholder questions. Online shareholders were powerless to point out that their questions were not answered.

Please see:

Schwartz-Ziv, Miriam, How Shifting from In-Person to Virtual Shareholder Meetings Affects Shareholders’ Voice (August 16, 2020).

Available at SSRN: https://ssrn.com/abstract=3674998 or http://dx.doi.org/l 0.2 l 39/ssrn.3674998

Please vote yes: Adopt A Mainstream Shareholder Right - Written Consent - Proposal 4.

Board of Directors’ Statement in Opposition

Our Board carefully considered the advisory votes regarding similar proposals at our Annual Meetings held in 2020, 2019, 2018, 2017 and 2015 and concluded again that this proposal is not in the best interests of Nasdaq and its shareholders. This conclusion is consistent with that of our shareholders, large and small, who cast the majority of votes AGAINST the proposal at each of the Annual Meetings where it was presented, including 65% of votes AGAINST the proposal at the 2020 Annual Meeting. The Board unanimously recommends that shareholders again vote AGAINST this proposal, as further explained below.

ACTION BY WRITTEN CONSENT IS UNNECESSARY GIVEN THE ABILITY OF SHAREHOLDERS TO CALL SPECIAL MEETINGS

In addition to shareholders being able to propose and vote on important matters at our Annual Meetings, shareholders holding as little as 15% of Nasdaq’s voting power for at least one year may call a special meeting of shareholders. This right, which was adopted in response to feedback from our shareholders, permits Nasdaq’s shareholders to bring important matters before all shareholders for consideration in a fully transparent and equitable manner. Shareholder meetings offer important protections and advantages to all shareholders that are absent from the written consent process. The protections and advantages of shareholder meetings include the following:

•	Meetings are held at a time, date and venue publicly announced in advance, and all shareholders may attend, consider the proposed actions, and vote their shares.

•	Meetings provide shareholders with a transparent forum for open discussion and consideration of the proposed actions.

•

Accurate and complete information about the proposed actions is widely distributed well in advance of shareholder meetings, thereby encouraging a fully informed discussion and consideration of the merits of the proposed actions.

•	The Board can analyze the proposed actions and provide a well-informed recommendation on them before shareholders vote on the proposed action.

We further believe that certain assertions made by Mr. Steiner in his proposal and supporting statement are incorrect. While we have chosen not to respond to all of them, we feel compelled to correct the assertion that Company management used shareholder funds last year for the third time to “buy extra advertising to resist this proposal topic.” The Company did not purchase any additional advertising specifically targeting the shareholder proposal presented at the 2020 Annual Meeting nor has it purchased any such advertising with respect to any similar proposal presented at any prior Annual Meeting. The Company has not, and will not, purchase any such advertising this year.

NASDAQ’S EXTENSIVE SHAREHOLDER ENGAGEMENT PROGRAM ALLOWS SHAREHOLDERS TO PROVIDE ONGOING AND CONSTRUCTIVE FEEDBACK TO OUR BOARD OF DIRECTORS AND MANAGEMENT

Nasdaq regularly engages with our investors to learn and understand their views and then communicates those views to the Board. During 2020, we conducted outreach to a cross-section of shareholders owning approximately 75% of our outstanding shares. In 2020, our key shareholder engagement activities included 5 investor (non-deal) road shows, attendance at 13 investor conferences, the 2020 Investor Day and our 2020 Annual Meeting of Shareholders.

The Company sought the views of its shareholders on a wide variety of topics, including Nasdaq’s corporate strategy and focus on long-term value creation; executive compensation; environmental, social and governance topics; risk oversight; human capital management and Nasdaq’s proposed board diversity rule.

Importantly, the Company also sought shareholders’ views on the topic of this proposal, as we have done in the five prior years when this proposal was submitted. The Company’s conversations with investors are consistent with the past voting results on this issue: while some view written consent as important, the majority of our shareholders did not express support for adopting it. In fact, some shareholders continued to express concern that action by written consent could reduce their ability to participate in a vote. Other shareholders expressed that action by written consent would not provide them with any additional material benefits beyond other rights they currently possess. This sentiment is further demonstrated by the results of our five previous Annual Meetings, where, in each case, holders of a majority of shares voting at the meeting failed to support this proposal.

NASDAQ’S CORPORATE GOVERNANCE PRACTICES EMPHASIZE BOARD ACCOUNTABILITY AND PROVIDE NUMEROUS OPPORTUNITIES FOR SHAREHOLDER ACTION

In addition to providing for extensive shareholder engagement throughout the year and shareholders’ right to call special meetings, Nasdaq’s existing corporate governance practices and policies emphasize Board accountability and give shareholders ample opportunity to take action at a properly called shareholders’ meeting. Significant examples include the following.

•

Proxy Access. In response to feedback from shareholders, Nasdaq adopted a proxy access provision that allows a shareholder (or group of shareholders) that complies with certain customary requirements to nominate candidates for service on the Board and have those candidates included in Nasdaq’s proxy materials.

•	Elimination of Supermajority Voting. In response to feedback from shareholders, Nasdaq eliminated supermajority voting requirements from its governance documents.

•

Majority Voting in Director Elections. In response to feedback from shareholders, Nasdaq amended its governance documents to provide that, in an uncontested election of directors, director nominees are elected by a majority of the votes cast. Moreover, our Corporate Governance Guidelines require that, in an uncontested election, an incumbent director must submit an irrevocable resignation as a condition to his or her nomination for election. If an incumbent director fails to receive the requisite number of votes in an uncontested election, the irrevocable resignation becomes effective and the resignation will be considered by the Nominating & ESG Committee, which will recommend to the full Board whether or not to accept the resignation.

•	Annual Elections of Directors. All of Nasdaq’s directors are elected annually by our shareholders.

•	Director Nominations. Nasdaq’s By-Laws permit shareholders to nominate persons for election to the Board or propose other business to be considered at an annual or special meeting called by the Board.

•

Independent Board Leadership. Nasdaq has separated the roles of Chairman of the Board and President and CEO. The Chairman of the Board is an independent director, as are all of the Chairs of the Board Committees.

•

No “Poison Pill.” We do not have a “poison pill,” which is a defensive tactic used by a corporation’s board of directors against a takeover. Such plans are generally viewed negatively by shareholder rights advocates.

•

Annual Advisory Vote to Approve Executive Compensation. On an annual basis, shareholders have the opportunity to provide feedback on the compensation of our named executive officers through an advisory vote.

•

Advance Notice Provisions. Nasdaq’s By-Laws establish an advance notice procedure for director nominations or other proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an Annual Meeting.

Nasdaq has consistently demonstrated that when it believes a particular action requested by a shareholder is in the best interests of all shareholders, the Board will support that action. In fact, many of the practices described above were adopted in response to shareholder feedback. Additionally, the Company has procedures in place that provide our shareholders with the opportunity to communicate directly with members of the Board, including the independent Chairman of the Board, as further described on page 56.

Nasdaq believes that its corporate governance practices and policies enable shareholders to act in support of their interests while avoiding the risks associated with shareholder action by written consent.

ACTION BY WRITTEN CONSENT CAN RESULT IN SECRETIVE AND UNSOUND VOTING PROCESSES, IN OPPOSITION TO NASDAQ’S COMMITMENT TO TRANSPARENT DECISION-MAKING

In contrast to the open and transparent forum of a shareholder meeting, shareholder action by written consent, where there is no advance notice, discussion or debate, can result in secretive and unsound decision-making by permitting a bare majority of shareholders to act alone. Such action would deprive many shareholders of the opportunity to assess, discuss, deliberate and vote on pending shareholder matters. It also would deprive the Board of the opportunity to carefully discuss the merits, disadvantages, and overall implications of a shareholder proposal and then to vote on a proposed action. This could include matters that are significant in nature, such as removing directors, amending the governance documents or acting on a proposal to sell our Company or certain significant corporate assets, all without a shareholder meeting to consider the merits or consequences of that matter to the shareholders that did not participate in the action by written consent. The Board believes that matters of sufficient importance to warrant action between annual shareholder meetings should not be decided in this manner.

ACTION BY WRITTEN CONSENT COULD CREATE CONFUSION AND DISRUPTION FOR SHAREHOLDERS AND THE COMPANY

The Board also believes that permitting shareholder action by written consent is not appropriate for Nasdaq, a large, widely held public company with both institutional and retail investors. If action by written consent is permitted, multiple shareholder groups could solicit written consents at any time and as frequently as they choose on a range of insignificant or self-interested issues, or with respect to issues that Company management and the Board are already contemplating or reviewing. Some of these written consents may be duplicative or contradictory, which has the potential to create substantial confusion and disruption for shareholders and a significant burden on the Company’s resources, including the time and attention of the Board, its executives and its employees. The Board believes the Company’s limited resources would be better spent on executing its growth strategy to deliver results for the Company’s shareholders and clients.

SUBSTANTIALLY IDENTICAL PROPOSALS WERE REJECTED BY THE COMPANY’S SHAREHOLDERS NUMEROUS TIMES

The Board has carefully considered the shareholder proposal in light of the rejection by Nasdaq’s shareholders of substantially similar proposals submitted by the same proponent at five of the last six Annual Meetings of Shareholders. As a result, the Board continues to believe that the actions requested by the proponent are not in the best interests of Nasdaq and its shareholders and urges shareholders to again reject the proposal.

In addition, proxy advisory firm Glass Lewis has adopted a policy concerning shareholder proposals on written consent, which states that in cases like Nasdaq’s where a company has adopted a special meeting right of 15% or below and has adopted reasonable proxy access provisions, Glass Lewis will generally recommend a vote against shareholder proposals regarding written consent. This change is consistent with Nasdaq’s view that this proposal is unnecessary, given Nasdaq’s existing corporate governance framework and practices. Our corporate governance practices are further described beginning on page 20.

NASDAQ HAS CONDUCTED, AND WILL CONDUCT, ITS VIRTUAL ANNUAL MEETING IN A SHAREHOLDER-FRIENDLY MANNER AND IN ACCORDANCE WITH BEST PRACTICES TO ENABLE SHAREHOLDER PARTICIPATION

The shareholder proposal, while advocating for the adoption of a written consent right, also cites several complaints regarding virtual annual meetings generally, and specifically with respect to how certain other companies conducted their annual meetings in 2020. The shareholder proposal claims that “management at scores of 2020 online annual meetings falsely stated that they had run out of shareholder questions” and argues that constructive shareholder questions and comments can be disregarded by management in a special shareholder meeting.

In 2020, due to the COVID-19 pandemic, Nasdaq held its first virtual Annual Meeting in an effort to ensure the safety and well-being of our employees, directors, shareholders and other stakeholders. In addition, the virtual meeting enabled shareholder participation from any location with internet connectivity, at no cost to the shareholder. Indeed, attendance at the 2020 Annual Meeting improved 47% from our 2019 Annual Meeting, which was a hybrid in-person and webcast meeting. Additionally, the Company encouraged shareholders to submit questions in advance of, and during the 2020 Annual Meeting, and all questions that were received were answered during the question and answer session held at the end of the meeting. The 2020 Annual Meeting was also recorded and then made available on the Company’s website following the conclusion of the Annual Meeting. Finally, the entire Board, members of the Company’s Executive Leadership Team and the Company’s independent registered accountant, Ernst & Young LLP, were all present at the 2020 Annual Meeting to answer questions from shareholders.

The 2021 Annual Meeting will again be held virtually due to the ongoing COVID-19 pandemic and local travel restrictions and health guidance. Nasdaq intends to hold the 2021 Annual Meeting via a live video webcast, allowing shareholders to have a greater sense of visual participation if they elect to do so. Nasdaq will utilize similar shareholder-friendly practices for the 2021 Annual Meeting as were used for the 2020 Annual Meeting, and intends to answer all questions submitted in advance of, or during, the 2021 Annual Meeting that comply with the Company’s annual meeting rules (which rules will be available to shareholders in advance of the 2021 Annual Meeting). Nasdaq proactively takes steps to facilitate shareholder participation at the Annual Meeting, including by providing a dedicated call-in line for proponents of shareholder proposals to assist them in their presentation to shareholders, and offering technical support for all shareholders attending the 2021 Annual Meeting.

SUMMARY

The Company is proud of its consistent engagement with, and responsiveness to, its shareholders, as shown by its adoption of corporate governance policies that serve the interests of all shareholders. Nasdaq’s existing corporate governance structure is strongly supportive of shareholder rights and accordingly, the adoption of the proposal permitting action by written consent is unnecessary, inappropriate, and not in the best interests of Nasdaq and its shareholders.

The Board of Directors unanimously recommends a vote AGAINST Proposal 4.

Other Business

The Nasdaq Board knows of no business other than the matters described in this Proxy Statement that will be presented at the Annual Meeting. To the extent that matters not known at this time may properly come before the Annual Meeting, absent instructions thereon to the contrary, the enclosed proxy will confer discretionary authority with respect to such other matters and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such other matters.

Security Ownership of Certain Beneficial Owners and Management

Each shareholder is entitled to the number of votes equal to the number of shares of common stock held by such shareholder, subject to the 5% voting limitation contained in our Amended and Restated Certificate of Incorporation that generally prohibits a shareholder from voting in excess of 5% of the total voting power of Nasdaq.

The following table and accompanying footnotes show information regarding the beneficial ownership of our common stock as of the record date by:

•	each person who is known by us to own beneficially more than 5% of our common stock;

•	each current director and nominee for director;

•	each NEO; and

•	all directors and executive officers as a group.

Except as otherwise indicated, we believe that the beneficial owners listed below, based on information furnished by such owners, will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. All vested options, vested shares of restricted stock and vested shares underlying PSUs referred to in the table were granted under the Equity Plan. Shares of common stock underlying options that are currently exercisable, or shares of restricted stock units that will vest, within 60 days are considered outstanding and beneficially owned by the person holding the options or restricted stock units, as applicable, for the purposes of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Holders of RSUs and PSUs granted under the Equity Plan have the right to direct the voting of the shares underlying those RSUs and PSUs only to the extent the shares are vested.

As of the record date, 164,110,600 shares of common stock were outstanding. Except as noted below, each shareholder is entitled to the number of votes equal to the number of shares of common stock held by such shareholder, subject to the 5% voting limitation contained in our Amended and Restated Certificate of Incorporation that generally prohibits a shareholder from voting in excess of 5% of the total voting power of Nasdaq.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class

Borse Dubai Limited[1]
Level 7, Precinct Building 5, Gate District DIFC, Dubai UAE	29,780,515	18.1%

Investor AB2
Innax AB, Arsenalsgatan 8C, S-103 32	19,394,142	11.8%
Stockholm, Sweden

The Vanguard Group, Inc.[3]
100 Vanguard Blvd.	14,397,962	8.8%
Malvern, PA 19355

Massachusetts Financial Services Company[4]
111 Huntington Avenue	13,809,174	8.4%
Boston, MA 02199

Capital World Investors[5]
333 South Hope Street, 55th Fl	9,224,616	5.6%
Los Angeles, CA 90071

Melissa M. Arnoldi[6]	8,584	*

Charlene T. Begley[7]	8,987	*

Steven D. Black[8]	42,258	*

Adena T. Friedman[9]	644,131	*

Essa Kazim[10]	39,111	*

Thomas A. Kloet[11]	22,778	*

John D. Rainey[12]	12,765	*

Michael R. Splinter[13]	67,923	*

Jacob Wallenberg[14]	7,241	*

Alfred W. Zollar[15]	6,551	*

Lauren B. Dillard[16]	17,724	*

P.C. Nelson Griggs[17]	25,297	*

Bradley J. Peterson[18]	17,397	*

Michael Ptasznik[19]	46,675	*

All Directors and Executive Officers of Nasdaq as a Group (21 Persons)	990,900	*

*	Represents less than 1%.

1

As of the record date, based solely on information included in an amendment to Schedule 13D, filed March 27, 2012, Borse Dubai had shared voting and dispositive power over 29,780,515 shares. Borse Dubai is a majority-owned subsidiary of Investment Corporation of Dubai and therefore, each of Borse Dubai and Investment Corporation of Dubai may be deemed to be the beneficial owner of the 29,780,515 shares held by Borse Dubai. Borse Dubai and Nasdaq have entered into an agreement that limits Borse Dubai’s voting power to 4.35% of Nasdaq’s total outstanding shares. All of the shares held by Borse Dubai are pledged as security for outstanding indebtedness.

2

As of the record date, based solely on information included in an amendment to Schedule 13D, filed April 24, 2020, Innax AB had sole voting and dispositive power over 19,394,142 shares. Innax AB is 100% owned and controlled by Investor AB and therefore, each of Innax AB and Investor AB may be deemed to be the beneficial owner of the 19,394,142 shares held by Innax AB.

3

As of the record date, based solely on information included in a Schedule 13G/A, filed February 10, 2021, The Vanguard Group, Inc. indicated that it has beneficial ownership of 14,397,962 shares, sole voting power with respect to 0 shares, shared voting power with respect to 185,959 shares, sole dispositive power with respect to 13,898,759 shares and shared dispositive power with respect to 499,203 shares. The Schedule 13G/A includes shares beneficially owned by the following wholly owned subsidiaries of The Vanguard Group, Inc.: Vanguard Asset Management, Limited; Vanguard Fiduciary Trust Company; Vanguard Global Advisors, LLC; Vanguard Group (Ireland) Limited; Vanguard Investments Australia Ltd; Vanguard Investments Canada Inc.; Vanguard Investments Hong Kong Limited; and Vanguard Investments UK, Limited.

4

As of the record date, based solely on information included in a Schedule 13G/A, filed February 11, 2021, Massachusetts Financial Services Company indicated that it has beneficial ownership of and sole dispositive power with respect to 13,809,174 shares and sole voting power with respect to 12,906,909 shares.

5

As of the record date, based solely on information included in a Schedule 13G, filed February 16, 2021, Capital World Investors indicated that it has beneficial ownership of and sole voting and dispositive power with respect to 9,224,616 shares.

6	Represents 6,143 vested shares of restricted stock and 2,441 shares of restricted stock vesting within 60 days.

7	Represents 6,679 vested shares of restricted stock and 2,308 shares of restricted stock vesting within 60 days.

8	Represents 38,930 vested shares of restricted stock and 3,328 shares of restricted stock vesting within 60 days.

9

Represents (i) 268,817 vested options, (ii) 81,584 vested shares of restricted stock, (iii) 259,279 vested shares underlying PSUs and (iv) 34,451 shares granted under the Equity Plan or purchased pursuant to the ESPP when Ms. Friedman was previously an employee of Nasdaq prior to returning as President in 2014.

10

Represents 36,094 vested shares of restricted stock and 3,017 shares of restricted stock vesting within 60 days. Excludes shares of Nasdaq common stock owned by Borse Dubai. H.E. Kazim, who is Chairman of Borse Dubai, disclaims beneficial ownership of such shares.

11	Represents (i) 17,362 vested shares of restricted stock and 3,416 shares of restricted stock vesting within 60 days and (ii) 2,000 shares acquired through open market purchases.

12	Represents 9,437 vested shares of restricted stock and 3,328 shares of restricted stock vesting within 60 days.

13	Represents 63,219 vested shares of restricted stock and 4,704 shares of restricted stock vesting within 60 days.

14

Represents 4,933 vested shares of restricted stock and 2,308 shares of restricted stock vesting within 60 days. Excludes shares of Nasdaq common stock held by Investor AB. Mr. Wallenberg, who is Chairman of Investor AB, disclaims beneficial ownership of such shares.

15	Represents 3,401 vested shares of restricted stock and 3,150 shares of restricted stock vesting within 60 days.

16	Represents (i) 9,355 vested shares of restricted stock and 7,880 shares of restricted stock vesting within 60 days and (ii) 489 shares purchased pursuant to the ESPP.

17	Represents 25,297 vested shares underlying PSUs.

18	Represents (i) 11,965 vested shares of restricted stock, (ii) 3,893 vested shares underlying PSUs and (iii) 1,539 shares purchased pursuant to the ESPP.

19	Represents (i) 15,189 vested shares of restricted stock and (ii) 31,486 vested shares underlying PSUs (shares beneficially owned as of his retirement on February 28, 2021).

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors and shareholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

We believe that during fiscal year 2020 all of our directors and executive officers complied with these requirements with the following exception: due to an inadvertent error, Ms. Arnoldi failed to report the disposal of 1,053 shares of common stock on May 11, 2020 and 3,684 shares of common stock on May 22, 2020 on Form 4. The transactions were reported on a Form 5 dated February 5, 2021.

Nasdaq’s Employee Networks

Nasdaq’s Employee Networks enable employees to support each other and come together on shared topics and interests. Our Employee Networks celebrate our diversity and provide a sense of inclusion and belonging. The networks aim to empower success of employees with initiatives that promote professional advancement; provide networking opportunities; and build mentorship, advocacy and community outreach efforts. The following are some of our Employee Networks.

¡Adelante Nasdaq!

¡Adelante Nasdaq! is our global employee network dedicated to employees who have an interest in Hispanic/Latino culture and heritage.

Asian Professionals at Nasdaq (APAN)

APAN is a platform for professional and social activities for employees who have an affinity or interest in Asian culture.

Global Green Team

Global Green Team brings together Nasdaq employees who are passionate about sustainability and making a positive impact on the environment and planet.

Global Link of Black Employees (GLOBE)

GLOBE provides a platform for connection and collaboration for employees who have an affinity or interest in Black, African, African American, and West Indian culture at Nasdaq.

Nasdaq Accessibility Network

Nasdaq Accessibility Network is for Nasdaq employees with disabilities, their families and supporters.

Nasdaq Administrative Professionals Network

This network enables administrative professionals across all geographies and demographics to collaborate with each other on shared topics, best practices and interests.

The Out Proud Employees of Nasdaq (The OPEN)

The OPEN represents the LGBTQ+ employees, their families and allies.

Parents and Caregivers

This network, which is for Nasdaq employees who identify themselves as parents or caregivers, aims to foster a workplace where employees feel confident that they can have a rewarding career while being fully committed to their families.

Software Engineer Employee Network (SEEN)

This network is for Nasdaq colleagues who are enthusiastic about Software Engineering. The group seeks to bring like-minded individuals together by fostering a sense of community for software professionals in a fast-paced technology environment.

Veterans@Nasdaq

This network brings together those employees who have served or are currently serving in the military, military families and their supporters.

Women in Nasdaq (WIN)

WIN brings women and their allies at Nasdaq together and provides community, growth and learning opportunities, networking and visibility that supports the advancement of women at Nasdaq personally and professionally.

Executive Officers

Nasdaq’s current executive officers are listed below.

In support of our Diversity, Inclusion and Belonging Program, our executive officers serve as executive sponsors to our Employee Networks. As executive sponsors, they help advance the mission, and counsel the senior management and leaders, of the Employee Network. Ms. Friedman engages with and supports all the Employee Networks. We have listed below the Employee Network(s) sponsored by each other executive officer.

Adena T. Friedman

Age: 51

Title: President and CEO

Ms. Friedman was appointed President and CEO and elected to the Board effective January 1, 2017. Previously, Ms. Friedman served as President and Chief Operating Officer from December 2015 to December 2016 and President from June 2014 to December 2015. Ms. Friedman served as CFO and Managing Director at The Carlyle Group, a global alternative asset manager, from March 2011 to June 2014. Prior to joining Carlyle, Ms. Friedman was a key member of Nasdaq’s management team for over a decade including as head of data products, head of corporate strategy and CFO.

Tal Cohen

Age: 48

Title: EVP, North American Markets

Employee Network Executive Sponsor: Asian Professionals at Nasdaq (APAN)

Mr. Cohen has served as EVP, North American Markets since July 2019. Prior to that, he was SVP, North American Market Services since April 2016. He joined Nasdaq following the acquisition of Chi-X Canada. Previously, Mr. Cohen was the CEO of Chi-X Global, a global operator of trading venues, for six years. Prior to Chi-X, he held senior positions at Instinet, American Express and Arthur Andersen.

Ann M. Dennison

Age: 50

Title: EVP and CFO

Employee Network Executive Sponsor: Women in Nasdaq (WIN)

Ms. Dennison has served as EVP and CFO since March 2021. Prior to that, she was SVP, Controller and Principal Accounting Officer since April 2016. Prior to joining Nasdaq, Ms. Dennison was employed by Goldman Sachs for 19 years, where she was Managing Director. Ms. Dennison joined Goldman Sachs from Price Waterhouse.

Lauren B. Dillard

Age: 45

Title: EVP, Investment Intelligence

Employee Network Executive Sponsor: Global Link of Black Employees (GLOBE)

Ms. Dillard has served as EVP, Investment Intelligence since June 2019. She joined Nasdaq from The Carlyle Group, a global alternative asset manager, where she was Managing Director and Partner since 2011. She also was head of Carlyle’s Investment Solutions Group since December 2015 and a member of Carlyle’s Management Committee. Previously, Ms. Dillard served as Chief Operating Officer and CFO of Carlyle’s Investment Solutions Group from February 2014 to December 2015. Ms. Dillard’s other roles at Carlyle included Head of the Global Tax Department and Head of Global Equity Programs. Prior to joining Carlyle in 2002, Ms. Dillard served in the Tax Practice of Arthur Andersen.

P.C. Nelson Griggs

Age: 50

Title: EVP, Corporate Platforms

Employee Network Executive Sponsor: The Out Proud Employees of Nasdaq (The OPEN)

Mr. Griggs has served as EVP, Corporate Platforms since April 2018. Mr. Griggs is also President of The Nasdaq Stock Market. Previously, Mr. Griggs was EVP, Listing Services from October 2014 through April 2018 and SVP, New Listings from July 2012 through October 2014. Since joining Nasdaq in 2001, Mr. Griggs has served in a myriad of other roles including SVP, Listings Asia Sales and VP, Listings. Prior to joining Nasdaq, Mr. Griggs worked at Fidelity Investments and a San Francisco based startup company.

Lars Ottersgård

Age: 56

Title: EVP, Market Technology

Employee Network Executive Sponsor: Nasdaq Accessibility Network

Mr. Ottersgård has served as EVP, Market Technology since October 2014. Previously, Mr. Ottersgård was SVP, Market Technology from 2008 to October 2014. Mr. Ottersgård joined OMX in 2006 as Global Head of Sales for its commercial technology business. Prior to joining OMX, Mr. Ottersgård held various positions at IBM for twenty years, where he covered the Nordic and European markets and was most recently a senior executive for strategic outsourcing for the distribution and communication industries.

Bradley J. Peterson

Age: 61

Title: EVP and CIO/CTO

Employee Network Executive Sponsor: Software Engineer Employee Network (SEEN); Women in Nasdaq (WIN)

Mr. Peterson has served as EVP and CIO/CTO since February 2013. Previously, Mr. Peterson served as EVP and CIO at Charles Schwab, Inc. from May 2008 to February 2013. Mr. Peterson was CIO at eBay from April 2003 through May 2008. From July 2001 through March 2003, Mr. Peterson was the Managing Director and Chief Operating Officer at Epoch Securities after its merger with Goldman Sachs Group, Inc. He also has held senior executive positions at Epoch Partners, Inc., Charles Schwab & Company and Pacific Bell Wireless (now part of AT&T).

Bjørn Sibbern

Age: 47

Title: EVP, Nasdaq Europe

Employee Network Executive Sponsor: Parents and Caregivers

Mr. Sibbern has served as EVP, Nasdaq Europe since June 2019. He also is President of Nasdaq Nordic Ltd. Previously, Mr. Sibbern served as EVP, Investment Intelligence from October 2016 to May 2019, SVP, Nasdaq Global Commodities from February 2013 to October 2016 and SVP, Nasdaq Nordic Equities & Equities Derivatives from 2009 to February 2013. Mr. Sibbern also served as President of the Nasdaq Copenhagen Stock Exchange from 2008 to 2016.

Jeremy Skule

Age: 47

Title: EVP and Chief Strategy Officer

Employee Network Executive Sponsor: Global Green Team; Veterans@Nasdaq

Mr. Skule has served as EVP and Chief Strategy Officer since January 2021. Previously, Mr. Skule was EVP and Chief Marketing Officer since April 2018, after previously serving as SVP and Chief Marketing Officer since 2012. Mr. Skule joined Nasdaq in 2012 from UBS, where he led Marketing and Communications for the Wealth Management business. Prior to UBS, Mr. Skule was the Chief Communications Officer at MF Global. Previously, he led the financial services practice at FleishmanHillard, a division of Omnicom Group, one of the largest global public relations and marketing agencies. Mr. Skule’s career has spanned senior communications positions and marketing leadership roles in Washington, DC and New York.

Bryan E. Smith

Age: 48

Title: EVP and Chief People Officer

Employee Network Executive Sponsor: ¡Adelante Nasdaq!

Mr. Smith has served as EVP and Chief People Officer since January 2020, after previously serving as SVP and Chief People Officer since 2012. Prior to joining Nasdaq in 2012, he was a founding partner with Meridian Compensation Partners LLC, an independent executive compensation advisory firm, where he provided advice to boards of directors and senior management teams on the full range of executive and board compensation issues. Prior to Meridian Compensation Partners, Mr. Smith was a Principal at Hewitt Associates LLC (now Aon Hewitt), a global human resource consulting and outsourcing firm, where he held various senior HR outsourcing and consulting roles.

John A. Zecca

Age: 53

Title: EVP and Chief Legal and Regulatory Officer

Employee Network Executive Sponsor: Parents and Caregivers

Mr. Zecca has served as EVP and Chief Legal and Regulatory Officer since October 2019. Previously, Mr. Zecca was SVP, General Counsel North America and Chief Regulatory Officer from April 2018 to September 2019, after serving as SVP, Senior Deputy General Counsel from July 2017 to April 2018. Mr. Zecca was SVP, MarketWatch, Nasdaq’s market surveillance group, from January 2010 to July 2017 and before that, he held a variety of other legal and regulatory roles at Nasdaq. Prior to joining Nasdaq in 2001, Mr. Zecca served as legal counsel to an SEC Commissioner and practiced corporate and securities law at both Hogan Lovells and Kaye Scholer.

Certain Relationships and

Related Transactions

The Audit & Risk Committee of the Board has adopted a written policy requiring notification, review, and approval of related person transactions. Every two years, the Audit & Risk Committee reviews and approves the policy on related person transactions.

Under the policy, all related person transactions are subject to ongoing review and approval or ratification by the Audit & Risk Committee. For purposes of the policy, a “related person” generally includes directors, director nominees, executive officers, greater than 5% shareholders, immediate family members of any of the foregoing and entities that are affiliated with any of the foregoing.

Under the policy, related person transactions that are conducted in the ordinary course of Nasdaq’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties are considered pre-approved by the Audit & Risk Committee. The Transaction Review Committee (consisting of employees in Finance, Internal Audit, the Office of General Counsel, and the Office of the Corporate Secretary) is responsible for determining if a transaction meets the pre-approval requirements. If the pre-approval requirements are not met, the transaction is referred to the Audit & Risk Committee for review and approval or ratification.

In determining whether to approve or ratify a related person transaction, the Audit & Risk Committee considers, among other things, the following factors:

•	whether the terms of the related person transaction are fair to Nasdaq and whether such terms would be on the same basis if the transaction did not involve a related person;

•	whether there are business reasons for Nasdaq to enter into the related person transaction;

•	whether the related person transaction would impair the independence of an outside director;

•	whether the related person transaction would present a conflict of interest for any director or executive officer of Nasdaq, taking into account:

>	the size of the transaction;

>	the overall financial position of the director or executive officer;

>	the direct or indirect nature of the director’s or executive officer’s interest in the transaction; and

>	the ongoing nature of any proposed relationship;

•	whether the related person transaction is material, taking into account:

>	the importance of the interest to the related person;

>	the relationship of the related person to the transaction and of related persons to each other;

>	the dollar amount involved; and

>	the significance of the transaction to Nasdaq investors in light of all the circumstances; and

•	whether the related person transaction aligns with Nasdaq’s culture of integrity and potential reputational risk implications.

The following section describes certain transactions since the beginning of the fiscal year ended December 31, 2020, in which Nasdaq or any of its subsidiaries was a party, the amount involved exceeded $120,000 and a related person may have had, or may have, a direct or indirect material interest. In addition to the transactions described below, certain of our directors or director nominees are officers or partners of companies or private equity firms which, directly or through their controlled portfolio companies, enter into commercial transactions with Nasdaq or its subsidiaries from time to time in the ordinary course of business. We do not believe that such directors or director nominees have a direct or indirect material interest in such transactions. In accordance with our policy, all such transactions, and the transactions discussed below, have been reviewed and approved or ratified by the Audit & Risk Committee of our Board or received pre-approval, as discussed above.

Borse Dubai

As of the record date, Borse Dubai owned approximately 18.1% of Nasdaq’s common stock. Nasdaq is party to several commercial agreements with Borse Dubai and/or its affiliates that were negotiated on an arms-length basis and entered into in the ordinary course of business. Under these agreements, Borse Dubai or its affiliates paid Nasdaq approximately $0.9 million, primarily for market technology products and services, during the fiscal year ended December 31, 2020, which payments were subject to previously negotiated adjustments, resulting in a net credit of approximately $0.3 million to Borse Dubai.

About Our Annual Meeting

Questions and Answers

About Our Annual Meeting

1.	What is included in the proxy materials? What is a proxy statement and what is a proxy? What is the Notice of Internet Availability?

The proxy materials for our 2021 Annual Meeting of Shareholders include the notice of annual meeting, this Proxy Statement, and the Form 10-K. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy involves your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our officers as proxies for the 2021 Annual Meeting of Shareholders. These two officers are John A. Zecca and Erika Moore. The form of proxy and this Proxy Statement have been approved by the Board and are being provided to shareholders by its authority.

The Notice of Internet Availability contains instructions for accessing and reviewing our proxy materials and submitting a proxy over the internet. Our proxy materials were made available at www.proxyvote.com on the date that we first mailed or delivered the Notice of Internet Availability. The Notice also will tell you how to request our proxy materials in printed form or by e-mail, at no charge. The Notice contains a 16-digit control number that you will need to submit a proxy to vote your shares. We encourage shareholders to access our Proxy Statement electronically to reduce our impact on the environment.

2.	What different methods can I use to vote?

You can vote by any of the following methods.

By Internet. The Notice of Internet Availability of Proxy Materials contains the website address (www.proxyvote.com) for internet proxy submission. Internet proxy submission is available 24 hours a day until 11:59 p.m. (Eastern Time) on June 14, 2021. You must enter your 16-digit control number, which is printed in the lower right-hand corner of the Notice of Internet Availability, and you will be given the opportunity to confirm that your instructions have been properly recorded.

By Phone. In the U.S. and Canada, you can vote your shares by calling +1 800 690 6903. Telephone proxy submission is available 24 hours a day until 11:59 p.m. (Eastern Time) on June 14, 2021. When you submit a proxy by telephone, you will be required to enter your 16-digit control number. You will then receive easy-to-follow voice prompts allowing you to instruct the proxy holders how to vote your shares and to confirm that your instructions have been properly recorded. If you are located outside the U.S. or Canada, you should instruct the proxy holders how to vote your shares by internet or by mail.

By Mail. If you choose to submit a proxy by mail after requesting and receiving printed proxy materials, simply complete, sign and date your proxy card and return it in the postage-paid envelope provided.

3.	Why is the Annual Meeting a virtual meeting? How do I attend?

We held our first virtual Annual Meeting in 2020, and we have again adopted a virtual format for our Annual Meeting to ensure the health and well-being of our employees, directors, shareholders and other stakeholders in light of the continuing COVID-19 outbreak and local health and safety guidelines. Additionally, we believe that a virtual meeting will allow us to make participation accessible for shareholders from any geographic location with internet connectivity. Finally, a virtual meeting will enable us to conduct the Annual Meeting with a reduced carbon footprint and less environmental impact compared to an in-person meeting.

The Annual Meeting will be conducted completely online via the internet. Shareholders as of the record date may attend the Annual Meeting by logging in at www.virtualshareholdermeeting.com/NDAQ2021. To log in, shareholders (or their authorized representatives) will need the 16-digit control number provided on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. If you are not a shareholder or do not have a 16-digit control number, you still may access the meeting as a guest, but you will not be able to participate.

We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on June 15, 2021. We will have technicians ready to assist you with any technical difficulties that you may have accessing our virtual Annual Meeting. If you encounter any problems accessing the virtual Annual Meeting during check-in or during the Annual Meeting, please call the technical support number that will be posted on our Annual Meeting platform log-in page, at www.virtualshareholdermeeting.com/NDAQ2021.

You do not need to access the Annual Meeting webcast to vote if you submitted your vote via proxy in advance of the meeting. An audio replay of the Annual Meeting, including the questions answered during the meeting, will be available on ir.nasdaq.com until the 2022 Annual Meeting of Shareholders.

4.	Can I ask questions at the Annual Meeting?

The Annual Meeting will include a question and answer session that will include questions submitted in advance of, and questions submitted during, the meeting. You may submit a question in advance of the meeting at www.proxyvote.com. You may submit a question during the meeting through www.virtualshareholdermeeting.com/NDAQ2021. In both cases, you must provide your 16-digit control number.

As part of the Annual Meeting, we will hold a Q&A session, during which we intend to answer all questions submitted before or during the Annual Meeting in accordance with the Meeting Rules (which will be made available on the Annual Meeting website) and which are pertinent to the Company and the Annual Meeting matters, as time permits. We will limit each shareholder to one question in order to allow us to answer questions from as many shareholders as possible. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. Answers to questions that are not addressed during the Annual Meeting will be published following the meeting at ir.nasdaq.com.

Questions regarding personal matters, including general economic, political, or other views that are not directly related to the business of Nasdaq, are not pertinent to Annual Meeting matters and therefore will not be answered.

We want to be sure that our shareholders are afforded the same rights and opportunities to participate as at an in-person meeting, so our Board and Committee Chairs, members of the Executive Leadership Team and representatives of Ernst & Young LLP will join the virtual Annual Meeting and be available for questions.

5.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our registrar and transfer agent, Computershare, you are considered a “shareholder of record” with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares.

6.	What if I am a beneficial owner and do not give voting instructions to my broker? What is a broker non-vote?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.

Discretionary Items. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is a discretionary item. Banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal at their discretion.

Non-Discretionary Items. All the other proposals in this Proxy Statement are non-discretionary items. Banks, brokers and other nominees that do not receive voting instructions from beneficial owners may not vote on these proposals, resulting in a “broker non-vote.”

If you hold your shares through a bank, broker or other nominee, it is important that you cast your vote if you want it to count on all of the matters to be considered at the Annual Meeting.

7.	What proposals are to be voted on at the 2021 Annual Meeting of Shareholders, and what are the voting standards?

Proposal	Nasdaq Board’s Recommendation	Voting Standard	Effect of Abstentions and Broker Non-Votes

1. Election of ten directors (Non-Discretionary Item)	FOR EACH NOMINEE	Majority of votes cast	Not counted as votes cast and therefore have no effect

2. Advisory vote to approve the Company’s executive compensation (Non-Discretionary Item)	FOR	Majority of the votes present in person or represented by proxy	Abstentions have the effect of a vote against the proposal; broker non-votes have no effect

3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Discretionary Item)	FOR	Majority of the votes present in person or represented by proxy	Abstentions have the effect of a vote against the proposal; there will not be broker non-votes

4. Shareholder proposal – adopt a mainstream shareholder right – written consent (Non-Discretionary Item)	AGAINST	Majority of the votes present in person or represented by proxy	Abstentions have the effect of a vote against the proposal; broker non-votes have no effect

The proxy provides that each shareholder may vote his or her Nasdaq shares “For,” “Against” or “Abstain” on individual nominees and each of the other proposals. Whichever method you select to transmit your instructions, the proxy holders will vote your shares as provided by those instructions. If you provide a proxy without specific voting instructions, the proxy holders will vote your Nasdaq shares in accordance with the Board recommendations noted above.

The vote to approve executive compensation is advisory only and, therefore, the result of this vote will not be binding on our Board or Management Compensation Committee. Our Board and Management Compensation Committee will, however, consider the outcome of this vote when evaluating our executive compensation program in the future.

The shareholder proposal is precatory, meaning that it requests that the Board take a specific action, and therefore, the results of the vote on that proposal will not be binding on the Board. The Board will consider the outcome of the shareholder vote in considering next steps on this matter for the upcoming year. If the shareholder proposal is not properly presented by the proponent at the Annual Meeting, it will not be voted upon.

8.	What can I do if I change my mind after I vote my shares?

You can change your vote by revoking your proxy at any time before it is exercised in one of two ways: submit a later dated proxy (including a proxy submitted through the internet at www.proxyvote.com, by telephone or by proxy card); or notify Nasdaq’s Corporate Secretary by email at corporatesecretary@nasdaq.com that you are revoking your proxy.

If you are a beneficial owner of Nasdaq shares held by a bank, broker or other nominee, you will need to contact the bank, broker or other nominee to revoke your proxy.

9.	How many votes do I have?

Each share of common stock has one vote, subject to the voting limitation in our Amended and Restated Certificate of Incorporation that generally prohibits a shareholder from voting in excess of 5% of the total voting power of Nasdaq.

10.	Are votes confidential?

Proxies, ballots and voting instruction forms are handled on a confidential basis to protect your voting privacy. This information will be disclosed only to those recording the vote, except if there is a proxy contest, if the shareholder authorizes disclosure, to defend legal claims or as otherwise required by law. Comments written on your proxy, ballot or voting instruction form are not confidential.

11.	What constitutes a quorum for the Annual Meeting?

The presence of the holders of a majority (greater than 50%) of the votes entitled to be cast at the meeting constitutes a quorum. Presence may be in person or by proxy. Abstentions and broker non-votes are counted as present and entitled to vote at the meeting for purposes of determining a quorum. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of a quorum at the meeting.

12.	Who counts and tabulates the votes?

Broadridge Financial Solutions, Inc. counts and tabulates the votes and acts as the inspector of elections.

13.	When will the Company announce the voting results?

Preliminary results will be announced at the meeting and, thereafter, final results will be reported in a current report on Form 8-K, which is expected to be filed with the SEC within four business days after the meeting, and will be posted on ir.nasdaq.com.

14.	How are proxies solicited, and what is the cost?

Soliciting a proxy is the outreach to obtain the authorization of shareholders to vote on their behalf at a shareholder meeting. We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (who will not receive any additional compensation for these solicitations), in person or by telephone, electronic transmission or facsimile transmission. Upon request, Nasdaq will reimburse banks, brokers and other nominees for their reasonable expenses in sending proxy materials to their customers and obtaining their proxies. Nasdaq has engaged D.F. King & Co., Inc. to assist in soliciting proxies at a fee of $9,500, plus costs and expenses.

15.	What is “householding,” and how does it affect me?

Nasdaq has adopted a practice approved by the SEC known as “householding” to reduce printing and postage fees for the meeting notice. “Householding” means that shareholders who share the same last name and address will receive only one copy of the proxy materials unless we receive instructions to the contrary from any shareholder at that address. We will promptly deliver a separate copy of the proxy materials to you if you contact us with your request via phone (+1 212 401 8737) or email (investor.relations@nasdaq.com). If you wish to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above telephone number or email address.

16.	Will you make a list of shareholders entitled to vote at the 2021 Annual Meeting of Shareholders available?

A list of record holders entitled to vote at the Annual Meeting will be available from June 1, 2021 through the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m. (Eastern Time), at our principal executive offices (151 W. 42nd Street, New York, New York 10036). To make arrangements to view the list, please contact our Corporate Secretary by email at corporatesecretary@nasdaq.com. To access the list during the Annual Meeting, please visit www.virtualshareholdermeeting.com/NDAQ2021 and enter your 16-digit control number.

17.	How can I view or request copies of the Company’s corporate documents and SEC filings?

The Form 10-K, our Quarterly Reports on Form 10-Q, our current reports on Form 8-K and any amendments to those reports are available free of charge on the “Financials—SEC Filings” page of our Investor Relations website, which can be found at http://ir.nasdaq.com/financials/sec-filings. We will furnish, without charge, a copy of the Form 10-K, including the financial statements, to any shareholder upon request to the Nasdaq Investor Relations Department, Attention: Edward Ditmire, 151 W. 42nd Street, New York, New York 10036, in writing, or by email at investor.relations@nasdaq.com.

18.	How do I submit a proposal or director nomination for inclusion in the 2022 Proxy Statement?

Nasdaq shareholders who wish to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Proxy Statement for Nasdaq’s 2022 Annual Meeting must submit them on or before December 28, 2021 to the Corporate Secretary and must otherwise comply with the requirements of Rule 14a-8.

Our By-Laws include a proxy access provision that permits a shareholder, or a group of shareholders, owning at least 3% of our outstanding shares of common stock continuously for at least three years, to nominate and include in the proxy materials for an Annual Meeting director nominees constituting up to the greater of two individuals and 25% of the total number of directors then in office, provided that the shareholder(s) and nominee(s) satisfy the requirements specified in the By-Laws. Notice of director nominations submitted under these requirements must be received no earlier than November 28, 2021 and no later than December 28, 2021.

In addition, Nasdaq shareholders may recommend individuals for consideration by the Nominating & ESG Committee for nomination to the Nasdaq Board. Shareholders should submit such recommendations in writing, together with any supporting documentation the shareholder deems appropriate, to Nasdaq’s Corporate Secretary prior to January 31, 2022.

19. How do I submit other proposals or director nominations for presentation at the 2022 Annual Meeting?	How to Vote
Use any of the following methods and your 16-digit control number:

Our By-Laws also establish an advance notice procedure for other proposals or director nominations that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an Annual Meeting. Under these procedures, a shareholder must deliver a notice containing certain information, as set forth in the By-Laws, to Nasdaq’s Corporate Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the prior year’s meeting. Assuming the 2022 Annual Meeting is held according to this year’s schedule, the notice must be delivered on or prior to the close of business on March 17, 2022, but no earlier than the close of business on February 15, 2022. However, if Nasdaq holds its Annual Meeting on a date that is more than 30 days before or 70 days after such anniversary date, the notice must be delivered no earlier than the close of business on the 120th day prior to the date of the Annual Meeting nor later than the close of business on the later of (i) the 90th day prior to the date of the Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by Nasdaq.

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Annex

Annex A

Non-GAAP Financial Measures

In addition to disclosing results determined in accordance with U.S. GAAP, we also have provided non-GAAP net income attributable to Nasdaq and non-GAAP diluted EPS. Management uses this non-GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions. We believe our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparisons of our ongoing operating performance.

These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures. Investors should not rely on any single financial measure when evaluating our business. This non-GAAP information should be considered as supplemental in nature and is not meant as a substitute for our operating results in accordance with U.S. GAAP. We recommend investors review the U.S. GAAP financial measures included in this Proxy Statement, as well as the Form 10-K, including our consolidated financial statements and the notes thereto. When viewed in conjunction with our U.S. GAAP results and the accompanying reconciliation, we believe these non-GAAP measures provide greater transparency and a more complete understanding of factors affecting our business than U.S. GAAP measures alone.

We understand that analysts and investors regularly rely on non-GAAP financial measures, such as non-GAAP net income attributable to Nasdaq and non-GAAP diluted EPS, to assess operating performance. We use non-GAAP net income attributable to Nasdaq and non-GAAP diluted EPS because they highlight trends more clearly in our business that may not otherwise be apparent when relying solely on U.S. GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our ongoing operating performance. Non-GAAP net income attributable to Nasdaq for the periods presented below is calculated by adjusting for the following items:

Amortization expense of acquired intangible assets: We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations. As such, if intangible asset amortization is included in performance measures, it is more difficult to assess the day-to-day operating performance of the businesses, the relative operating performance of the businesses between periods, and the earnings power of Nasdaq. Performance measures excluding intangible asset amortization expense therefore provide investors with a useful representation of our businesses’ ongoing activity in each period.

Merger and strategic initiatives expense: We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years that have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third-party transaction costs. The frequency and the amount of such expenses vary significantly based on the size, timing, and complexity of the transaction. Accordingly, we exclude these costs for purposes of calculating non-GAAP measures which provide a more meaningful analysis of Nasdaq’s ongoing operating performance or comparisons in Nasdaq’s performance between periods.

Restructuring charges: We initiated the transition of certain technology platforms to advance our strategic opportunities as a technology and analytics provider and continue the re-alignment of certain business areas. See Note 20, “Restructuring Charges,” to the consolidated financial statements in the Form 10-K for further discussion of our 2019 restructuring plan.

We recommend investors review the U.S. GAAP financial measures included in this Proxy Statement, as well as the Form 10-K, including our consolidated financial statements and the notes thereto.

Charges associated with this plan represent a fundamental shift in our strategy and technology as well as executive re-alignment and will be excluded for purposes of calculating non-GAAP measures as they are not reflective of ongoing operating performance or comparisons in Nasdaq’s performance between periods.

Net income from unconsolidated investee: See “Equity Method Investments,” of Note 6, “Investments,” to the consolidated financial statements in the Form 10-K for further discussion. Our income on our investment in The Options Clearing Corporation, or OCC, may vary significantly compared to prior years due to the changes in the OCC’s capital management policy. Accordingly, we will exclude this income from current and prior periods for purposes of calculating non-GAAP measures which provide a more meaningful analysis of Nasdaq’s ongoing operating performance or comparisons in Nasdaq’s performance between periods.

Clearing default loss: In 2018, we recorded a $31 million charge related to a default of a Nasdaq Clearing commodities member that occurred in September 2018. See “Nasdaq Commodities Clearing Default,” of Note 15, “Clearing Operations,” to the consolidated financial statements in the Form 10-K for further discussion of the default.

Other significant items: We have excluded certain other charges or gains, including certain tax items, that are the result of other non-comparable events to measure operating performance. We believe the exclusion of such amounts allows management and investors to better understand the ongoing financial results of Nasdaq.

For 2020, other significant items primarily included:

•	a provision for notes receivable associated with the funding of technology development for the Consolidated Audit Trail;

•	a loss on extinguishment of debt;

•	charges associated with duplicative rent and impairment of leasehold assets related to our global headquarters move;

•	charitable donations made to the Nasdaq Foundation, COVID-19 response and relief efforts, and social justice charities; and

•	the reversal of a $6 million regulatory fine issued by the Swedish Financial Supervisory Authority, which is recorded in regulatory expense in the Consolidated Statements of Income.

For 2019, other significant items primarily included:

•	a provision for notes receivable associated with the funding of technology development for the Consolidated Audit Trail;

•	a loss on extinguishment of debt;

•	a net gain on a divestiture of a business, which represents our pre-tax net gain of $27 million on the sale of BWise; and

•	other items:

>	a tax reserve for certain prior year examinations; and

>	certain litigation costs which are recorded in professional and contract services expense in the Consolidated Statements of Income.

The above charges, with the exception of those noted differently above, are recorded in general, administrative, and other expense in our Consolidated Statements of Income.

For 2018, other significant items primarily included:

•	a net gain on divestiture of businesses which represents our pre-tax net gain of $33 million on the sale of the Public Relations Solutions and Digital Media Services businesses;

•	a gain on the sale of an investment security which represents our pre-tax gain of $118 million on the sale of our 5.0% ownership interest in LCH Group Holdings Limited; and

•	other items:

>	charges related to uncertain positions pertaining to sales and use tax and value added tax which are recorded in general, administrative and other expense in the Consolidated Statements of Income; and

>	certain litigation costs which are recorded in professional and contract services expense in the Consolidated Statements of Income.

Significant tax items:

The non-GAAP adjustment to the income tax provision included the tax impact of each non-GAAP adjustment and:

•	for 2020:

>	a tax benefit related to favorable audit settlements;

>	a release of tax reserves due to statute of limitations expiration, partially offset with an increase to certain tax reserves related to certain tax filings; and

>	a tax benefit on compensation-related deductions determined to be allowable.

•

for 2020, 2019 and 2018, excess tax benefits related to employee share-based compensation to reflect the recognition of the income tax effects of share-based awards when awards vest or are settled. This item is subject to volatility and will vary based on the timing of the vesting of employee share-based compensation arrangements and fluctuation in our stock price.

•

for 2019, a tax benefit primarily related to an adjustment to the 2018 federal and state tax returns and a tax benefit related to capital distributions from the OCC. See “Equity Method Investments,” of Note 6, “Investments,” to the consolidated financial statements in the Form 10-K for further discussion of our OCC investment.

•	for 2018:

>

a net $7 million increase to tax expense due to a remeasurement of unrecognized tax benefits (excluding the reversal of certain Swedish tax benefits discussed below) and the impact of state tax rate changes;

>

the impact of enacted U.S. tax legislation, which related to the Tax Cuts and Jobs Act that was enacted in December 2017. We recorded an increase to tax expense of $290 million and a reduction to deferred tax assets related to foreign currency translation as a result of the finalization of the provisional estimate related to this act; and

>	a reversal of certain Swedish tax benefits. See Note 17, “Income Taxes,” to the consolidated financial statements in the Form 10-K for further discussion.

Non-GAAP Financial Measures

	Year Ended December 31,

	2020	2019	2018

	(in millions, except share and per share amounts)

U.S. GAAP net income attributable to Nasdaq	$933	$774	$458

Non-GAAP adjustments:

Amortization expense of acquired intangible assets	103	101	109

Merger and strategic initiatives expense	33	30	21

Restructuring charges	48	39	—

Net income from unconsolidated investees	(70)	(82)	(16)

Clearing default loss	—	—	31

Provision for notes receivable	6	20	—

Extinguishment of debt	36	11	—

Net gain on divestiture of businesses	—	(27)	(33)

Gain on sale of investment security	—	—	(118)

Charitable donations	17	—	—

Other	8	17	17

Total non-GAAP adjustments	181	109	11

Adjustment to the income tax provision to reflect non-GAAP adjustments and other tax items	(77)	(43)	6

Excess tax benefits related to employee share-based compensation	(6)	(5)	(9)

Impact of enacted U.S. tax legislation	—	—	290

Reversal of certain Swedish tax benefits	—	—	41

Total non-GAAP tax adjustments	(83)	(48)	328

Total non-GAAP adjustments, net of tax	98	61	339

Non-GAAP net income attributable to Nasdaq	$1,031	$835	$797

Weighted-average common shares outstanding for diluted EPS	166,903,941	166,970,161	167,691,299

U.S. GAAP diluted EPS	$5.59	$4.63	$2.73

Total adjustments from non-GAAP net income	0.59	0.37	2.02

Non-GAAP diluted EPS	$6.18	$5.00	$4.75

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this Proxy Statement contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. These include, among others, statements relating to:

•	our strategic direction;

•	the integration of acquired businesses, including accounting decisions relating thereto;

•	the scope, nature or impact of acquisitions, divestitures, investments, joint ventures or other transactional activities;

•	the effective dates for, and expected benefits of, ongoing initiatives, including transactional activities and other strategic, restructuring, technology, de-leveraging and capital return initiatives;

•

the potential impact of the COVID-19 pandemic on our business, operations, results of operations, financial condition, workforce or the operations decisions of our customers, suppliers or business partners;

•	our products and services;

•	our corporate governance;

•	our shareholder engagement;

•	our corporate culture and human capital management policies, practices and initiatives;

•	our executive compensation program; and

•	our ESG programs and initiatives.

Forward-looking statements involve a number of risks, uncertainties, or other factors beyond Nasdaq’s control. These factors include, but are not limited to: Nasdaq’s ability to implement its strategic initiatives; economic, political and market conditions and fluctuations; government and industry regulation; and other factors detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on Nasdaq’s investor relations website at ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

References to Websites

Information contained on our website, or any website that is linked to or otherwise referenced herein, is not incorporated into, or a part of, this Proxy Statement.

Nasdaq

NASDAQ, INC. 151 W. 42ND ST. NEW YORK, NY 10036 ATTN: EDWARD DITMIRE SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NDAQ2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D50383-P52754 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NASDAQ, INC. The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1. 1. Election of 10 Directors 1a. Melissa M. Arnoldi 1b. Charlene T. Begley 1c. Steven D. Black 1d. Adena T. Friedman 1e. Essa Kazim 1f. Thomas A. Kloet 1g. John D. Rainey 1h. Michael R. Splinter 1i. Jacob Wallenberg 1j. Alfred W. Zollar For Against Abstain The Board of Directors recommends you vote FOR Proposal 2. 2. Advisory vote to approve the company’s executive compensation as presented in the proxy statement The Board of Directors recommends you vote FOR Proposal 3. 3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 The Board of Directors recommends you vote AGAINST Proposal 4. 4. A Shareholder Proposal entitled “Adopt a Mainstream Shareholder Right-Written Consent” NOTE: To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting. For Against Abstain For Against Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D50384-P52754 NASDAQ, INC. Annual Meeting of Shareholders June 15, 2021 at 9:00 AM, Eastern Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) John A. Zecca and Erika Moore, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Nasdaq, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/NDAQ2021, at 9:00 AM, Eastern Time on June 15, 2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. CONTINUED AND TO BE SIGNED ON REVERSE SIDE